Exhibit 96.1



SOUND MINING

TECHNICAL REPORT SUMMARY

FAR WEST GOLD RECOVERIES (PROPRIETARY) LIMITED

Prepared for:
Far West Gold Recoveries
(Proprietary) Limited
Cycad House, Building 17
Constantia Office Park
Cnr 14th Avenue and
Hendrik Potgieter Road
Weltevredenpark, 1709

Document No.: PR/SMI/1330/23
Effective date: 30 June 2023
Document date: 30 October 2023

MINERAL INDUSTRY ADVISORY

Sound Mining International Limited
Directorate: Vaughn Glenn Duke, Jonathan Karsten
Sound Mining House, 2A Fifth Avenue, Rivonia 2128, South Africa | Tel: +23 (0) 11 234 7152 | Reg no: 2007/020184/07

soundmining.co.za

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 2 Table of Contents 1. Executive Summary ............................................................................................................................................................. 7 1.1. Introduction ............................................................................................................................................................ 7 1.2. History .................................................................................................................................................................. 10 1.3. Geological Setting ................................................................................................................................................ 11 1.4. Exploration ........................................................................................................................................................... 14 1.5. Metallurgical Testing ............................................................................................................................................ 15 1.6. Mineral Resource Estimation ............................................................................................................................... 15 1.7. Mineral Reserve Estimates .................................................................................................................................. 16 1.8. Mine Design and Mine Plan ................................................................................................................................. 16 1.9. Process and Recovery Methods........................................................................................................................... 18 1.10. Infrastructure ........................................................................................................................................................ 19 1.11. Market Studies ..................................................................................................................................................... 21 1.12. Environmental Permitting and Liability ................................................................................................................. 21 1.13. Capital Expenditure and Operating Costs ............................................................................................................ 22 1.14. Economic Assessment ......................................................................................................................................... 23 1.15. Concluding Comments ......................................................................................................................................... 26 2. Introduction ........................................................................................................................................................................ 28 2.1. Corporate Structure and Compliance ................................................................................................................... 28 2.2. Purpose and Terms of Reference ........................................................................................................................ 29 2.3. Qualified Persons Declaration and Qualifications ................................................................................................ 29 2.4. Units, Currencies and Survey Coordinate System ............................................................................................... 30 2.5. Political and Economic Climate ............................................................................................................................ 31 2.6. Minerals Industry .................................................................................................................................................. 31 3. Property Description .......................................................................................................................................................... 32 3.1. Property Location ................................................................................................................................................. 32 3.2. Legal Tenure and Permitting ................................................................................................................................ 33 3.3. Material Agreements, Access and Surface Rights ............................................................................................... 33 3.3.1. Exchange Agreement ........................................................................................................................... 33 3.3.2. Use and Access Agreement ................................................................................................................. 34 3.4. Permitting ............................................................................................................................................................. 34 3.4.1. Driefontein Operational Area ................................................................................................................ 35 3.4.2. Kloof Operational Area ......................................................................................................................... 35 3.5. Driefontein Environmental Authorization Transfer ................................................................................................ 36 3.6. Water Use Licenses ............................................................................................................................................. 36 3.7. Other Permitting Requirements ............................................................................................................................ 36 3.8. Royalties .............................................................................................................................................................. 37 3.9. Liabilities .............................................................................................................................................................. 37 3.10. Concluding Comments ......................................................................................................................................... 37 4. Accessibility, Climate, Local Resources, Infrastructure and Physiography ........................................................................ 38 5. History................................................................................................................................................................................ 42 6. Geological Setting, Mineralization and Deposit .................................................................................................................. 44 6.1. Regional Setting, Mineralization and Deposit ....................................................................................................... 44 6.2. Local Geological Setting, Deposit and Mineralization ........................................................................................... 46 6.3. Property Geology, Deposit and Mineralization ..................................................................................................... 48 7. Exploration ......................................................................................................................................................................... 50 7.1. Methods and Databases ...................................................................................................................................... 50 7.2. Geophysical Characterization .............................................................................................................................. 50 7.3. Geo-hydrological Characterization ....................................................................................................................... 50 7.4. Geotechnical Characterization ............................................................................................................................. 50 7.5. LIDAR and Surveying ........................................................................................................................................... 50 7.6. Drilling .................................................................................................................................................................. 51 7.7. Exploration Budget ............................................................................................................................................... 51 8. Sample Preparation, Analysis and Security ....................................................................................................................... 52 8.1. Sampling Method ................................................................................................................................................. 52

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 3 8.2. Sample Security ................................................................................................................................................... 52 8.3. Analytical Laboratories ......................................................................................................................................... 52 8.4. Analytical Procedures ........................................................................................................................................... 53 8.5. Quality Assurance and Quality Control (QA/QC) .................................................................................................. 53 8.6. Bulk Density ......................................................................................................................................................... 53 8.7. Concluding Comments ......................................................................................................................................... 54 9. Data Verification ................................................................................................................................................................ 55 9.1. Independent Verification ....................................................................................................................................... 55 9.2. Concluding Comments ......................................................................................................................................... 55 10. Mineral Processing and Metallurgical Testing .................................................................................................................... 56 10.1. Metallurgical Test Work ........................................................................................................................................ 56 10.2. Concluding Comments ......................................................................................................................................... 57 11. Mineral Resource Estimates .............................................................................................................................................. 58 11.1. Geological Models and Interpretation ................................................................................................................... 58 11.2. Estimation Methodology ....................................................................................................................................... 58 11.3. Mineral Resource Classification ........................................................................................................................... 59 11.4. Mineral Resource Verification .............................................................................................................................. 60 11.5. Cross-sections and Grade Distribution ................................................................................................................. 61 11.6. Reasonable and Realistic Prospects for Economic Extraction ............................................................................. 68 11.7. Mineral Resource Estimation ............................................................................................................................... 68 11.8. Additional Mineral Resources ............................................................................................................................... 69 11.9. Concluding Comments ......................................................................................................................................... 69 12. Mineral Reserve Estimates ................................................................................................................................................ 70 12.1. Risk to the Mineral Reserve Estimate .................................................................................................................. 71 13. Mining Method ................................................................................................................................................................... 73 13.1. Mining Plan and Layout ........................................................................................................................................ 75 13.2. Modifying Factors and Mining Schedule ............................................................................................................... 76 13.3. Cut-off Grade ....................................................................................................................................................... 77 13.4. Mining Contractor ................................................................................................................................................. 78 13.5. Concluding Comments ......................................................................................................................................... 78 14. Process and Recovery Methods ........................................................................................................................................ 79 14.1. Existing DP2 Processing Facility .......................................................................................................................... 79 14.2. Planned Expansion of DP2 .................................................................................................................................. 80 14.3. Concluding Comments ......................................................................................................................................... 82 15. Infrastructure ...................................................................................................................................................................... 83 15.1. Regional Tailings Storage Facility ........................................................................................................................ 83 15.1.1. The RTSF Design ................................................................................................................................. 84 15.1.2. Geotechnical, Hydrological and Geohydrological Considerations ........................................................ 89 15.1.3. Concluding Comments ......................................................................................................................... 90 15.2. Technical Studies - Water .................................................................................................................................... 91 15.2.1. Concluding Comments ......................................................................................................................... 93 15.3. Technical Studies - Power .................................................................................................................................... 93 15.3.1. Concluding Comment ........................................................................................................................... 94 15.4. Technical Studies - Pipelines and Pumping ......................................................................................................... 94 15.4.1. Concluding Comments ......................................................................................................................... 95 16. Gold Market ....................................................................................................................................................................... 96 16.1. Gold Price Trends ................................................................................................................................................ 96 16.2. Exchange Rate Forecast ...................................................................................................................................... 97 16.3. Global Demand .................................................................................................................................................... 98 16.4. Global Supply ....................................................................................................................................................... 98 16.5. Concluding Comments ......................................................................................................................................... 99 17. Environmental Studies, Permitting, or Agreements with Local Individuals or Groups ...................................................... 100 17.1. Permitting Status ................................................................................................................................................ 100 17.1.1. The National Environmental Management Act (NEMA) ...................................................................... 100 17.1.2. National Environmental Waste Management Act (NEM:WA) ............................................................. 101

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 4 17.1.3. National Water Act (NWA) .................................................................................................................. 101 17.2. Environmental Considerations ........................................................................................................................... 101 17.3. Social and Political Considerations .................................................................................................................... 102 17.3.1. Discussions with Local Individuals or Groups ..................................................................................... 103 17.4. Environmental Closure Liability Estimate ........................................................................................................... 103 17.4.1. Basis of the Closure Liability Estimate ................................................................................................ 104 17.4.2. Quantum of the Closure Liability ......................................................................................................... 104 17.5. Concluding Comments ....................................................................................................................................... 105 18. Capital and Operating Costs ............................................................................................................................................ 106 18.1. Capital Expenditure ............................................................................................................................................ 106 18.2. Operating Costs ................................................................................................................................................. 107 18.2.1. Concluding Comments ....................................................................................................................... 108 19. Economic Assessment..................................................................................................................................................... 109 19.1. Revenue Forecast .............................................................................................................................................. 109 19.2. Cashflows ........................................................................................................................................................... 110 19.3. Sensitivities ........................................................................................................................................................ 111 19.4. Concluding Comments ....................................................................................................................................... 112 20. Adjacent Properties ......................................................................................................................................................... 112 21. Other Relevant Data and Information .............................................................................................................................. 113 21.1. South African Minerals Policy and Legislative Framework ................................................................................. 113 21.2. South African Legislative Framework ................................................................................................................. 114 22. Interpretations and Conclusions ...................................................................................................................................... 117 23. Recommendations ........................................................................................................................................................... 117 24. References ...................................................................................................................................................................... 118 25. Reliance on Information Provided by the Registrant ........................................................................................................ 126 26. Qualified Persons Disclosure Consent ............................................................................................................................ 127 List of Figures Figure 1: DRDGOLD Corporate Structure .................................................................................................................................. 28 Figure 2: Location of the FWGR Operations ............................................................................................................................... 32 Figure 3: FWGR Operations ....................................................................................................................................................... 33 Figure 4: Sibanye Gold’s Mining Rights ...................................................................................................................................... 35 Figure 5: Topography of Southern Africa .................................................................................................................................... 38 Figure 6: Topography Map of FWGR .......................................................................................................................................... 39 Figure 7: Climate and Rainfall of South Africa ............................................................................................................................ 40 Figure 8: Vegetation of South Africa ........................................................................................................................................... 41 Figure 9: Regional Geological Setting of the Witwatersrand Supergroup ................................................................................... 45 Figure 10: Geology of the Witwatersrand Basin .......................................................................................................................... 46 Figure 11: Witwatersrand Supergroup Stratigraphic Section ...................................................................................................... 47 Figure 12: Property Geology ....................................................................................................................................................... 49 Figure 13: Cross-sections and Grade Distribution - Driefontein 5 TSF ....................................................................................... 62 Figure 14: Cross-sections and Grade Distribution - Driefontein 3 TSF ....................................................................................... 63 Figure 15: Cross-sections and Grade Distribution - Kloof 1 TSF ................................................................................................ 64 Figure 16: Cross-sections and Grade Distribution - Libanon TSF ............................................................................................... 65 Figure 17: Cross-sections and Grade Distribution - Venterspost North TSF............................................................................... 66 Figure 18: Cross-sections and Grade Distributions - Venterspost South TSF ............................................................................ 67 Figure 19: Mining Methodology ................................................................................................................................................... 74 Figure 20: Mining Widths ............................................................................................................................................................ 74 Figure 21: Mining Sequencing .................................................................................................................................................... 76

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 5 Figure 22: DP2 Revised Block Plan ............................................................................................................................................ 81 Figure 23: Driefontein 4 TSF Location and Infrastructure ........................................................................................................... 83 Figure 24: RTSF Layout.............................................................................................................................................................. 85 Figure 25: Drainage System Layout ........................................................................................................................................... 87 Figure 26: Water Management Infrastructure ............................................................................................................................. 88 Figure 27: Monitoring Boreholes ................................................................................................................................................. 89 Figure 28: TSF Location, Make-up Water Shafts, Processing Plants and Pipeline Layouts ....................................................... 92 List of Tables Table 1: Personal Inspection ...................................................................................................................................................... 30 Table 2: Historical Development of FWGR ................................................................................................................................. 43 Table 3: Dry Densities used by Other Re-treatment Companies for the Witwatersrand Operations ........................................... 54 Table 4: Full Diagnostic Leach Results on Un-milled Feed Samples .......................................................................................... 56 Table 5: Driefontein 5 TSF Feed Sample Assay by Size ............................................................................................................ 56 Table 6: Driefontein 3 TSF Feed Sample Assay by Size ............................................................................................................ 57 Table 7: Summary of Process Recovery Potential ...................................................................................................................... 57 Table 8: Data Interrogated per TSF ............................................................................................................................................ 60 Table 9: Variogram Parameters .................................................................................................................................................. 60 Table 10: In Situ Mineral Resource Estimate for FWGR as at 30 June 2023 ............................................................................. 68 Table 11: S-K 1300 Compliant Mineral Reserve Estimate as at 30 June 2023........................................................................... 70 Table 12: Scheduled RoM Production ........................................................................................................................................ 76 Table 13: Calculated Cut-off Grades .......................................................................................................................................... 78 Table 14: Mining Equipment Planned for each TSF ................................................................................................................... 78 Table 15: 2015 and 2023 Design Comparison ............................................................................................................................ 84 Table 16: Underground Water Sources ...................................................................................................................................... 92 Table 17: Power Requirements for FWGR Operations ............................................................................................................... 93 Table 18: Eskom Points of Delivery ............................................................................................................................................ 93 Table 19: Existing Pipeline and Pumping Infrastructure ............................................................................................................. 94 Table 20: Phase 2 Pipeline and Pumping Infrastructure ............................................................................................................. 95 Table 21: Above Ground Gold Stocks in 2022 ............................................................................................................................ 96 Table 22: Long-term Consensus Forecasts in Nominal Terms ................................................................................................... 97 Table 23: Global Gold Production ............................................................................................................................................... 99 Table 24: Environmental Legislation and the Status for the Driefontein Mining Area ............................................................... 100 Table 25: Activities for Phase 2 Requiring a Waste Management License (WML) ................................................................... 101 Table 26: Current Closure Cost Estimates for FWGR .............................................................................................................. 104 Table 27: Closure Cost Estimates from Kloof EIA and Guaranteed through Guardrisk ............................................................ 105 Table 28: Summary of Capital Expenditure .............................................................................................................................. 106 Table 29: Unit Operating Cost over LoM................................................................................................................................... 107 Table 30: Inputs to the DCF Model ........................................................................................................................................... 109 Table 31: Sensitivity of Post-tax NPV10.96 ................................................................................................................................. 111 Table 32: Sensitivity of Gold Price ............................................................................................................................................ 111 Table 33: Sensitivity of the Discount Rate ................................................................................................................................ 112 Table 34: TRS Data and Information Sources .......................................................................................................................... 118

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 6 Table 35: Glossary and Abbreviations ...................................................................................................................................... 119 Table 36: Qualified Person’s Area of Responsibility and Disclosure Consent .......................................................................... 127 List of Graphs Graph 1: LoM Production Forecast ............................................................................................................................................. 77 Graph 2: Potential LoM Production Forecast .............................................................................................................................. 77 Graph 3: Actual Production through DP2 from FY2020 to FY2023 ............................................................................................. 79 Graph 4: DP2 Recovery versus Forecast Recovery from FY2020 to FY2023 ............................................................................ 80 Graph 5: Gold Price Historical Trendline..................................................................................................................................... 96 Graph 6: Exchange Rate Historical Trendline ............................................................................................................................. 97 Graph 7: Global Gold Demand from 2013 to 2022 ..................................................................................................................... 98 Graph 8: Global Gold Supply from 2013 to 2022 ........................................................................................................................ 98 Graph 9: Capital Expenditure Forecast ..................................................................................................................................... 107 Graph 10: Operating Cost Forecast .......................................................................................................................................... 108 Graph 11: Gold Sales Forecast ................................................................................................................................................ 110 Graph 12: Post-tax Discounted Cashflows ............................................................................................................................... 110 Graph 13: Sensitivity to Expected Revenue and Costs ............................................................................................................ 111 List of Photographs Photograph 1: Monitor Gun ......................................................................................................................................................... 73 Photograph 2: Monitor Gun in Operation .................................................................................................................................... 75 List of Appendices Appendix A: Summary of the DCF Model ................................................................................................................................. 128

1. EXECUTIVE SUMMARY

1.1. Introduction

DRDGOLD Limited (DRDGOLD), which has a primary listing on the Johannesburg Stock Exchange (JSE) and a secondary listing on the New York Stock Exchange (NYSE), is an established gold tailings retreatment company located in Johannesburg, South Africa. DRDGOLD's majority owner is Sibanye Gold (Proprietary) Limited (Sibanye Gold) who holds a 50.1% share, while public ownership accounts for 49.3% and non-public ownership 0.6%. The company's business is to profitably reclaim gold from surface Tailings Storage Facilities (TSFs) and its operations are arranged into two wholly owned entities covering their East Rand (east of Johannesburg) and far West Rand (far west of Johannesburg) businesses. The East Rand operations are run by Ergo Mining (Proprietary) Limited (Ergo) and the West Rand operations by Far West Gold Recoveries (Proprietary) Limited (FWGR).

FWGR currently owns six TSFs on the West Rand between Roodepoort and Carletonville, approximately 70km south west of Johannesburg (Figure A). There are four additional TSFs which are to be transferred from Sibanye Gold to FWGR once Sibanye Gold no longer require these facilities for their operations (Available TSFs). Numerous other TSFs are potentially available in the area for future reclamation (Target TSFs).

Figure A: Location of the FWGR Operations


FWGR
Zimbabwe
Botswana
Mozambique
Polokwane
Mokopane
Gaborone
Pretoria
Maputo
Johannesburg
Eswatini
Namibia
South Africa
Upington
Kimberley
Bloemfontein
Richards Bay
Springbok
Lesotho
Durban
Beaufort West
East London
Cape Town
Mossel Bay
George
Gqeberha
20°00'E
25°00'E
30°00'E
25°00'S
30°00'S
Town
Main Road
Provincial Boundary
National Boundary
300km
N

Source: Sound Mining, 2022

Far West Gold Recoveries (Proprietary) Limited
Document No: PR/SMI/1330/23

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This Technical Report Summary (TRS) was prepared by Sound Mining International SA (Proprietary) Limited (Sound Mining) for DRDGOLD as the registrant. It was compiled by qualified persons (QPs) in-line with the Securities Exchange Commission (SEC) requirements, Regulation S-K 1300. It presents the Mineral Resources and Mineral Reserves of FWGR as at 30 June 2023.

The QPs have relied on information provided by FWGR with respect to legal matters (Item 3), the gold price (Item 16.1), environmental or social and labor planning aspects (Item 17) and economic assumptions (Item 19).

The QPs Mrs Diana van Buren (Mineral Resources), Mr Vaughn Duke (Mineral Reserves) and Mr Keith Raine (Environmental, Social and Governance) have reviewed the exploration data base; the geological block models; the processing plant design and costing; mine plans, production scheduling, infrastructure; legal tenure, permitting, environmental and social compliance status and the latest assessment of the environmental rehabilitation liabilities required for eventual closure of the operation.

The information was used to substantiate the confidence in the Mineral Resource and Mineral Reserve estimates and then incorporated into a Discounted Cashflow (DCF) Model for an economic assessment of the viability of the Mineral Reserves.

The assets held by FWGR were acquired from Sibanye Gold, a subsidiary of Sibanye-Stillwater Limited (Sibanye-Stillwater), in an exchange transaction which was concluded during July 2018 in which the common law ownership of the TSFs containing the Mineral Resources and Mineral Reserves were acquired.

FWGR conducts its activities inter alia in accordance with its Refining License, Integrated Environmental Approvals and the provisions of the Mine Health and Safety Act and associated regulations. A Use and Access Agreement with Sibanye Gold articulates the various rights, permits and licenses held by Sibanye Gold in terms of which FWGR operates, pending the transfer to FWGR of those that are transferable. The FWGR operations are comprised of a variety of assets (Table A), including a processing plant and land for the development of a Regional Tailings Storage Facility (RTSF) for long-term sustainability.

Table A: FWGR Assets

Asset Type	Asset	Location
TSFs	Driefontein 3	Driefontein Mining Right area
	Driefontein 5	
	Kloof 1	Kloof Mining Right area
	Libanon	
	Venterspost North	
	Venterspost South	
Depositional TSF	Driefontein 4	North-east of Driefontein Mining Right area
Operating Surface Gold Processing Plants	DP2	Located on: Farm Blyvooruitzicht 116IQ Portion (Ptn) 6; and Farm Driefontein 113IQ Remainder (Re) of Ptn 1
	Pilot plant	Located at: Driefontein 1 processing plant
Land	Land for the RTSF	Located on: Farm Cardoville 647IQ; Ptn 7 and Ptn 18 Wildebeestkuil 360 IQ Re Ptn 6 Farm Cardoville 364 IQ; Ptn 8 of Ptn 6 of Farm Cardoville 364IQ; Ptn 13 of Ptn1 of Farm Cardoville 364 IQ; Ptn 50 Farm Kalbasfontein 365IQ; Re Ptn 3 Farm Cardoville 364 IQ; Re Ptn 5 of Ptn 3 Farm Cardoville 364IQ; and Ptn 11 Farm Cardoville 364IQ
	Land for a Central Processing Plant (CPP) which provides strategic optionality	Located after subdivision of: Farm Rietfontein 347IQ Ptn 35 and Ptn 73
Access Rights	Access to water from the Driefontein 10 shaft and Kloof 10 shaft, for the purposes of hydraulic mining	Located within the Driefontein and Kloof Mining Right areas
	Installation, supply, distribution and maintenance of power supply	
	Pilot gold plant	Located at Driefontein 1 processing plant

Source: FWGR, 2023

Far West Gold Recoveries (Proprietary) Limited
Document No: PR/SMI/1330/23

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A review of the environmental permitting concluded that the necessary permitting requirements are in place or are being proactively addressed. Sufficient provision is included to address the rehabilitation liabilities associated with the above assets. The QPs are satisfied that FWGR has the legal right to reclaim and process the TSFs forming part of the operation. These are classified as moveable assets and so there is no immediate requirement to transfer any part of the mining rights from Sibanye Gold. The operations are not subject to royalty payments.

The initial phase of FWGR's long-term growth strategy is now complete. It included upgrading the Driefontein Plant 2 (DP2) to process tailings material through the hydraulic-mining of Driefontein 5 TSF at approximately 500ktpm. Phase 2 will begin with the expansion of DP2 to a processing capacity of 1.2Mtpm. New arisings (i.e., retreated tailings) from DP2 are being deposited onto the Driefontein 4 TSF (0.5Mtpm), which is due to reach capacity towards the middle of calendar year 2026 whereafter the depositional rate would have to decrease materially and the planned new RTSF will take over these depositional duties. Supporting pipelines will link this infrastructure to additional TSFs that have been identified as potentially available for reclamation to extend the life of the operation beyond the current Mineral Reserves.

The construction of a significantly larger CPP has been considered as a strategic option to facilitate growth beyond the throughput of 1.2Mtpm called for in the Life-of-Mine (LoM) plan. A large RTSF has been designed to accommodate such strategic growth over the longer term and the LoM plan anticipates that this facility will be commissioned in 2026.

The operation's infrastructure and current TSFs lie across two mining rights which stretch from Westonaria to Carletonville (Figure B).

Figure B: FWGR Operations



FWGR Operations
Pretoria
Johannesburg
Welkom
Bloemfontein
Durban
Krugersdorp
Roodepoort
Millsite Complex
Randfontein
2L24 TSF
Cooke TSF
Soweto
Venterspost North TSF
Venterspost South TSF
Driefontein 1 TSF
Driefontein 4 TSF
Westonaria
Libanon TSF
Lenasia
Carletonville
Driefontein 2 TSF
Cooke 4 South TSF
Driefontein 3 TSF
Driefontein 5 TSF
DP2
Kloof 1 TSF
Kloof 2 TSF
DRIEFONTEIN MINING RIGHT
Leeudoorn TSF
Fochville
KLOOF MINING RIGHT
RTSF
Evaton
26°15'S
26°30'S
27°30'E
27°45'E
Kloof Mining Rights
Driefontein Mining Rights
Built-up Area
Owned TSF
Depositional TSF
Available TSF
Target TSF
Surface Plants
Shafts
Railway Line
National Route
10km
N
SOUND MINING

Source: Sound Mining, 2022

Far West Gold Recoveries (Proprietary) Limited
Document No: PR/SMI/1330/23

9

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 10 The TSFs are located at elevations between 1,570mamsl and 1,720mamsl in an area that is typical of a mature landscape with gentle rolling undulations and shallow sided river valleys. The area enjoys warm to hot, moist summers and cool dry winters with an average ambient temperature of 20°C. The operation experiences some 571mm of rain each year, with most of it occurring during summer in the form of thunderstorms. Most of the area comprises disturbed grazing land and minor crop production. The area is well serviced with schools, medical facilities, a rail network, power, water and other supporting infrastructure. Both tarred and gravel roads are used to commute between farms and mines, as well as to and from urban centers. 1.2. History Gold and uranium mining operations commenced in the late 1800s in the Witwatersrand Basin goldfields of South Africa, and have resulted in the accumulation of substantial amounts of surface tailings and other mine residues. The possible re-treatment of TSFs in the West Rand area has a long and complex history with Gold Fields Limited (Gold Fields), Rand Uranium Limited (Rand Uranium), Harmony Gold Mining Company Limited (Harmony), Gold One International Limited (Gold One) and Sibanye Gold completing a number of parallel, independent studies relating to the retreatment of these TSFs. There is an approximate fifteen-year history of metallurgical test work and process design which has been undertaken for a variety of combinations of assets and products recovered. Whilst these historical studies were for specific combinations of assets, they are not all relevant to FWGR in its current form. Prior to 2009, Gold Fields embarked on a project known as the West Wits Project (WWP) aimed at retreating several TSFs on its four mining complexes: Kloof, Driefontein, Venterspost and South Deep to recover gold, uranium and sulfur and storing the tailings on a new Central Tailings Storage Facility (CTSF). Similarly, Rand Uranium had embarked on the Cooke Uranium Project (CUP), which endeavored to treat the Cooke TSF for gold, uranium and sulfur. The two independent projects had similar operational and environmental mandates, within a 25km radius of each other. In 2009, Gold Fields and Rand Uranium evaluated the potential synergy of an integrated retreatment plan for TSFs located within the South Deep, Cooke, Kloof, Driefontein and Venterspost mining complexes. In 2012, Gold One acquired Rand Uranium and in the same year acquired the Ezulwini Mining Company (Proprietary) Limited (Ezulwini). During the same year Gold One, revived the tailings retreatment project and Gold Fields entered into a joint venture (JV) partnership with Gold One to investigate the economic viability of concurrently reprocessing current arisings and historical tailings from a number of sites situated in the greater West Rand area. A scoping study was concluded in 2012. In early 2013, Gold Fields unbundled its Kloof and Driefontein Complex and Beatrix gold mines in the Free State Province to create a separate entity in Sibanye Gold and listed Sibanye Gold as a fully independent company on both the JSE and the NYSE stock exchanges. Subsequently, in October 2013, Sibanye Gold Limited purchased the interest held by Gold One in Rand Uranium and Ezulwini. The Gold One assets which became part of Sibanye Gold included the Cooke operations (underground mining and surface reclamation operations) for gold and uranium production. This transaction gave Sibanye Gold control of a substantial portion of the surface Mineral Resources in the region. A Preliminary Feasibility Study (PFS) was completed in 2013 and confirmed that there was a significant opportunity to extract value from the surface Mineral Resources. Subsequently, a number of Definitive Feasibility Studies (DFSs) have been completed on various combinations of TSFs. Sibanye Gold’s TSF reclamation assets were housed in a special purpose vehicle (SPV) called West Rand Tailings Retreatment Project (WRTRP). In 2018, Sibanye Gold traded its Special Purpose Vehicle (SPV) for an equity share in DRDGOLD. DRDGOLD renamed the SPV, FWGR which wholly owns the tailings retreatment project. In mid-2018, FWGR initiated Phase 1 of a phased approach to its growing reclamation operations.

1.3. Geological Setting

The assets of FWGR are derived from the West Rand Goldfield of the gold-bearing, late Archaean (2.7Ga to 3.2Ga), Witwatersrand Supergroup (Witwatersrand Basin). The Witwatersrand Basin is a roughly oval-shaped sedimentary basin, filled with approximately 14,000m of sedimentary and subordinate volcanic units, of which only small portions outcrop to the south and west of Johannesburg (Figure C).

Figure C: Regional Geological Setting of the Witwatersrand Supergroup



Limpopo Belt
Giyani
Polokwane
Murchison
PIETERSBURG BLOCK
BOTSWANA
Thabazimbi-Murchison Lineament
MOZAMBIQUE
Kraaipan
Johannesburg
FWGR Operations
Barberton
ESWATINI
1.9Ga Kheis Belt
Amalia
KIMBERLEY BLOCK
WITWATERSRAND BLOCK
SOUTH AFRICA
2.8Ga Colesburg Lineament
LESOTHO
1.0Ga Namaqua-Natal Belt
22°E
24°E
26°E
28°E
30°E
32°E
24°S
26°S
28°S
30°S
<2.6Ga Cover
Ventersdorp Supergroup
Pongola Supergroup
Central Rand Group
West Rand Group
>2.8Ga Granitoid
>2.8Ga Greenstone
Belts
Lineaments
National Borders
0km
300km
N
SOUND MINING

Source: Sound Mining, 2022

The basin hosts vast auriferous and uraniferous deposits which have been grouped into geographically distinct sub-basins or goldfields, which are separated by stratigraphy where no economic mineralization has been discovered (Figure D).

Far West Gold Recoveries (Proprietary) Limited
Document No: PR/SMI/1330/23

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Figure D: Local Geological Setting


Witwatersrand Basin
Johannesburg
Pretoria
Central Rand Goldfield
Johannesburg
Bank Fault
Carletonville
West Rand Fault
West Rand Goldfields
Carletonville Goldfield
East Rand Goldfield
Evander Goldfield
Potchefstroom
Balfour
Klerksdorp
Klerksdorp Goldfield
Vredefort
Kroonstad
Welkom
Welkom Goldfield
Bethlehem
Harrismith
Bloemfontein
26°00'E
27°00'E
28°00'E
29°00'E
26°00'S
27°00'S
28°00'S
Witwatersrand Supergroup
Exposed
Covered
Central Rand Group
Exposed
Covered
West Rand Group
Dominion Group
Exposed
Covered
Granitoid Basement
Goldfields
Major Faults
National Roads
50km
N
SOUND MINING

Source: Sound Mining, 2022

Recent studies consider the deposition in the Witwatersrand sediments to have taken place along the interface between a fluvial system and a major body of still water or an inland sea. Specifically, this body of water is considered to be a retro-arc-foreland basin which formed in response to crustal thickening on the northern edge of the Kaapvaal Craton, during a collision with the Zimbabwe Craton to the north.

The varying stratigraphic position of the narrow, 0.1m to 2.0m thick quartz-pebble conglomerate reefs are interpreted to represent major, diachronous, entry points of coarse-grained sediment into the basin. Complex patterns of syn-depositional faulting and folding have caused significant variations in sediment thickness and sub-vertical to over-folded reef structures are characteristic of the basin margins. Later faulting and folding of the sequence determined which parts of the Witwatersrand Basin remained buried, as well as the depth extent of mineable horizons, relative to the present-day surface.

The FWGR assets (Figure E) are derived from the Driefontein, Kloof, Libanon and Venterspost mining operations located in the West Rand Goldfield, on the north-western rim of the Witwatersrand Basin.

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Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 13 Figure E: Property Geology Source: Sound Mining, 2022

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 14 These operations exploit three primary reefs, namely the Ventersdorp Contact Reef (VCR) located at the top of the Central Rand Group, the Carbon Leader Reef (CLR) near the base of the Central Rand Group and the Middelvlei Reef (MR), which stratigraphically occurs 50m to 75m above the Carbon Leader. Additional minor reefs including the Kloof, Elsburg, Kimberley and Libanon Reefs are exploited at some operations. The TSFs to be reclaimed are located in the Western Witwatersrand Basin, within the West Rand and Carletonville goldfields. The TSFs contain the processed waste from the mining of auriferous and uraniferous ores from Driefontein, Kloof, Libanon and Venterspost underground mining operations. The mining operations have targeted different reefs and as a result the TSFs have developed from the following: • the Driefontein TSFs comprise primarily processed VCR, CLR and MR; • the Kloof TSFs comprise primarily processed VCR, MR and to a lesser extent the Kloof Reef; • the Venterspost TSFs comprise primarily processed MR and VCR; and • the Libanon TSFs comprises material from the VCR, Libanon Reef, Kloof Reef and MR. The composition of a TSF depends on the geochemical make-up of the material being mined and the chemicals used in the mining and extraction process. In addition to the internal structure, the TSF reflects the mining strategy and depositional methodologies employed at each operation. Variations in the density of tailings material is a critical factor in the accurate estimation of quantities as these factors can result in a considerable variation in gold content and distribution throughout a TSF where such variation has an impact on final recoveries and projected revenues for the operation. In addition, secondary processes such as metal re-mobilization, erosion, weathering, leaching and acid mine drainage can further affect the geochemical characteristics of a TSF. These processes tend to progress faster in a TSF compared to a primary ore body as weathering, erosion and oxidation are accelerated by the fine particle size of the material. Gold can undergo mobilization within the TSF with time and hence may exhibit areas of re-concentration and even be present in the sub-structure soil. Although exceptions occur, the TSFs generally show an increase in grade towards the base of the TSF. 1.4. Exploration The extent, morphology and structure of a TSF is relatively simplistic compared to conventional mineral deposits, and so the exploration programs were also simple, comprising: • surveying to determine physical dimensions and volumes; • auger drilling programs to permit sampling for gold content and mapping of the gold distribution; • metallurgical and flow sheet development test work; and • tailings toxicity tests and specific gravity determination. The QPs have concluded that the drilling programs were suitable for the type of deposits and that the drilling and sampling techniques were of a high standard, with sample contamination and losses kept to a minimum. The drilling and sampling programs were conducted to industry standards and the results are considered reliable and suitable for incorporation into a Mineral Resource estimate. The analytical laboratories used in the exploration program are all International Organization for Standardization (ISO) certified for gold analysis and all of them follow best practice principles of quality management. The Quality Assurance and Quality Control (QA/QC) of the field and laboratory verification procedures were independently audited and are considered appropriate. Full length samples were taken and are considered representative of the disseminated mineralization which has no orientation or structural control other than grade variations due to deposition variations and secondary remobilization of the gold. This gold distribution within the TSFs is adequately understood from the geological modelling.

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 15 The Driefontein TSFs, Venterspost TSFs and Libanon TSF are located on Malmani Subgroup dolomites (Figure D) with the remainder located on non-dolomitic argillaceous and arenaceous sediments of the Timeball Hill and Hekpoort Formations. An independent density study by Geostrada concluded that the basement lithology does not significantly impact the density of the tailings material. A bulk density of 1.42g/cm3 is applied to the TSF assets. It is based on substantial empirical evidence and considered reliable. The use of a dry density in the estimation of an in situ Mineral Resource is standard best practice and the dry density value has been applied to the Mineral Resource estimate. 1.5. Metallurgical Testing Test work has been performed on Driefontein 5 TSF, Driefontein 3 TSF, Libanon TSF, Kloof 1 TSF and Venterspost North TSF. Less test work has been performed on the Venterspost South TSF. The metallurgical data that was originally available for the Driefontein 5 TSF was subsequently supported by the results of full-scale processing at DP2 during Phase 1. Based on the test work, the QPs are comfortable that the following processing recoveries are achievable for the respective TSFs (Table B). Table B: Summary of Process Recovery Potential TSF Recovery Process (%) Driefontein 5 49.5% Driefontein 3 56.6% Kloof 1 50.5% Libanon 47.2% Venterspost North 54.7% Venterspost South 62.5% Source: Sound Mining, 2022; and FWGR, 2020 1.6. Mineral Resource Estimation The original Mineral Resource estimates of 2009 were confirmed by Sound Mining in 2018. Sound Mining independently reviewed the database, geological models, estimation methodology and classification criteria. Sound Mining concluded that the estimations are based on a suitable database of reliable information and that no material issues were found which could affect the overall estimate. The exploration database is comprised of analytical data from reliable laboratory assays of samples obtained from sampling and drilling programs based on industry best practice. The drillhole grid spacing is comparatively close for typical TSF drilling programs and the entire depth of each TSF was sampled. The data density is considered sufficient to assure continuity of mineralization and structure, and provides an adequate basis for estimation. The exploration database was imported into DataMineTM Studio 3 software and data validation was undertaken to ensure the integrity and validity of the imported data. The samples for Driefontein 5 TSF and Driefontein 3 TSF represent 3.0m composite samples while the samples from all of the other TSFs were 1.5m in length. The final sample length for each borehole, where it contained footwall material, was separated into tailings and footwall material and treated separately by the laboratory. Ordinary Kriging was undertaken for the gold grade estimation which allows for testing of the accuracy and efficiency of the estimation. Due to the construction of the TSFs and potential gold remobilization, a spatial grade distribution was anticipated and since Kriging is based on modelling the spatial variances within an orebody, it was considered the most reliable and accurate methodology for the task. The economic assessment provided in this TRS demonstrates positive margins and confirms reasonable prospects for eventual economic extraction. The applied Mineral Resource classification is a function of the confidence of the asset tenure and the entire process from drilling, sampling, geological understanding and geostatistical relationships. The latest Mineral Resources are all in the Measured category (Table C).

Table C: Mineral Resource Estimate for FWGR as at 30 June 2023

TSF	Volume ('000m³)	Density (t/m³)	Quantity (Mt)	Grade (g/t)	Content (t)	Content (koz)
Driefontein 5	1,748	1.42	2.48	0.48	1.20	39
Driefontein 3	34,191	1.42	48.55	0.47	22.79	733
Kloof 1	19,931	1.42	28.30	0.33	9.20	296
Libanon	52,351	1.42	74.34	0.27	20.23	650
Venterspost North	38,954	1.42	55.31	0.27	15.16	487
Venterspost South	9,068	1.42	12.88	0.33	4.24	136
Total Mineral Resource Estimate	**156,242**	**1.42**	**221.86**	**0.33**	**72.83**	**2,341**

Source: Sound Mining, 2023

Notes: Apparent computational errors due to rounding

These Mineral Resources are stated inclusive of Mineral Reserves

Mineral Resources, if stated exclusive of Mineral Reserves, would equate to zero

In situ Mineral Resource estimate reported according to S-K 1300 requirements

No geological losses applied

1.7. Mineral Reserve Estimates

A LoM plan and mining schedule was developed by FWGR as outlined in Item 13.2. The LoM plan was tested for economic viability in the DCF model which indicated a positive cashflow through to the end of the LoM.

The Mineral Reserves were prepared in accordance with the requirements of S-K 1300 (Table D). No mining losses or dilution are applied in determining the Mineral Reserve estimates because the TSFs are re-mined and re-processed in their entirety. All other modifying factors are captured in the mine design together with all of the associated technical aspects that inform the capital and operating cost estimates.

FWGR's six TSF assets convert to a total Mineral Reserve of 221.9Mt with a gold content of 72.83t.

Table D: S-K 1300 Compliant Mineral Reserve Estimate as at 30 June 2023

TSF	Volume ('000m³)	Density (t/m³)	Quantity (Mt)	Grade (g/t)	Content (t)	Content (koz)
Driefontein 5	1,748	1.42	2.48	0.48	1.20	38.57
Driefontein 3	34,191	1.42	48.55	0.47	22.79	732.78
Kloof 1	19,931	1.42	28.30	0.33	9.20	295.89
Libanon	52,351	1.42	74.34	0.27	20.23	650.41
Venterspost North	38,954	1.42	55.32	0.27	15.16	487.26
Total Proved Mineral Reserve	**147,174**	**1.42**	**208.99**	**0.33**	**68.58**	**2,204.92**
Venterspost South	9,068	1.42	12.88	0.33	4.24	136.47
Total Probable Mineral Reserve	**9,068**	**1.42**	**12.88**	**0.33**	**4.24**	**136.47**
Total Mineral Reserve Estimate	**156,243**	**1.42**	**221.86**	**0.33**	**72.83**	**2,341.39**

Source: Sound Mining, 2023

Notes: Apparent computational errors due to rounding and are not considered significant

Mineral Reserves are reported using a dry density of 1.42t/m³ and at the head grade on delivery to the plant

The Mineral Reserves constitute the feed to the gold plants

The Mineral Reserves are stated at a price of ZAR1,081,261/kg

A cut-off grade of 0.17g/t Au is applicable to the FWGR LoM plan

Although stated separately, the Mineral Resources are inclusive of Mineral Reserves

Venterspost South TSF is classified as a Probable Mineral Reserve due to some uncertainty regarding the processing recovery

Uranium has been excluded in the Mineral Reserve estimate as it is not being recovered by FWGR

Grade and quantity measurements are reported in metric units (Mt) rounded to two decimal places

The input studies are to a PFS level of accuracy

The Mineral Reserve estimates contained herein may be subject to legal, political, environmental or other risks that could materially affect the potential development of such Mineral Reserves

1.8. Mine Design and Mine Plan

FWGR exploits TSFs through hydraulic mining using high-pressure jets of water to dislodge tailings material or move sediment for transportation as a slurry to processing plants. The hydraulic mining removes the tailings material from the top of a TSF to the natural ground level in 15m layers (Figure F).

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Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 17 Figure F: Mining Methodology Source: Sound Mining, 2022 A safe bench height is dependent upon the material strength which is influenced by the phreatic surface within a dump. The TSFs have been dormant for a number of years and so the phreatic surface is expected to be well below the surface of the dumps. The drilling program to define the Mineral Resource did not encounter saturated zones or phreatic surfaces and so the risk of slope failure or liquefaction is low. Horizontal benches of 100m to 200m, inclusive of the face angles (45° to 50°), are created to maintain safe working distances between simultaneous operations at different bench elevations (Figure G). Figure G: Mining Widths Source: Sound Mining, 2022 Hydraulic mining and the re-deposition of tailings is a specialized activity, and is outsourced to competent and experienced service providers. The hydraulic mining performance assumptions used for the LoM planning are based on the current reclamation operations where the method has been successfully “tried and tested“.

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 18 The operating cost and capital expenditure assumptions are supported by actual operational figures rather than being only based on computations from “zero based” cost models or feasibility studies. Similarly, the equipment requirements, manning complements and necessary supporting infrastructure, in terms of water and power supply, are well understood by FWGR. There have been no untested technical assumptions made with regards to the mining design criteria. The cost and maintenance of the mining equipment, and employees are paid for by the mining contractors. The pipeline and pumping design and associated capital expenditure estimate has been undertaken by independent specialists familiar with the mining operations. Specific mining schedules were developed for each TSF based on the grade distribution of the Mineral Resource block models. These schedules were integrated into a production plan that exhausts FWGR’s current Mineral Reserves (Graph A). Graph A: LoM Production Forecast Source: Sound Mining, 2023 Given the nature of the hydraulic mining operation, no selective mining, other than very broad rejection of sections of the TSFs, is possible and the mine scheduling has shown that this is unnecessary. No geotechnical constraints have been applied and hydrological aspects affecting the surface deposits are not significant to the operation. A mining contractor using its own equipment (i.e., “mining units”) is responsible for the reclamation activities, and so no provision has been made in the initial capital estimate for mining equipment. Sound Mining is satisfied that the LoM schedule is reasonable and appropriate for the operation. 1.9. Process and Recovery Methods Sound Mining is of the opinion that there is sufficient test work available to support the metallurgical performance anticipated for the current and future processing facilities. The LoM plan relies on the currently operating DP2 processing plant (~600ktpm) and an expansion thereof to 1,200ktpm. FWGR’s Phase 1 entailed a modification and refurbishment of the old DP2 plant to accommodate a nameplate throughput of 600ktpm, albeit that a constraint currently exists with the prevailing deposition capacity of 500ktpm for new arisings onto the Driefontein 4 TSF. A detailed design to expand DP2 to accommodate a throughput of 1.2Mtpm (in Phase 2), was prepared by external specialists with appropriate capital cost estimates. There is no change to the process flow and the QP is satisfied that the metallurgical characterization of the TSFs has been sufficiently catered for in the design. These were reviewed by Sound Mining and are considered to be appropriate and in-line with industry standards. 0 500 1,000 1,500 2,000 2,500 3,000 3,500 0 2 4 6 8 10 12 14 16 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 G ol d Pr od uc ed (k g) Q ua nt ity (M t) Financial Year Driefontein No 5 Dump Driefontein No 3 Dump Libanon Dump Kloof 1 Venterspost South Venterspost North Gold Produced (kg)

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 19 1.10. Infrastructure Sound Mining has inspected the existing infrastructure which comprises DP2, the Driefontein 4 TSF, and all associated pumping and piping installations. The QP is of the opinion that this infrastructure has been correctly planned, properly installed to date, fully functional and well maintained. Electricity is currently supplied from the Electricity Supply Commission (Eskom’s) 132kV and 44kV grid to various Sibanye Gold owned mines in the vicinity of FWGR’s operations. The power requirement of FWGR remains within the current surplus capacity to the Driefontein, Kloof and Cooke and mining complexes. Power supply remains a material risk to all mining operations in South Africa including FWGRs operations. A closed water system has been designed to avoid having to treat water or having to discharge into surface water courses (Figure H). Figure H: TSF Location, Make-up Water Shafts, Processing Plants and Pipeline Layouts Source: Sound Mining, 2023 Water use licenses obtained for the pumping of water from underground workings at Kloof 10 shaft and Driefontein 10 shaft, and the consumption planned from these shafts will not exceed the pumping rates approved in the respective Water Use Licenses (WULs). Water will also be reclaimed from the RTSF in due course and Sound Mining is satisfied that there is more than sufficient water to meet the requirements of the operation as currently planned.

The hydraulic mining, reprocessing and re-deposition of tailings material requires a network of pipes. Slurry pipelines will be needed from the hydraulic mining sites at the TSFs to DP2 and tailings pipelines from DP2 to the respective deposition facilities. High pressure water pipelines are necessary to supply the mining operations while separate low-pressure water pipes are needed for returning water to DP2 from water dams at the various TSFs. These have all been adequately designed and included in the LoM planning.

FWGR requires the RTSF to ensure adequate storage facilities for the long-term deposition of all tailings arising from FWGR operations. It will be built on Transvaal Supergroup lithology (Figure D), to mitigate any risk of dolomite related sink holes. The design and cost estimate caters for a final storage capacity of 800Mt and a potential disposal rate of up to 2.4Mtpm. The RTSF footprint will cover an area of approximately 858ha with a final top surface area of around 500ha (Figure I).

Figure I: RTSF Layout


RTSF Complex Boundary
Retun Water Dams 1 and 2
Overhead Powerlines Supplying RTSF Complex
Slurry and Return Water Pipelines from DP2
Leeuspruit
Stockpiles
Stockpile
Boundary Fence
Retun Water Dams 3 and 4
Stockpile
Slurry Pipelines
Return Water Pipelines
Overhead Powerlines
Boundary Fence
RTSF Boundary
Drainage System
Rivers
Contour Lines
N
SOUND MINING

Source: Geo Tail, 2023

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The 2023 RTSF design is an on-wall cyclone upstream (i.e., initially centerline then upstream) ring dyke TSF with a pumped decant system, an "Alternative Barrier System" and progressive cladding and vegetation of the outer slopes. The design adopted by FWGR aligns with the Global Industry Standard for Tailings Management (GISTM) standard and has taken reference from SANS 10286 and all other relevant South African legislation. The approach has undertaken a rigorous iterative examination of an appropriate tailing disposal method, for the class, quantity and quality of tailings under consideration. Throughout the design process, cognizance has been taken of the potentiality of catastrophic or consequential failure resulting from hydraulic over topping leading to erosion of the containment wall and consequential collapse and geotechnical instability.

Sound Mining is of the opinion that the selected site is appropriate for the intended construction and operation of the RTSF and endorses the inclusion of the proposed barrier system as a sustainable solution to the RTSF's future ground water management requirements.

1.11. Market Studies

Gold is a precious metal, refined and sold as bullion on the international market. It is traded globally on financial markets almost continuously and is traditionally used for jewelry, bartering or storing wealth. Aside from the gold holdings of central banks, current uses of gold include jewelry, private investment, dentistry, medicine and technology (Table E).

Table E: Above Ground Gold Stocks in 2022

Description	Quantity (t)	Contribution (%)
Jewelry	94,464	46.0%
Private Investment	45,456	22.2%
Bank Holdings	34,592	16.9%
Other	30,726	15.0%

Source: World Gold Council, 2022

DRDGOLD has a long-standing off take agreement with the Rand Refinery who refine the gold produced by FWGR. DRDGOLD uses an agent to sell FWGR's gold to South Africa bullion banks and once sold, Rand Refinery will transfer the gold to the purchasers' bullion bank depository.

1.12. Environmental Permitting and Liability

A review of the environmental status was undertaken by an independent environmental specialist. The authorizations required for the "listed activities" under NEMA, NEM:WA, NEM:AQA and NWA were reviewed in detail. EIA, EMPrs and Environmental Authorizations (EAs) exist for the TSFs located in the Kloof and Driefontein mining areas. Areas requiring amendments have been cited. Environmental permitting is underway and at an appropriate stage for the planned expansions. There is sufficient time for approval of amendment applications and no fatal flaws exist from a compliance perspective. Some heritage and culturally significant areas have been identified and the appropriate permitting submitted. Table E presents the status of FWGR's current authorizations in relation to the operations requirements.

Table E: FWGR's Current Permits

Authorizations	Department	Description	Status
Environmental Authorization (GP 30/5/1/2/3/2/1 (51) EM).	DMRE	Driefontein Assets (DP2 Plant, pipelines, deposition onto Driefontein 4 TSF, reclamation Driefontein 5 and Driefontein 3	Approved
Integrated Environmental Authorization GP 30/5/1/2/3/2/1 (66) EM	DMRE	Pipelines, Construction and operation of RTSF, CPP abstraction from K10 Shaft	Approved
Water Use License No. 10/C23E/ACEFGIJ/4527	DWS	DP2 Plant, pipelines, deposition onto Driefontein 4 TSF, abstraction from D10 Shaft	Approved
Water Use License No. 10/C22B/ACFGI/4976	DWS	Pipelines, Construction and operation of RTSF, CPP abstraction from K10 Shaft	Approved
Amendment of Water Use License No. 10/C22B/ACFGI/4976	DWS	Updated RTSF Design	Submitted
New Environmental Authorization	DMRE	Pipeline route Optimization, Additional Activities related to the reclamation of Libanon, Kloof 1, Venterspost North and Venterspost South	Pending
New Water Use License application	DWS	Pipeline Optimization, Additional Activities related to the reclamation of Libanon, Kloof 1, Venterspost North and Venterspost South	Pending

Source: DRDGOLD, 2023

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Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 22 The activities of FWGR already contribute to the socio-economic environment on the West Rand. The operation will further enhance the situation by reducing unemployment and investing capital for an extended LoM which will contribute to the national Gross Domestic Product (GDP). The operation also provides long-term positive impacts in terms of employment creation, skills development, local procurement of goods and services, as well as local and regional economic development. The Social Impact Assessment (SIA) notes that informal settlements in close proximity to the operation may pose a risk in terms of community stability. The concerns of local farmers may also need to be addressed. Sound Mining believes that these concerns can be managed, and that the positive impacts will benefit the surrounding communities. The closure liability is assessed annually to maintain environmental compliance. These constitute the quantum of the financial obligation and guarantees required by the Department of Mineral Resources and Energy (DMRE). They have been determined on both an “unscheduled” and “scheduled” basis. The unscheduled estimate is based on the costs of rehabilitating the TSFs in their present state without any mining activity having taken place. The disclosure to the DMRE and the quantum of financial guarantees required is based on the unscheduled estimate. The closure liability bank guarantees under Regulation 7 of the NEMA Financial Provision Regulations (2015) must ensure that the financial provision is, at any given time, equal to the sum of the actual costs of implementing the plans for a period of at least ten years forthwith (this includes the annual rehabilitation, final decommissioning and closure plans). This figure is required to be updated annually and adjusted. In the case of FWGR, the annual updates will show reduced amounts as the tailings facilities decrease to only footprint rehabilitation. The scheduled estimate assumes that mining takes place and that the final rehabilitation will be confined to rehabilitation of the TSF footprints and the RTSF. Although FWGR does not fall under the requirements of the MPRDA, Section 28 of NEMA states everyone has a duty of care. NEMA imposes an obligation of various people to prevent significant pollution from occurring, continuing or recurring, and where it cannot be reasonably avoided or it is authorized by law, to minimize and rectify such pollution or degradation. Even if you are authorized through a permit or law to harm the environment, or the pollution cannot reasonably be avoided, the duty to minimize and rectify such pollution or environmental degradation remains. This liability is imposed on those who cause such pollution, as well as owners of property on which the pollution exits, people who are in control or have a right to use such property and extends even further than this in certain circumstances. Guardrisk has issued financial guarantees in favor of the DMRE of ZAR490.5 M. An amount of ZAR474.8 M is also invested in Guardrisk Cell Captive under a ring-fenced environmental rehabilitation policy. The financial guarantees and funds held with the Guardrisk Cell Captive (as at 30 June 2023) are sufficient to cover the 2023 estimated unscheduled liability of ZAR344.69 M including Preliminary and General (P&Gs) and contingencies as estimated for the operation. 1.13. Capital Expenditure and Operating Costs The capital and operating cost estimates used to examine the viability of the estimated Mineral Reserve were informed by current operations and study-work on processing the RTSF and associated pumping and piping infrastructure. The operating cost estimates are supported by actual on mine invoices received and paid, while the capital estimates have been determined using unit rates (obtained from quotations or bench marked against recent installations) and design quantities. The economic assessment considers a contingency of 5% on operating costs at a production rate of 500ktpm and a 15% contingency when the operation increases to 1.2Mtpm in FY2027. Although the previous feasibility study-work, was in most instances to a definitive level of accuracy, some estimates are no longer current. This TRS is therefore deemed to be at a preliminary feasibility level of accuracy (i.e., +/-25%). Where necessary, estimates have been appropriately inflated to June 2023 real terms. Sound Mining has not included a contingency on capital cost estimates in FY2024, however a 15% contingency is applied every year thereafter over the LoM, to reflect the confidence expected for a PFS level of study. An annual Stay-in-Business (SiB) provision of ZAR8.7 M is considered until 2027 after which it is increased to ZAR16.0 M for the rest of the LoM. This provision covers maintenance and the replacement of equipment across the operation. The Guardrisk Cell Captive exceeds the current environmental liability and so no additional provision has been made in the capital estimate. Graph B presents the annual capital expenditure forecast for the operation.

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 23 Graph B: Capital Expenditure Forecast Source: Sound Mining, 2023 DP2 will be expanded from Financial Years (FY) FY2024 to FY2027, while the RTSF is scheduled to be constructed over five years (i.e., FY2024 to FY2028) with the remaining capital expenditure largely earmarked for piping and pumping infrastructure. The DP2 operating cost estimate (Table F) are based on the actual costs being incurred by the current operation. Economies of scale were taken into consideration by applying a factor to the escalated budget as DP2 increases its throughput. Table F: Unit Operating Cost over LoM Description Unit Costs (ZAR/t) Salaries and Wages 10.94 Contractors 9.08 Reagents 23.00 Other Engineering Stores 7.16 Electricity 19.20 Water 0.30 Machine Hire 2.85 Other 8.69 Other Corporate Costs 3.61 Retrenchment 0.33 Contingency (15%) 11.92 Operating Costs 97.08 Source: Sound Mining, 2023; and FWGR, 2023 1.14. Economic Assessment A DCF modelling approach was adopted to assess the economic viability of the Mineral Reserves as stated. Considering the stage of development of the operation and the uncertainties of future global economics, as well as exchange rate, interest rate and gold price uncertainties, a real DCF model is deemed more appropriate than a nominal DCF model. The DCF model was generated in June 2023 real South African Rand (ZAR) terms and is based on the revenue forecast, associated capital and operating cost forecasts, and on appropriate and reasonable economic assumptions (Table G). 0 500 1,000 1,500 2,000 2,500 3,000 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 C ap ita l E xp en di tu re (Z AR M ) Financial Year Direct Capital Expenditure Indirect Capital Expenditure Capital Contingency

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 24 Table G: Inputs to the DCF Model Description Quantum Unit Key Dates Money Terms 30 June 2023 Planned Capacity DP2 Expansion Mtpm 1.2 LoM LoM considering a 1.2Mpta Operation Years 18 Contingencies Contingency % 15% Gold Price ZAR/USD ZAR/USD 17.39 USD/oz Gold USD/oz 1,934 ZAR/kg Gold ZAR/kg 1,081,261 Source: Sound Mining, 2023; and FWGR, 2023 These assumptions are based on information received from FWGR and from the various consultants who contributed to the Mineral Resources, LoM planning and technical study-work that underpin this Mineral Reserve estimate. The economic assessment assumes a 100% equity-based business and does not consider the effect of working capital changes. The QP is satisfied with the quality of this information, including the revenue and cost forecasts, and considers the inputs to the DCF model to constitute an overall PFS level of accuracy (i.e., +/-25%). The following processing recoveries, which are supported by test work and current plant performance data, were applied to the material from the respective TSFs to compute the amount of gold sold: • 49.5% for Driefontein 5 TSF material; • 56.6% for Driefontein 3 TSF material; • 50.5% for Kloof 1 TSF material; • 47.2% Libanon TSF material; • 62.5% for Venterspost South TSF material; and • 54.7% for Venterspost North TSF material. The revenue forecast is a function of gold sales and the pricing assumptions used for the economic analysis. The commissioning of an expanded DP2 enables an increase in gold sales (Graph C). Graph C: Gold Sales Forecast Source: Sound Mining, 2023 0 500 1,000 1,500 2,000 2,500 3,000 3,500 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 G ol d So ld (k g) Financial Year

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 25 Processing throughput can continue after FY2041 when the Available TSFs are likely to be incorporated into the operation. At this stage, the economic assessment has only considered the depletion of the TSFs that comprise the current Mineral Reserves. The gold sold from these TSFs equates to approximately 1.2Moz. The real revenue forecast relies on a gold price of ZAR1,081,261/kg (i.e., USD1,934/oz at ZAR17.39/USD). Taxes would be determined using the gold mining taxation formula with all unredeemed capital taken into account. The assets are part of the ongoing business of FWGR, which is not subject to the Mineral and Petroleum Resources Royalty Act, 2008 (Act No. 28 of 2008) and so the royalty formula for unrefined metals was not included in the revenue determination. Graph D presents the post-tax cashflow for an operation that excludes the benefits that would eventually be derived from the Available TSFs. Graph D: Post-tax Discounted Cashflows Source: Sound Mining, 2023 The cumulative post-tax cashflows over the LoM remain positive. When assuming a discount rate of 10.96% the unleveraged operation reflects a Net Present Value (NPV) of ZAR2.27 Billion. The achievability of the LoM plans, budgets and forecasts cannot be assured as they are based on economic assumptions, many of which are beyond the control of the company. Future cashflows and profits derived from such forecasts are inherently uncertain and actual results may be significantly more or less favorable. The technical risks as identified by Sound Mining are provided in Item 12.1. These and other environmental risks can impact the anticipated revenue and cost forecasts and accordingly have been assessed against upside or downside changes of between -20% and +20%. The consequential potential impacts are presented in Table H and are illustrated graphically in Graph E. Table H: Sensitivity of Post-tax NPV Variance NPV10.96 (ZAR Billion) 80% 90% 100% 110% 120% Revenue (0.38) 0.97 2.27 3.57 4.81 Capital Expenditure 3.48 2.89 2.27 1.67 1.03 Operating Costs 3.17 2.72 2.27 1.83 1.35 Source: Sound Mining, 2023 -4,000 -2,000 0 2,000 4,000 6,000 8,000 10,000 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 Fr ee C as hf lo w (Z AR M ) Financial Year Free Cashflow After Tax Cumulative Free Cashflow After Tax

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 26 Graph E shows that changes to the revenue forecast will impact margins the most. Graph E: Sensitivity to Expected Revenue and Costs Source: Sound Mining, 2023 Table I shows the materiality of changes in the gold price. Table I: Sensitivity of Gold Price Gold Price ZAR/kg 700,000 800,000 900,000 1,000,000 1,100,000 1,200,000 NPV10.96 (ZAR Billion) (2.87) (1.28) 0.07 1.29 2.49 3.70 Source: Sound Mining, 2023 The operation is economically viable above a gold price of ZAR894,576/kg. The QP is satisfied that the Mineral Reserves as stated are all economically viable. Indeed, the economic assessment of viability includes substantial additional capital for a growing business while not capturing the potential benefits of the envisaged long term revenue potential. 1.15. Concluding Comments Despite the usual existence of environmental, political, social and infrastructural risks the QPs are satisfied that the FWGR operation is a relatively low risk business in the context of the broader South African mining industry. FWGR’s legal tenure is underpinned by the amended EMPs and access and usage rights to exploit the moveable assets. The assets held by FWGR were acquired from Sibanye Gold, a subsidiary of Sibanye-Stillwater, in a transaction in which common law ownership was established over the various TSFs containing the Mineral Resources and Mineral Reserves. A Use and Access Agreement with Sibanye Gold articulates the various rights, permits and licenses held by Sibanye Gold in terms of which FWGR operates, pending the transfer to FWGR of those that are transferable. FWGR conducts its activities inter alia in accordance with Environmental Approvals (EAs) and the provisions of the Mine Health and Safety Act and regulations. Most of the land on which the RTSF is to be constructed has been purchased by FWGR with the final outstanding properties secured through an option agreement. -1,000 0 1,000 2,000 3,000 4,000 5,000 6,000 80% 90% 100% 110% 120% N PV 10 .9 6 (Z AR M ) Variation of Parameter Revenue Operating Costs Capital Expenditure

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 27 The drilling, sampling, analytical processes and governance of the exploration programs are appropriate and in-line with industry best practice. They are considered to be of high confidence. The density used to determine quantities from volumes has been determined from both in situ measured values and empirical data; and is considered reliable. The QPs conclude that the estimations are based on a suitable database of code compliant information. TSFs constructed from the tailings of Witwatersrand gold mining operations have been successfully and economically exploited for several decades and the geotechnical and geometallurgical characteristics are well understood from experience and from test work on the FWGR assets themselves. Notwithstanding the risks identified herein, which can be managed, no material factors of a geotechnical or geometallurgical nature, for example, have been identified that would have a significant effect on the prospects for eventual economic extraction. The DP2 plant has performed in-line with expectations and the design for its expansion to 1.2Mtpm is based on representative and adequate metallurgical test work. The mass balance for the plant is appropriate. Scrutiny of the LoM plan reveals that recoveries currently being achieved coincide with expectations from metallurgical test work and that the quantities and grades reported are consistent with forecasts from the Mineral Resource estimation. New arisings will eventually be stored in the RTSF which will have excess capacity from both a depositional rate (i.e., 2.4Mtpm) and final capacity perspective (i.e., 800Mt). All the necessary infrastructure requirements have been reviewed and are considered appropriate. Sound Mining has reviewed the design for the RTSF prepared by FWGR’s specialists and has concluded that the detailed design report provides the framework and guidelines for the future safe development of the RTSF. The estimated capital expenditure and operational costs are aligned with actual operational data from current operations and considered appropriate and in-line with industry standards. The operation is robust, the Mineral Reserves are economically viable, and the QP considers the LoM plan to be sufficient for the Mineral Reserve estimate. The QPs note the necessity for FWGR to acquire the necessary regulatory approvals for the RTSF timeously to achieve the production as forecast.

2. INTRODUCTION

Item 2 - (i); (ii); (iii); (iv) and (v)

DRDGOLD Limited (DRDGOLD) is a tailings retreatment company located near Johannesburg, South Africa. It has a primary listing on the Johannesburg Stock Exchange (JSE) and a secondary listing on the New York Stock Exchange (NYSE). The DRDGOLD operations are comprised of two wholly owned entities covering their East Rand (east of Johannesburg) and far West Rand (far west of Johannesburg) businesses. The East Rand operations are run by Ergo Mining (Proprietary) Limited (Ergo) and the West Rand operations by Far West Gold Recoveries (Proprietary) Limited (FWGR). FWGR currently owns six Tailings Storage Facilities (TSFs) with additional TSFs, although not owned by FWGR, potentially available in the area for future reclamation (Available TSFs).

This Technical Report Summary (TRS) was prepared for DRDGOLD as the registrant. It has been compiled to align with the requirements of Subpart 1300 of Regulation S-K under the U.S. Securities Exchange Act of 1934 (Regulation S-K) and Item 601(b)(96) of Regulation S-K (Item 601(b)(96)) (S-K 1300). It is the second submission to the Securities Exchange Commission (SEC) and presents the Mineral Resources and Mineral Reserves of FWGR. It is an update to FWGR's first submission which had an effective date of 30 June 2022.

FWGR completed various studies to examine the techno-economic merits of a phased approach to expanding the current operations:

- Phase 1 is the current operations which involved upgrading the Driefontein Processing Plant 2 (DP2) to process tailings from the closest TSF at a planned throughput of around 500ktpm. New arisings (i.e., retreated tailings) are deposited onto the Driefontein 4 TSF. This Phase was successfully commissioned and the operation reached steady state production in 2019; and
- Phase 2 involves building additional processing capacity through the expansion of DP2 to facilitate a throughput of 1.2Mtpm. The upgrades are planned to be commissioned in 2026 ramping up to full steady state production in 2027. New arisings will continue to report to the Driefontein 4 TSF at a rate of 500ktpm until mid-2026. The Driefontein 4 TSF's depositional duties are then scheduled to decrease until the Regional Tailings Storage Facility (RTSF) is commissioned. Construction of a RTSF is scheduled to commence during the first half of the 2024 calendar year, with a depositional capacity of 600ktpm available by the second half of 2026 and increasing to 1.2Mtpm in 2027. Should the timing of the RTSF construction be delayed, Sibanye Gold (Proprietary) Limited (Sibanye Gold) will make available the Leeudoorn TSF until such a time that the RTSF can accommodate new arisings. The RTSF will have sufficient storage capacity to accommodate new arisings at a rate of 1.2Mtpm from the mining of the Available TSFs in the area well into the future. Examples of these include the Driefontein 1 TSF, Driefontein 2 TSF, Leeudoorn TSF and Kloof 2 TSF, which, once decommissioned are to be transferred to FWGR from Sibanye Gold.

2.1. Corporate Structure and Compliance

Figure 1 presents FWGR's corporate structure.

Figure 1: DRDGOLD Corporate Structure


Sibanye Gold Limited
Public Ownership
Non-Public Ownership
50.1%
49.3%
0.6%
DRDGOLD Limited
100%
100%
Far West Gold Recoveries (Proprietary) Limited (FWGR)
Ergo Mining (Proprietary) Limited (Ergo)

Source: Sound Mining, 2023

Sibanye Gold owns a 50.1% shareholding in DRDGOLD. DRDGOLD's non-public ownership which includes shareholding by subsidiary, Ergo Mining Operations (Proprietary) Limited, of 0.4% and 0.2% shareholding by directors. Such shareholding is classified as non-public.

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Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 29 2.2. Purpose and Terms of Reference FWGR commissioned Sound Mining International SA (Proprietary) Limited (Sound Mining) to compile a SEC S-K 1300 compliant TRS that describes the Mineral Resource and Mineral Reserve estimates as at 30 June 2023. The document date is 30 October 2023 and there are no material changes in the period between these dates. This is the second TRS submission under Regulations S-K. During the current financial year, DRDGOLD made a decision to include a synthetic water containment liner, for ground water protection, in the RTSF design. This led to revisions in the capital estimates used to examine the viability of the estimated Mineral Reserves. The QP has relied on information provided by FWGR for this purpose with respect to: • legal matters outside the expertise of the QP, such as statutory and regulatory interpretations affecting the mine plan (Item 3); • macroeconomic trends, data, assumptions and interest rates (Item 16 and Item 19); • marketing information and plans within the control of the registrant; • environmental matters outside the expertise of the QP (Item 17); • accommodations the registrant commits or plans to provide to local individuals or groups in connection with its mine plans; and • governmental factors outside the expertise of the QP; • studies were undertaken by Digby Wells Environmental (South Africa) (Proprietary) Limited (Digby Wells) and Sound Mining has relied on the findings of these studies; • DRA SA (Proprietary) Limited (DRA) were responsible for the detailed design and associated cost estimates for the expansion of DP2 and associated piping and pumping infrastructure as well as the costing of the RTSF design; and • Geo Tail SA (Proprietary) Limited (GTSA) were responsible for designing the RTSF; and the QPs relied on the findings of this study. Sound Mining is an independent advisory company. The terms of reference required an independent technical review of FWGR in order to identify factors of a technical and strategic nature that would influence the future viability of the Mineral Reserves. The review accords with the principles of open and transparent disclosure that are embodied in internationally accepted Codes for Corporate Governance. It has been based upon technical information supplied by FWGR and its appointed consultants. The contractual agreement with FWGR, for the preparation of the TRS, was with Sound Mining and not with the QP as an individual. The QPs provide independent opinions and conclusions throughout this TRS. The estimation of Mineral Resources and Mineral Reserves is inherently subject to some level of uncertainty and inaccuracy, because they are based on analytical results of samples that commonly represent only a small portion of a mineral deposit. The uncertainty of the estimates, where material, are explained in this TRS and are reflected in the choice of Mineral Resource and Mineral Reserve categories. 2.3. Qualified Persons Declaration and Qualifications The signatories to this TRS are qualified to express their professional opinions on the technical aspects and value of the mineral assets described. The technical and economic information provided are correct to the best of the QPs’ knowledge, having followed best endeavors. The QPs responsible for this TRS and the Mineral Resource and Mineral Reserves as stated are: • Mr V Duke is the designated QP responsible for the compilation and reporting of FWGR’s Mineral Reserves. He is a partner of Sound Mining located at 2A Fifth Avenue, Rivonia, South Africa. He holds a B.Sc. Mining Engineering (Hons.), is registered with the Engineering Council of South Africa (ECSA) and is a Fellow of the Southern African Institute of Mining and Metallurgy (FSAIMM) (Membership No.: 37179). He has over 35 years' experience in the minerals industry, specializing in engineering studies, due diligence audits and valuations. Mr Duke has sufficient experience that is relevant to the style of mineralization and type of deposit under consideration. The QP is recognized by ECSA located at Lake Office Park, 1st Floor, Waterview Corner Building, 2 Ernest Oppenheimer Avenue, Bruma, Johannesburg, South Africa; • Mrs D van Buren is the designated QP responsible for the compilation and reporting of FWGR’s Mineral Resources. Mrs van Buren who holds a B.Sc. (Hons.) in geology and is registered with the South African Council for Natural Scientific Professions (Pr. Sci. Nat. No.: 440107/14), and the Geological Society of South Africa (GSSA) located on the corner of Carlow Road and Rustenburg Road, Auckland Park, Johannesburg, South Africa. She is a principal geologist with over twelve years' experience in mining, geology and consulting; and

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 30 • Mr K Raine is the designated QP responsible for the compilation reporting of the environmental and permitting requirements of FWGR. Mr Raine holds a B.Sc. (Hons.), B.Sc. (Zoology) and is registered with the South African Council for Natural Scientific Professions (Pr. Sci. Nat. No.: 114290). He is a consultant with more than ten years’ experience in mining projects, environmental legal compliance, sustainability, construction and wildlife preservation. The QP is recognized by the South African Council for Natural Scientific Professions (SACNASP) located at Management Enterprise Building, Mark Shuttleworth Street, Innovation Hub, Pretoria, Gauteng, South Africa. The QPs were assisted by the following specialists: • Mr M Nasiri - Mining Engineer for the mining and production scheduling; • Mr R Spargo - Metallurgist for the DP2 and RTSF; • Mr N Weeks - Geologist for the background and modelling of the Mineral Resource estimate; • Mr M Turnbull - Financial Modeler for the discounted cashflow (DCF) modelling. The QPs also relied on reports from: • DRA SA (Proprietary) Limited; • Geo Tail (Proprietary) Limited (Geo Tail); and • Digby Wells Environmental (South Africa) (Proprietary) Limited (Digby Wells). Detailed references and sources of information and data contained in this TRS is presented in Item 24. The Sound Mining QPs and other specialists visited FWGR in 2019, 2020 and 2022 and examined the operations as shown in Table 1. During the site visit, the infrastructure, TSFs and the proposed RTSF and DP2 sites were inspected. Table 1: Personal Inspection Professional Site Visit V Duke Visited in 2019, 2020 and 2022 as a QP D van Buren Visited in 2019 and 2020 as a QP K Raine Visited in 2020 as a QP M Nasiri No site visit R Spargo Visited DP2 in 2020 N Weeks Visited in 2020 and 2022 M Turnbull Visited in 2020 Source: Sound Mining, 2022 2.4. Units, Currencies and Survey Coordinate System The economic assessment in this TRS have all been carried out in South African Rands (ZAR). All other units used in this TRS are defined in the text or in the Glossary (Item 24). All references to tonnage are in metric tons; gold ounces (oz Au) are troy ounces (oz) and the conversion factor used for conversion to troy ounces is 31.10348. Unless explicitly stated, all units presented in this TRS are in the Système Internationale (SI) - i.e., metric tons (t), kilometers (km), meters (m), and centimeters (cm). Throughout the technical studies relating to the FWGR numerous acronyms have been used but for reporting purposes, the use of acronyms has been kept to a minimum, with the convention being definition of the acronym in the first usage. However, where required throughout the document the full term may be used for clarity and ease of reading. The coordinate system employed by the surface surveys at the operation is based on the Gauss Conform Projection (UTM), Hartebeeshoek 94 Datum, Ellipsoid WGS84, Central Meridian WG27. Some regional scale maps in this Technical Summary may be referenced with Latitude and Longitude coordinates for ease of reading.

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 31 2.5. Political and Economic Climate South Africa gained independence from Britain on 31 May 1961, and was declared a republic. From 1948 until 1990, the South African political and legal systems were based upon the concept of apartheid. South Africa became a constitutional democracy in 1994, and the first democratic elections brought an end to apartheid and ushered in majority rule under the African National Congress (ANC) political party, with a number of different political parties participating in the elections. The country continues to hold democratic, peaceful, free and fair elections, the last of which was won by the ANC in 2019, who appointed Mr Cyril Ramaphosa as President. 2.6. Minerals Industry South Africa has a mature minerals industry developed from gold and diamond discoveries in the late 1800s. It is the world’s largest producer of platinum and chrome and ranks highly in the production of diamonds, coal, iron ore, vanadium and base metals. GDP generated by the South African Mining industry has averaged ZAR223 Billion per quarter between 1993 and 2022, reaching an all-time high of ZAR240 Billion in the fourth quarter of 2006 and a record low of ZAR147 Billion in the second quarter of 2020. One of the greatest challenges associated with the minerals and mining industry in South Africa is the political instability, high levels of crime, large scale corruption, concerns over the reliability of legal tenure, rising costs of labor, electricity, diesel and steel, among other costs. Labor and community unrest caused by low wages, particularly among contract workers and under-resourced communities has proved problematic in recent years and exacerbated municipalities’ inability to provide adequate infrastructure to communities. Other important concerns for the mining industry are the effect of diseases (i.e., HIV/Aids) on the workforce. Although the South African political system has credibility, the political risk index, indicates that factors such as the country’s high degree of unionization, the threat of industrial action and the disruption to economic activity are a constant concern to investors.

3. PROPERTY DESCRIPTION

Item 3 (i); (ii); (iii); (iv), (v) and (vi)

3.1. Property Location

The FWGR operations are located in the Gauteng province of South Africa, approximately 70km south west of the city of Johannesburg (Figure 2). The operations can be accessed from Johannesburg by traveling for approximately one hour along tarred roads. The operations are located between the latitudes and longitudes 26°32'34.90"S and 26° 5'32.68"S, and 27°24'6.49"E and 27°49'4.84"E, and cover an area of 29,577.62ha.

Figure 2: Location of the FWGR Operations


FWGR
Botswana
Zimbabwe
Mozambique
Polokwane
Mokopane
Gaborone
Pretoria
Maputo
FWGR
Johannesburg
Eswatini
Namibia
South Africa
Upington
Kimberley
Richards Bay
Bloemfontein
Springbok
Lesotho
Durban
Beaufort West
East London
Cape Town
Mossel Bay
George
Gqeberha
20°00'E
25°00'E
30°00'E
25°00'S
30°00'S
Town
Main Road
Provincial Boundary
National Boundary
FWGR
300km
N

Source: Sound Mining, 2022

FWGR is located in an area with a long history of gold mining and as a consequence the region is disseminated with TSFs and supporting mining infrastructure. The operation's infrastructure and current TSFs lie across two mining rights which stretch from Westonaria to Carletonville (Figure 3).

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Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 33 Figure 3: FWGR Operations Source: Sound Mining, 2022 3.2. Legal Tenure and Permitting Sound Mining’s environmental and permitting specialist has undertaken a review of the legal aspects of the assets. This review has been based on information provided by DRDGOLD and FWGR. DRDGOLD is a subsidiary of Sibanye Gold and FWGR operates within the extensive framework of legal tenure held by Sibanye Gold. 3.3. Material Agreements, Access and Surface Rights 3.3.1. Exchange Agreement Sibanye Gold and DRDGOLD signed an Exchange Agreement on 22 November 2017. The agreement contains terms in connection with FWGR which was established specifically to house the intended TSF reclamation activities. The agreement provided that Sibanye Gold initially obtained a 38,05% stake in DRDGOLD in exchange for the FWGR assets, with the option to increase it to 50,1% by way of a cash subscription. Sibanye Gold currently holds a 50.1% equity in DRDGOLD meaning that Sibanye Gold is now the ultimate holding company of FWGR.

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 34 3.3.2. Use and Access Agreement A “Use and Access Agreement” signed in November 2017, grants FWGR the rights to following: • access to Kloof 10 shaft located in the Kloof Mining Right area and Driefontein 10 shaft located in the Driefontein Mining Right area for the purpose of pumping and supplying the required quantities of water to FWGR; • agreements for the installation, supply and distribution of power; • existing and proposed pipeline routes; • servitudes, wayleaves and surface right permits; and • access to the Driefontein 1 Gold Plant. The agreement stipulates that it will endure until the end of FWGR’s business and that FWGR is to give Sibanye Gold at least 18 months’ prior written notice of the anticipated end of life of the business. The surface rights agreements over both the Driefontein and Kloof Mining Rights (held by Sibanye Gold) for the TSFs and processing plant sites are adequate for the current Sibanye Gold operations and would therefore also be applicable to FWGR's operations. There are servitudes in place for all of FWGR’s infrastructure on Sibanye Gold land. FWGR owns or has agreements in place to acquire land on which the RTSF will be constructed. FWGR has submitted applications to meet the requirements of the Spatial Planning and Land Use Management Act, 2016 (Act No. 13 of 2016) (SPLUMA) to have the land subdivided and rezoned from agricultural use to that of mining. 3.4. Permitting The permitting associated with the different Mining Right (MR) areas (Figure 4) are commented on below. The minerals in tailings fall outside the definition of ‘mineral’ in the Mineral and Petroleum Resources Development Act’ (MPRDA), and a MR as defined in this act is technically not a requirement to reclaim TSFs. The operations of FWGR are instead conducted in terms of EAs. In 2016, Sibanye Gold applied and received an EA which incorporated an Environmental Impact Assessment (EIA) and Environmental Management Programs report (EMPr) for their West Rand Tailings Retreatment Project (WRTRP). FWGR applied to the Department of Mineral Resources and Energy (DMRE) for Sibanye Gold’s EAs to be transferred to FWGR. As part of its expansion plans, FWGR will be required to make similar applications for appropriate EAs.

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 35 Figure 4: Sibanye Gold’s Mining Rights Source: Sound Mining, 2022 3.4.1. Driefontein Operational Area The DMRE granted Sibanye Gold an EA under the 2014 EIA Regulations (GNR 983 and GNR 984) (the 2014 Regulations) on 11 May 2018. The approval is recorded in GP 30/5/1/2/3/2/1(51)EM and was transferred to FWGR on 11 July 2023. Driefontein MR: a new order MR (GP 30/5/1/2/2/51MR) was issued in 2007 and is valid until January 2037 and covers 9,490.62ha. Sibanye Gold is entitled to mine all declared material situated within this MR and has all the necessary statutory requirements in place. 3.4.2. Kloof Operational Area In 2016, Sibanye Gold also applied for an Integrated Environmental Authorization (IEA) which includes a waste management license for Kloof to undertake various listed activities, which the DMRE equally granted on 11 May 2018. The grant is recorded under GP 30/5/1/2/3/2/1(66)EM and the IEA remains valid until the end of Life-of-Mine (LoM). This IEA was transferred to FWGR in January 2022. Kloof MR: a new order MR (GP 30/5/1/2/2/66MR) issued in 2007, is valid until 2027 and covers 20,087ha. Sibanye Gold is entitled to mine all declared material falling within this MR and has all the necessary statutory requirements in place. Two Section 102 amendments were submitted in 2015 to extend the Kloof MR to include the Venterspost North, Venterspost South TSFs and RTSF. The Section 102 amendment for Venterspost North and Venterspost South TSFs was granted at the end of 2021. The RTSF Section 102 amendment was granted but has not been executed by Sibanye Gold as yet. A Section 102 is an application to the Minister of the DMRE to amend the rights permits, programs or plans associated with a particular MR. Sound Mining notes that FWGR is not involved with any legal proceedings that may have an influence on the rights to extract minerals nor on the legal ownership of all mining and surface rights.

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 36 Neither Sibanye Gold nor FWGR are aware of any outstanding legal disputes that are applicable to FWGR as stated in the Exchange Agreement signed on 22 November 2017 and effective at the end of July 2018. To the best of Sibanye Gold’s and FWGR’s knowledge no land claims exist over the relevant properties and no outstanding legal disputes exist that could affect FWGR right to further develop the assets. To the best of the Sound Mining’s legal specialist’s knowledge, all statutory permits have either been approved or are in the process of being approved. In summary, the security of tenure for the FWGR is considered to be intact. The transfer of the TSFs by Sibanye Gold to FWGR involved the transfer of moveable assets; and therefore, are not subject to the transfer of the associated MRs to FWGR. In terms of the Exchange Agreement all risks and benefits of the business, passed from Sibanye Gold to FWGR including the rehabilitation liability of the TSFs. The portion of the Sibanye Gold’s rehabilitation trust fund related to these assets was transferred to an environmental trust fund. In 2022, these funds were subsequently transferred to a Guardrisk Cell Captive, under a ring-fenced environmental rehabilitation insurance policy for the sole use of the rehabilitation liability. 3.5. Driefontein Environmental Authorization Transfer Sibanye Gold’s Driefontein EA has been transferred to FWGR. The following amendments were approved: • the scope of FWGR was expanded to include DP2 for tailings processing and Driefontein 4 TSF as a deposition site as well as amending the sequence of reprocessing and disposal of residue tailings of Driefontein 5 TSF and Driefontein 3 TSF; and • the transfer of EA (Reference No.: GP 30/5/1/2/2(51)EM to FWGR. 3.6. Water Use Licenses Two Water Use Licenses (WUL) were granted to Sibanye Gold in terms of Section 21 of the National Water Act, 1998 (Act No. 36 of 1998) (NWA) over the Driefontein and Kloof mining areas on 9 March 2017 with Reference numbers: 10/C22B/ACFG/496 and 10/C23E/ACEFGJ4527 respectively. The WULs are valid for a period of twenty years, from the date of issuance and thus expire on 9 March 2037. Sibanye Gold is permitted to reclaim TSFs through hydraulic mining following which, retreatment takes place in and at the process plants. All the water comes from Driefontein’s underground works at Driefontein 10 shaft and from Kloof 10 shaft. Currently, residue from DP2 is disposed at Driefontein 4 TSF, however when the RTSF has been constructed and is operational, the residue will be disposed of at this facility. A return water dam will receive water from the RTSF where it will be recycled and reused in the reclamation operations. FWGR has chosen to use a closed water reticulation system to reduce its water consumption needs by recycling process water. The Dam Safety Regulations, under the NWA, require a Dam Safety License for the construction of the RTSF. The overarching WRTRP WUL has been successfully transferred to FWGR. In addition, an application has been submitted for the transfer of applicable water uses from the Driefontein WUL to FWGR. This application is yet to be granted by the Department of Water Affairs and Sanitation. 3.7. Other Permitting Requirements A Refinery License has been issued to FWGR by the South African Diamond and Precious Metals Regulator (SADPMR) to deal in unwrought precious metals. A Heritage Impact Assessment (HIA) covering Driefontein and Kloof was prepared and submitted to The South African Heritage Resource Agency (SAHRA). SAHRA responded by means of a Final Statutory Comment in letters dated 22 April 2016, granting conditional approval regarding the heritage sites at Driefontein and Kloof. A Section 34 application for a permit to destruct these identified heritage structures has been submitted to the Provincial Heritage Resources Authority of Gauteng.

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 37 FWGR is the holder of Certificates of Registration 281 (CoR) issued in July 2019, in terms of the National Nuclear Regulator (NNR) for Driefontein 3 TSF, Driefontein 4 TSF, Driefontein 5 TSF, Kloof 1 TSF, Libanon TSF, Venterspost South TSF, Venterspost North TSF, Driefontein Plant 2 (DP2) Driefontein Plant 3 (DP3) and the RTSF. FWGR’s operations are governed by the Mine Health and Safety Act, 1996 (Act No. 29 of 1996) (MHSA). 3.8. Royalties Under the MPRDA, no Mineral Royalties are payable on the reprocessing of TSFs for gold. 3.9. Liabilities The Driefontein and Kloof EAs contain stipulative clauses as to what mitigatory and rehabilitative obligations exist and explicitly states that the rehabilitation requirements must be adhered to. Financial provision for remediation of environmental damage is stipulated in Section 24P of the National Environmental Management Act, 1998 (Act No. 107 of 1998) (NEMA) (as amended). FWGR obtained a Closure Cost Assessment from Digby Wells in July 2023 for two gold processing plants and seven TSFs. Currently, FWGR has sufficient rehabilitation guarantees and funds in place for all of its assets to satisfy the DMRE. The closure and rehabilitation liability for the operation is updated annually at the end of the financial year (FY). 3.10. Concluding Comments In terms of the Exchange Agreement all risks and benefits of the operation passed from Sibanye Gold to FWGR. In particular, the rehabilitation liability of the TSFs and associated infrastructure have been transferred to FWGR. The portion of the Sibanye Gold’s rehabilitation trust fund related to these assets has been transferred to the Guardrisk Cell Captive, under a ring-fenced environmental rehabilitation insurance policy for the sole use for environmental rehabilitation activities, with any shortfall covered by an insurance policy taken out by FWGR. There are no significant factors or material risks to the access, title or ability to perform work on the property. A consequence of the Use and Access Agreement is that there are no significant encumbrances to the property with regard to current and future permitting requirements. Outstanding permitting conditions are being proactively managed in-line with the required timeframes (Item 17). FWGR has not been served with any fines for violations. The QP notes that the Dam Safety Regulations, under the NWA, require a Dam Safety License for the construction of the RTSF. The existing and overarching WRTRP WUL has been successfully transferred to FWGR.

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 38 4. ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY Item 4 (i); (ii); (iii) and (iv) The FWGR operations are 70km west of Johannesburg from where they can be accessed by travelling for approximately one hour along tarred roads. The TSFs are located at elevations between 1,570mamsl and 1,720mamsl (Figure 5). Figure 5: Topography of Southern Africa Source: Sound Mining, 2022 The area which forms part of the South African inland plateau region is typical of a mature landscape with gentle rolling undulations and shallow sided river valleys as shown in the topographic map (Figure 6).

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 39 Figure 6: Topography Map of FWGR Source: Sound Mining, 2022

Climatically, the area is classified as 'moderate eastern plateau' with by well-defined seasons characterized by warm to hot, moist summers and cool dry winters, often accompanied by frost (Figure 7).

Figure 7: Climate and Rainfall of South Africa



Botswana
Namibia
Mozambique
FWGR Operations
Eswatini
Lesotho
South Africa
Subtropical Plateau
Desert
Mediterranean
Semi-Arid Plateau
Moderate Coast
Moderate Eastern Plateau
Subtropical Coast
Escarpment
Subtropical Lowveld
Dry Continental
Subtropical
Summer Rainfall
Winter Rainfall
400km
N
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Source: Sound Mining, 2022

The temperate climate has an average ambient temperature of 20°C with dry winters between May and July (0°C to 18°C) and wet, warm summers from September to March (0°C to 27°C). The daily mean temperatures in January and July are 21.2°C and 9.8°C respectively. The Randfontein area, on average, receives 571mm of rain per year, with most rainfall occurring during summer in the form of thunderstorms. The highest rainfall occurs in January (107mm) and the lowest in June (0mm) where the wet season occurs from November to April. With the exception of summer thunderstorms, the climatic conditions have little to no effect on the mining operations at FWGR where work is done at all times of the year and where there is no operating season.

The vegetation of the region is typical savannah grassland (Figure 8) but most of the area comprises disturbed grazing land and minor crop production. The major land uses in the area include agriculture in the form of maize and soya production as well as livestock grazing, formal and informal residential, mining and business uses.

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Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 41 Figure 8: Vegetation of South Africa Source: Sound Mining, 2022 The area developed on the back of gold mining and is now well serviced with schools, suburbs, medical facilities, a rail network and other supporting infrastructure. The operation lies across the Randfontein and Merafong City Local Municipalities which provide potable water with the national electricity supplier - Electricity Supply Commission (Eskom), suppling the operation with power (Item 15). Infrastructure includes formal and informal dwellings, buildings, commercial farming infrastructure, roadside shops, privately owned infrastructure such as access roads, boreholes and dams, public infrastructure (roads and transmission lines) and mine accommodation. Personnel and supplies, from the surrounding areas, make use of both tarred and gravel roads connecting farms, mines and urban centers such as Carletonville and Fochville.

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 42 5. HISTORY Item 5 (i) and (ii) Table 2 presents certain milestones in the development of FWGR’s mineral assets. Gold and uranium mining operations commenced in the late 1800s in the Witwatersrand Basin goldfields of South Africa and resulted in the accumulation of substantial amounts of surface tailings and other mine residues. The possible re-treatment of TSFs in the West Rand area has a long and complex history with Gold Fields Limited (Gold Fields), Rand Uranium Limited (Rand Uranium), Harmony Gold Mining Company Limited (Harmony), Gold One International Limited (Gold One) and Sibanye Gold completing a number of parallel, independent studies relating to the retreatment of these TSFs. There is an approximate fifteen-year history of metallurgical test work and process design which has been undertaken for a variety of combinations of assets and products recovered, as summarized in Table 2. Whilst these historical studies were for specific combinations of assets, they are not all relevant to FWGR in its current form. Prior to 2009, Gold Fields embarked on a project known as the West Wits Project (WWP) aimed at retreating several TSFs on its four mining complexes: Kloof, Driefontein, Venterspost and South Deep (Table 2) to recover residual gold, uranium and sulfur and storing the tailings on a new Central Tailings Storage Facility (CTSF). Similarly, Rand Uranium had embarked on the Cooke Uranium Project (CUP), which endeavored to treat the Cooke TSF for gold, uranium and sulfur and ultimately deposit the tailings onto the Geluksdal TSF, located very close to the CTSF. The two independent projects had similar operational and environmental mandates, within a 25km radius of each other. In 2009, Gold Fields and Rand Uranium evaluated the potential synergy of an integrated retreatment plan for TSFs located within the South Deep, Cooke, Kloof, Driefontein and Venterspost mining complexes. In 2012, Gold One acquired Rand Uranium and in the same year acquired the Ezulwini Mining Company (Proprietary) Limited (Ezulwini) in an agreement with First Uranium Corporation. During the same year Gold One, revived the tailings retreatment project and Gold Fields entered into a joint venture (JV) partnership with Gold One to investigate the economic viability of concurrently reprocessing current arisings and historical tailings from a number of sites situated in the greater Carletonville/Westonaria/Randfontein area. A scoping study was concluded in 2012. In early 2013, Gold Fields unbundled its Kloof and Driefontein Complex and Beatrix gold mines in the Free State Province to create a separate entity in Sibanye Gold and listed Sibanye Gold as a fully independent company on both the JSE and the NYSE stock exchanges. Subsequently, in October 2013, Sibanye Gold Limited purchased the interest held by Gold One in Rand Uranium and Ezulwini. The Gold One assets which became part of Sibanye Gold included the Cooke operations (underground mining and surface reclamation operations) for gold and uranium production. This transaction gave Sibanye Gold control of a substantial portion of the surface mineral resources in the region. A Preliminary Feasibility Study (PFS) was completed during 2013 and confirmed that there is a significant opportunity to extract value from the surface Mineral Resources. A number of Definitive Feasibility Studies (DFSs) were also subsequently completed on various combinations of TSFs. Sibanye Gold’s TSF reclamation assets were housed in a special purpose vehicle (SPV) called WRTRP. In 2018, Sibanye Gold vended its interest in WRTRP to DRDGOLD for an equity stake of 38.05% and an option to subscribe for additional shares for cash to take its stake to 50.1%. In mid-2018, FWGR initiated Phase 1 of a phased approach to its growing reclamation operations. In 2020, FWGR completed a DFS to understand the techno-economic merits of expanding the operations to a higher processing throughput, using different combinations of TSFs, the construction of a large-scale processing plant (CPP) and RTSF. The study concluded that the expansion was deemed robust and economically viability.

SOUND MINING

Table 2: Historical Development of FWGR

Owner/Operator	Period	Project and/or Transaction	Properties	Activity	Outcomes
Gold Fields Group Limited		WWP	Driefontein Complex (Driefontein 1, 2, 3, 4 and 5 TSFs); Kloof Complex (Kloof 1 and 2 TSFs, Libanon and Leeudoorn TSFs; Venterspost Complex (Venterspost North and Venterspost South); and the South Deep Complex		Aimed at retreating several West Rand TSFs to recover gold, uranium and sulfur and storing the tailings on a new CTSF
Gold Fields - subsidiary GFI Mining South Africa (Proprietary) Limited	2009	West Wits Tailings Treatment Project (WWTTP)	Driefontein Complex, Kloof Complex, Libanon, Leeudoorn, Venterspost Complex and South Deep Complex	WWTTP Feasibility Study near completion	
Rand Uranium Limited (Rand Uranium)	2009	CUP	Cooke mining Complex	CUP Feasibility Study near completion	Treatment of the Cooke TSF for gold, uranium and sulfur. Arising tailings would be deposited onto the Geluksdal TSF located near the CTSF
Gold Fields and Rand Uranium	Late 2009	Discussion of synergy of WWTTP and CUP - combination of WWTTP and CUP		Evaluation of a combined project	Significant re-engineering and metallurgical test work required and the project was put on hold
Rand Uranium	2010 to 2012	Completed the CUP and the Cooke Optimization Project (COP)		CUP and COP Feasibility Study completed	Applications for authorizations partially complete
Gold One International Limited (Gold One)	2012	Acquisition of Rand Uranium and Ezulwini		Revived the surface retreatment integration discussions - update CUP DFS	The uranium price dropped significantly during this period
Gold One JV with Gold Fields	2012 to 2013	JV to investigate economic potential of concurrently re-processing current arisings and TSFs	TSFs and current arisings in the Carletonville/Westonaria/Randfontein region	Gold One/Gold Fields JV Scoping Study completed end 2012	The work retuned the potential for further detailed study-work
Gold Fields unbundled GFI Mining South Africa (Proprietary) Limited and created Sibanye Gold Limited	Early 2013	Unbundling of the Kloof-Driefontein Complex and Beatrix Gold Mines and listing of Sibanye Gold on the JSE Limited and NYSE	Unbundling of the Kloof-Driefontein Complex and Beatrix Gold Mines		
Sibanye Gold Limited	2013	Acquisition from Gold One of the Rand Uranium and Ezulwini assets	As a result of the transaction, Sibanye Gold held most of the surface resources in the region	Gold One/Gold Fields JV Scoping Study completed a PFS	PFS showed significant opportunity to extract value from the surface resources
Sibanye Gold	2015	Study initiated for the original Version 1 West Rand Tailings Retreatment Project (V1-WRTRP)	Treatment of the Driefontein 5 TSS and Driefontein 3 TSF using Ezulwini uranium process plant	DFS for the first phase of the V1-WRTRP	The viability of the envisaged tailings retreatment project was confirmed
Sibanye Gold	December 2015	Integrated study on Version 2 of the WRTRP (V2-WRTRP)	Cooke, Driefontein 5 TSF, Driefontein 3 TSF and Cooke 4 South TSF	Integrated study for the production of gold, uranium and sulfuric acid - DFS for V2-WRTRP	DFS for V2 - WRTRP. On completion of the DFS, the project progressed to Front End Engineering Design (FEED) level of accuracy whilst funding and permitting was sought
Sibanye Gold	2016	Decision to close Cooke No 4 shaft		DFS to determine economic viability of using existing infrastructure including DP2 and Ezulwini uranium process plant	The viability of such a strategy was confirmed
DRDGOLD	2018	DRDGOLD acquired 100% of Sibanye Gold's SPV (WRTRP) for a now 50.1% equity in DRDGOLD	Driefontein 3, Driefontein 4, Driefontein 5, Kloof 1, Libanon, Venterspost North, Venterspost South, TSFs, DP2 and land for a RTSF and CPP	2017 Competent Persons Report, required in terms of Chapter 12 of the JSE listing requirements, for the transaction	DRDGOLD's transaction effected and WRTRP renamed to FWGR
FWGR	2020	FWGR Phase 2 expansion	Driefontein 3, Driefontein 4, Driefontein 5, Kloof 1, Libanon, Venterspost North, Venterspost South, TSFs, DP2 and land for a RTSF and CPP	DFS completed to understand the techno-economic merits of expanding the operations, using different combinations of TSFs, the construction of a large-scale processing plant (CPP) and RTSF	The study found the expansion to be robust and economically viable

Source: DRDGOLD, 2022

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Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 44 6. GEOLOGICAL SETTING, MINERALIZATION AND DEPOSIT Item 6 (i); (ii) and (iii) 6.1. Regional Setting, Mineralization and Deposit The mineral assets considered in this TRS are the tailings derived through the mining and processing of the Driefontein, Kloof, Libanon and Venterspost mines of the Witwatersrand Gold Fields. As such the mineralization of the mined material which produced the tailings, now being processed by FWGR, is described in this TRS. Whereas the nature of the underlying geology is not of direct relevance, an understanding of the scale and nature of the gold mineralization that was targeted in the historical mining operations provides insight into the structure and composition of the mineral assets. The assets of FWGR are derived from the West Rand and Carletonville Goldfields of the gold-bearing, late Archaean (2.7Ga to 3.2Ga), Witwatersrand Supergroup (Witwatersrand Basin). The Witwatersrand Basin is the largest gold bearing metallogenic province globally and is a roughly oval-shaped sedimentary basin, elongated in a northeast-southwest direction. The major north-south axis of the basin is approximately 160km long, stretching from Welkom to Johannesburg and where the minor, east-west axis, spans approximately 80km. The Witwatersrand Basin is filled with approximately 14,000m of sedimentary and subordinate volcanic units, of which only small portions outcrop to the south and west of Johannesburg. The Witwatersrand Supergroup overlies an Archaean (>3.1Ga) granite-greenstone basement and the 3.08Ga to 3.07Ga Dominion Group and is subsequently uncomfortably overlain, by units of the Ventersdorp (~2.7Ga), Transvaal (~2.6Ga) and Karoo (~280Ma) Supergroups (Figure 9). The basin hosts vast auriferous and uraniferous deposits which have been grouped into geographically distinct sub-basins or goldfields (Figure 10). The goldfields are separated by stratigraphy where no economic mineralization has been discovered. The stratigraphy of the Witwatersrand Supergroup is broadly split into two Groups, namely the Central Rand and the West Rand Groups, which in turn are split into a series of subgroups, formations and members (Figure 11). The stratigraphic structure of the Witwatersrand Supergroup is well understood at subgroup level, however at formation level, correlation problems are encountered between the defined goldfields. The recognition of basin-wide disconformities, can be used as a basis for stratigraphic correlation and thus permits the correlation of formations between the various goldfields to higher comfort levels (McCarthy and Rubidge, 2006). The principal economic reefs have been correlated across various goldfields and do not occur at the same stratigraphic level. Recent studies consider the deposition in the Witwatersrand sediments to have taken place along the interface between a fluvial system and an inland sea. Specifically, this body of water is considered to be a retroarc-foreland basin which formed in response to crustal thickening on the northern edge of the Kaapvaal Craton, during a collision with the Zimbabwe craton to the north. The varying stratigraphic position of the narrow, 0.1m to 2.0m thick quartz-pebble conglomerate reefs are interpreted to represent major, diachronous, entry points of coarse-grained sediment into the basin. They appear to be laterally coalesced fluvial braid-plains, where gold was concentrated within conglomerates which developed, primarily along erosional unconformities. The extent of the development of the various unconformities is greatest near the basin margins and decreases towards the more distal areas. Complex patterns of syn-depositional faulting and folding have caused significant variations in sediment thickness and sub-vertical to over-folded reef structures are characteristic of the basin margins. Structurally, the Witwatersrand Basin has experienced a long and complex history, affected by several superimposed structural events, differentiated as syn- and post-depositional deformations. Syn-depositional deformation played a key role in the original distribution of sediments which controlled the locality of auriferous conglomerates and the thickness of enclosing sedimentary sequences. Later faulting and folding of the sequence determined which parts of the Witwatersrand Basin remained buried, as well as the depth extent of mineable horizons, relative to the present-day surface.

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 45 Figure 9: Regional Geological Setting of the Witwatersrand Supergroup Source: Sound Mining, 2022

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 46 6.2. Local Geological Setting, Deposit and Mineralization In terms of a more local description, the FWGR assets comprise of TSFs of tailings material derived from the mining and processing of ore from the Driefontein, Kloof, Libanon and Venterspost mining operations, located in the West Rand and Carletonville Goldfields, on the north-western rim of the Witwatersrand Basin (Figure 10). Figure 10: Geology of the Witwatersrand Basin Source: Sound Mining, 2022

These operations exploit the Ventersdorp Contact Reef (VCR) located at the top of the Central Rand Group, the Carbon Leader Reef (CLR) near the base of the Central Rand Group and the Middelvlei Reef, which stratigraphically occurs 50m to 75m above the Carbon Leader. Additional minor reefs including the Kloof, Elsburg, Kimberley and Libanon Reefs are exploited at some operations (Figure 11). The Central Rand Group, is dominated by course-grained siliciclastic metasedimentary facies with subordinate fine-grained (mudstone) facies. Its depositional environment is interpreted as alluvial deltas and braided streams which formed at the fluvial - shallow marine interface. The proximal, high-energy facies are directly linked with the concentration of detrital gold, pyrite and uraninite and thus the Central Rand Group accounts for 95% of the gold production from the Witwatersrand Basin.

Figure 11: Witwatersrand Supergroup Stratigraphic Section


Depth (m)
Group
Subgroup
Formation
Lithology
Reefs
Age (Ma)
2,000
1,000
0
1,000
2,000
3,000
4,000
5,000
CENTRAL RAND
WEST RAND
Turffontein
Johannesburg
Jeppestown
Government
Hospital
Venterspost
Mondeor
Elsburg/ Eldorado
Kimberley
Booysens
Krugersdorp
Luipaardsvlei
Randfontein
Main
Blyvooruitzicht
Maraisburg
Roodepoort
Crown
Babrosco
Rietkuil
Koedoeslaagte
Afrikander
Elandslaagte
Palmietfontein
Tusschenin
Coronation
Promise
Bonanza
Brixton
Parktown
Orange Grove
Ventersdorp Contact Reef
South Deep
Bastard, EA, Upper Elsberg
Denny's, Beatrix, Composite
Crystalkop, A, Kalkoenkrans, B, Kimberley
Basal, Steyn, Vaal, Saaiplas, Leader, Monarch, Bird
Livingstone
Middelvlei
North, Main, South, Carbon Leader, Commonage
Ada May, Beisa
Veldskoen, Inner Basin Reefs
M
Buffelsdoorn, Outer Basin Reefs
Government
M
Rivas Reef
Coronation
M, D
D
Bonanza
M
M
M
M
2,714 ± 8 Ma
>2,780 ± 3 Ma
<2,849 ± 18 Ma
<2,840 ± 3 Ma
<2,872 ± 6 Ma
<2,822 ± 6 Ma
<2,902 ± 13 Ma
2,914 ± 8 Ma
<2,931 ± 8 Ma
<2,985 ± 14 Ma
M Magnetic shale
D Diamictite
Reef
Conglomerate
Sandstone
Shale
Lava

Source: Frimmel et al, 2005

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Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 48 The gold bearing reefs are fundamentally distinguished by their association with quartz-pebble conglomerates, which are confined by a basal angular unconformity and an upper planar bedding surface separating it from an overlying quartz wacke or siltstone unit. The extent of the unconformable surfaces is typically greatest at the basin margins and decreases towards the distal areas of the basin. The Witwatersrand Supergroup is poorly exposed in outcrop due to the overlying, younger cover sequences. The surface geology of the mining area comprises outliers of Karoo Supergroup shales and sandstones, followed by Pretoria Group sediments and the Chuniespoort Group dolomites of the Transvaal Supergroup. In the center of the Witwatersrand Basin, units of the Witwatersrand Supergroup have been upturned and exposed in the Vredefort meteorite impact crater which is dated at 2,023Ma. The region is structurally complicated with a major structural fault, the West Rand Fault, separating the West Rand Goldfield operations from the South Deep Gold Mine to the east (Figure 10). Additional horst structures are superimposed upon the southeast plunging West Rand Syncline including the Bank Fault (Figure 10), a large west dipping fault with a down-throw to the west. The structural features affect the preservation, depth and length of the economic reefs. In the area east of the Bank Fault the majority of mining exploits the VCR, with minor contributions from the Middelvlei Reef and the Kloof Reefs (Gold Fields). West of the Bank Break the CLR is generally a high-grade reef and represents the major source of Run-of-Mine (RoM) with minor contributions from the VCR and Middelvlei Reef. 6.3. Property Geology, Deposit and Mineralization FWGR TSFs are located on two mining rights (Figure 12) within the West Rand and Carletonville Goldfields. As stated above, they are the processed waste derived from the mining and processing of auriferous and uraniferous ores from Driefontein, Kloof, Libanon and Venterspost mining operations. The mining operations targeted different reefs, namely: • the Driefontein TSFs comprise primarily processed VCR, CLR and Middelvlei Reef; • the Kloof TSF comprises primarily processed VCR, Middelvlei Reef and the Kloof Reef; • the Venterspost TSFs comprise primarily processed Middelvlei Reef and VCR; and • the Libanon TSF comprises material from the VCR, Libanon Reef, Kloof Reef and Middelvlei Reef. The composition of a TSF depends on the geochemical make-up of the material being mined and the chemicals used in the mining and extraction process. In addition to the internal structure, the TSF reflects the mining strategy and depositional methodologies employed at each operation. A single TSF can have portions of different composition and specific gravity (SG) due to changes in underlying orebody contribution, the deposition of tailings arising from different operations and differing depositional strategies. The bulk density of tailings material is a critical factor in the accurate estimation of quantities and thus an investigation into the lateral and vertical variation was conducted. These factors can result in a considerable variation in gold content and distribution throughout a TSF where such variation has an impact on final recoveries and projected revenues for the operation. Various exploration programs and subsequent geological modelling has enabled the classification of FWGR TSFs as Mineral Resources with a bulk density ranging from 1.40g/cm3 to 1.45g/cm3. In addition, secondary processes such as metal re-mobilization, erosion, weathering, leaching and acid mine drainage can further affect the geochemical characteristics of a TSF. These processes tend to progress faster in a TSF compared to a primary ore body as weathering, erosion and oxidation are accelerated by the fine particle size of the material, and leaching together with acid mine drainage occur due the large amount of water associated with TSFs. Gold can undergo mobilization within the TSF with time and hence may exhibit areas of re-concentration and even be present in the sub-structure soil. The geochemical characteristics of the footprint geology, such as dolomites, granites, quartzites, has a bearing on the mobilization dynamics of a TSF. Hence, depending on several factors such as footprint, age of deposition, beneficiation and primary reef origin of slimes, a TSF may exhibit areas/layers of differing grade profiles. The modelled dumps show vertical and lateral variation in gold grade and although exceptions occur, in general, the grade tends to increase towards the bottom of the dump and into the footwall. Detailed exploration results and geological modelling is outlined in Item 7 and Item 11 respectively.

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 49 Figure 12: Property Geology Source: Sound Mining, 2022

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 50 7. EXPLORATION Item 7 (i); (ii); (iii); (iv); (v) and (vi) Exploration completed on the TSFs has been used in the generation of a Mineral Resource estimate for each TSF. All TSFs are included in the LoM plan and no exploration has been completed on additional exploration targets. 7.1. Methods and Databases The extent, morphology and structure of the TSFs is relatively simple when compared to conventional mineral deposits. Consequently, the exploration programs are also simple and straightforward. Exploration of the FWGR’s assets comprised: • auger drilling programs to permit sampling for gold content and mapping of the gold distribution undertaken in drilling campaigns by Gold Fields in 2007, 2008 and 2009 for the Driefontein, Kloof, Libanon and Venterspost TSFs; • surveying of the borehole collars undertaken by Gold Fields in-house surveyors to determine physical dimensions and volumes verified independently by Light Detection and Ranging (LIDAR) consultants; • metallurgical and flow sheet development test work including historical studies by SGS South Africa (Proprietary) Limited (SGS) and recent test work by Mintek; and • tailings toxicity tests and SG determination - undertaken by SLR Consulting (Africa) (Proprietary) Limited and The RVN Group (Proprietary) Limited (The RVN Group). 7.2. Geophysical Characterization No geophysical investigation of the TSFs has been undertaken as part of the exploration programs. 7.3. Geo-hydrological Characterization A geohydrological investigation of the TSFs did not form part of the exploration programs. It is not required for the determination and classification of FWGR’s Mineral Resources. The handling of surface water is described in the mining and processing Items (Item 13 and Item 14). 7.4. Geotechnical Characterization A geotechnical investigation of the TSFs did not form part of the exploration programs. It is not required for hydraulic mining of the unconsolidated tailings material. The slope angles and bench widths do not pose a risk to the mine design (Item 13.1). Geotechnical assessments were performed for the design of the RTSF (Item 15.1.2). The auger drilling method performed during exploration does not allow for the orientation of samples. Geotechnical characterization is not applicable to the determination and classification of FWGR’s Mineral Resources. 7.5. LIDAR and Surveying A detailed helicopter-based LIDAR survey was undertaken by Gold Fields in late 2008. The survey was conducted by Southern Mapping Company (Proprietary) Limited and the total area surveyed was approximately 44,000ha. The aerial survey was conducted using an aircraft mounted LIDAR system which scanned the ground below with a 70kHz laser. Digital color images were also gathered to produce color orthophotos. The survey was conducted at a height of 1,100m above datum with an image pixel size of 15cm. The vertical accuracy was 10cm and the horizontal accuracy was 20cm. The survey was calculated in Hartebeesthoek94, LO27 projection with ellipsoidal heights. The data was supplied to Gold Fields in CAPE LO27 with orthometric heights. The LIDAR survey provided surface data from which three-dimensional (3D) models of the TSFs were constructed.

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 51 The Driefontein 5 TSF and Driefontein 3 TSF were surveyed in 2004 and 2006 respectively by Gold Fields, using differential Global Positioning System (GPS) methodology. In all instances it was found that the vertical positioning of the drillhole collars were offset from the surface of the TSFs as determined from the LIDAR survey. The offset ranges from approximately 0.5m to several meters. It was assumed that the LIDAR survey was the more accurate of the two surveys and the drillhole positions were moved to intersect the top of the TSF wireframes. 7.6. Drilling Historical exploration programs and Mineral Resource estimates that have contributed to the overall exploration database include: • a Mineral Resource estimate (Minxcon 2008); and • Gold Fields (2007) undertook an initial drilling campaign on Driefontein 5 TSF and Driefontein 3 TSF. The Mineral Resources were reported in Minxcon (Proprietary) Limited (Minxcon) report R2008-14 (2008). The drilling continued in 2008 to cover 13 TSFs in the Kloof, Driefontein, and Venterspost areas. The drilling was done on either a 100m-by-100m or a 200m-by-200m grid. All drillholes were vertical and downhole surveys were considered unnecessary as the drillholes were shallow, generally <70m deep. The drillhole grid and downhole sampling density are sufficient to establish both grade and geological continuity. The drilling was undertaken using a fully portable hydraulic drill rig comprising a rotating spiral auger drill encased in a stainless-steel core barrel/rod. The rod comprises a 50mm nominal bore drill rod and inner spiral, with the inner spiral rotating in the opposite direction to the outer casing whilst advancing into the tailings material. The drilling is performed dry and due to the nature of the drilling the resultant samples are not oriented. Orientation is not relevant to mining methodologies of the TSFs. Samples have been described and assayed appropriately to support a Mineral Resource estimation. Two drilling contractors were utilized, namely Dump and Dune Drillers (Proprietary) Limited and Gold Mine Sands and Slime Dam Drillers (Proprietary) Limited. Both companies have experience in the drilling of tailings material and comply with industry practices. Auger and sonic drilling of tailings material by its nature is intrinsically open to contamination and therefore requires particular care to ensure the results are adequate for use in a Mineral Resource estimate. The drilling programs were supervised by in-house qualified geologists and a high degree of corporate governance is evident. The drilling methodologies were independently audited by SRK Consulting (Proprietary) Limited (SRK) in 2008 for Driefontein 5 TSF, Driefontein 3 TSF, Kloof 1 TSF, Libanon TSF, Venterspost North TSF and Venterspost South TSF. Drilling logs were kept by the drilling foreman but no sample photographs were kept. Given the drilling methodology, this is not considered inappropriate. Overall conclusions for each drilling campaign suggest that the drilling and sampling programs were conducted to industry standards and suitable for incorporation into a Mineral Resource estimate. The location of the drillhole collars for the TSFs are shown in Figure 13 to Figure 18. The total number of drill holes is 1,180 with an approximate length of 72km. 7.7. Exploration Budget Numerous historical exploration activities now contribute to the FWGR’s overall exploration database and it is anticipated that FWGR will continue to conduct exploration activities which are necessary to keep ahead of recoveries and to update knowledge of the content within the TSFs. Provisions for future exploration are included in the DCF model.

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 52 8. SAMPLE PREPARATION, ANALYSIS AND SECURITY Item 8 (i); (ii); (iii); (iv) and (v) 8.1. Sampling Method Auger Drilling: the auger drill comprises a rotating spiral auger drill bit encased in a stainless-steel core barrel. The core barrel comprises a 50mm drill rod and inner spiral, with the inner spiral rotating in the opposite direction to the outer casing as the tailings material is penetrated. The extension rods and spiral augers have three lengths; namely 1.5m, 3.0m and 4.5m. The typical drilling cycle comprised the following sequence, repeated until the floor of the TSF was intersected: • an initial sample was drilled with a 1.5m spiral auger/sample tube, after which the first sample was extracted; • the subsequent sample was drilled with a 3.0m auger/sample tube and the 1.5m sample extracted; • thereafter, a 4.5m spiral auger/sample tube was used and the sample extracted; and • the succeeding samples were extracted from the 4.5m spiral auger plus a 1.5m extension rod, followed by a 3.0m extension rod and then a 4.5m drill rod. The first two samples were extracted directly into new sample bags by using the drill rig to reverse the rotation of the spiral within the 1.5m and 3.0m auger/sample tubes. The sample bag was placed over the end of the tube to collect the sample following which the spiral auger and interior of the barrel were cleaned by using a cloth and a steel brush to remove the tailings material. Subsequent samples were extracted by removing the spiral auger and the sample collected in a rubber trough. The first 10cm to 15cm of the sample were discarded as they would be the most likely to have contamination and the remainder of the sample was transferred into the bag at the end of the rubber trough. The sample bag was then closed, placed in sequence and the tickets added. The sample at the floor of the TSF is collected into two separate bags containing the soil/footprint sample and the lowermost tailings sample. The entire sample was collected and consequently the full length of the TSF was sampled, ensuring representivity. No relationship exists between sample recovery and grade as the material is fine grained and the entire sample was collected so no preferential loss of fines is anticipated. Each resulting sampled weighed between 2kg and 4kg and is considered suitable for the fine grain size of the tailings. No selective sampling was undertaken. The drilling sites were visited by independent consultants who concluded the sampling and management of samples by the drillers was of a high quality, well controlled and from the evaluation of the quality control data, the number of errors made by the drillers was very small. The samples were not geologically nor geotechnically logged as these criteria cannot be obtained from an auger sample. 8.2. Sample Security The database used for the Mineral Resource estimation was thoroughly reviewed and found to be reliable. 8.3. Analytical Laboratories Four independent laboratories were used for sample analysis, namely: • SGS, located on Santos Road off the, R559 Zuurbekom Road, Randfontein; • Set Point Laboratories (Set Point), located at 55 Angus Crescent, Longmeadow Business Estate Ext 7, Kempton Park; • ALS Chemex South Africa (Proprietary) Limited (ALS), located at 3 Friesland Drive, Longmeadow Business Park, Edenvale, and • Performance Laboratories (Proprietary) Limited (Performance Laboratories), located at Cooke Recovery Plant, Santos Road, Off the R559 Randfontein.

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 53 All except for Performance Laboratories, are accredited by the South African National Accreditation System (SANAS) for gold assay. At the time of work, Performance Laboratories did meet the requirements of ISO/IEC 17025:2005 for gold assay which accreditation was valid until February 2015. Set Point and ALS were independently inspected and found to follow best practice principles of quality management. They have procedures of chemical analysis and assay that meet the requirements for code compliance. They use sample preparation equipment that complies with international accepted practices and laboratory information management systems with sample tracking. Quality management systems exist with quality checks throughout the entire assay and analytical process. 8.4. Analytical Procedures Gold analysis was undertaken using standard fire assay methodology with gravimetric finish which is considered appropriate and is conventional industry practice for the sample type. The laboratory sample preparation was standard for auger drill samples and included drying, jaw crushing to a nominal 10mm if compacted, pulverizing with a disc pulverizer and manual homogenization. The final sample size submitted for assay was 500g and the likelihood the samples being non-representative is low. 8.5. Quality Assurance and Quality Control (QA/QC) The internal laboratory standards and blanks (between two and four per fifty) were inserted in every batch. Internal standards with a blind standard were used on all instruments. The laboratories undertake regular evaluation of overall performance by statistical evaluation of all QC data. The laboratory internal checking processes were independently checked and found to be standard and reliable. Several checks were undertaken on the importation of data into the Mineral Resource estimation software with no issues highlighted. Laboratory reports suggest that blanks and Certified Reference Materials (CRM) were included for every 100 samples. The CRMs submitted were African Mineral Standards (AMIS) AMS0046 at 0.67g/t Au; AMIS AMS0080 at 1.14g/t Au and accredited blank AMIS AMS0069 <0.002g/t Au. The spread of gold grades in the CRM is appropriate and the review of the quality control and quality assurance data concluded that 13.7% of the total population of samples (13,000 samples) were outside of the two standard deviation limits allowed and were re-analyzed. 8.6. Bulk Density In general, the conversion from volume to quantity in the case of mineral deposits is undertaken by the application of a density or the SG determined experimentally on dry samples. Density is the mass per unit volume e.g., t/m3, whilst SG is the ratio of the density of a substance to the density of a reference substance (usually water); and is a unitless ratio of the mass of a substance to the mass of a reference substance for the same given volume. Wet density measurements can be undertaken for samples with moisture content. Bulk density, however is defined as the dry weight of a material per unit volume of that material. Bulk density considers both the solids and the pore space; whereas, density and SG consider only the solids. The density throughout the various TSFs will vary marginally depending on the original reefs mined. An average density of 1.40t/m3 was used in the 2018 Mineral Resource estimate but this Mineral Resource has now been updated using a density of 1.42t/m3 because of data subsequently available to FWGR from the current operations and from recent test work performed by The RVN Group. This compares favorably with the average densities reported by other companies in the business of retreating Witwatersrand tailings (Table 3).

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 54 Table 3: Dry Densities used by Other Re-treatment Companies for the Witwatersrand Operations Company TSF Dry Density (t/m3) Rand Uranium West Rand Operations 1.45 Anglo Gold Ashanti Vaal River Operations 1.45 Ergo Mining (Proprietary) Limited Elsburg Tailings Complex 1.42 Mintails SA West Rand Projects 1.40 Source: Sound Mining, 2022 The QP has therefore assumed a consistent density of 1.42t/m3 for the Mineral Resource estimate as at 30 June 2023. The use of a dry density in the estimation of an in situ Mineral Resource is standard best practice and the dry density value has been applied to the Mineral Resource estimate. 8.7. Concluding Comments The QP considers the sampling method, sample preparation and analytical procedures adequate for this type of mineralization. Sample security is considered adequate and the resulting database reliable. Standard analytical processes were used for sample grade determination with Quality Assurance and Quality Control (QA/QC) (Item 9) providing confidence in the results.

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 55 9. DATA VERIFICATION Item 9 (i); (ii) and (iii) 9.1. Independent Verification The TSFs exploration programs were conducted during 2007 to 2009 with independent oversight and review provided by Minxcon (Proprietary) Limited, with auditing of the results by SRK Consulting (Proprietary) Limited. The overall conclusions for each drilling campaign suggests that the drilling and sampling programs were conducted to industry standards and are acceptable for a Mineral Resource estimate. The TSF volumes were independently verified by Southern Mapping Company Limited. Sound Mining has since completed an independent review of the available information and a verification of the data used for the LoM plan to exploit FWGR’s Mineral assets. This involved integrity checks on the capturing of data and interviews with the specialists involved in the original exploration programs. The QP is satisfied with the accuracy and integrity of the Mineral Resource estimate. The QP is further comforted by the fact that mining of the Driefontein 5 TSF (December 2018 to current) has confirmed both the volume and grade estimates of the TSF. It should also be noted that the type and style of mineralization of the original reefs exploited during the establishment of the TSF assets are not relevant to the Mineral Resource estimate. 9.2. Concluding Comments The QP has relied on the verification process completed in the original Mineral Resource estimation and is of the opinion that the data is adequate for use in this TRS.

10. MINERAL PROCESSING AND METALLURGICAL TESTING

Item 10 (i); (ii); (iii); (iv) and (v)

10.1. Metallurgical Test Work

The test work described here under relates to understanding recoveries applicable to the TSF mineral deposits. The metallurgical characterization of the TSFs in the area have been covered by numerous techno-economic studies from 2000 to date. These have ranged from Scoping Studies through PFS work to DFS levels of accuracy. The metallurgical test work covered various processing options including direct leach, grinding, ultra-fine grinding and flotation.

Metallurgical test work, on the FWGR's TSFs, was completed by three independent laboratories, namely SGS Lakefield (SA) located at 58 Mellville Street Booysens Johannesburg 2091, Mintek located at 200 Malibongwe Drive, Praegville, Randburg, 2194, and Paterson & Cooke located at Regus Business Centre, Country Club Estate, Johannesburg, Woodlands Drive, Woodmead, 2191. Results were independently reviewed by ENC Minerals (Proprietary) Limited and are considered acceptable by the QP. These laboratories are all accredited by the SANAS for gold assay. All three laboratories were independently inspected. They follow conventional best practice principles of quality management and have procedures of chemical analysis and assay that are accepted as fulfilling the requirements of compliancy demanded of modern mining companies. They use sample preparation equipment that complies with international accepted practice. They have installed well developed laboratory information management systems with sample tracking. They have evolved quality management systems in place with quality checks through the entire assay and analytical process.

Test work has been performed on Driefontein 5 TSF, Driefontein 3 TSF, Libanon TSF, Kloof 1 TSF and Venterspost North TSF. Less test work was performed on the Venterspost South TSF. The diagnostic leach results as well as gold deportment per size fraction of the Driefontein TSFs are included in Table 4, Table 5 and Table 6.

Table 4: Full Diagnostic Leach Results on Un-milled Feed Samples

Diagnostic Results Un-milled Feed Sample Association	Driefontein 5 TSF		Driefontein 3 TSF	
	(g/t Au)	(% Au)	(g/t Au)	(% Au)
Gold Available to Direct Cyanidation	0.22	52.4	0.24	54.7
Gold that is Preg-robbed Carbon-in-Leach (CIL)	0.00	0.0	0.02	3.5
Gold Associated with GCI Digestible Minerals	0.05	11.4	0.06	14.9
Gold Associated with HNO_3 Digestible Minerals	0.04	10.3	0.03	6.9
Gold Associated with Carbonaceous Matter	0.00	0.0	0.02	4.1
Gold Associated with Quartz (balance)	0.11	25.9	0.07	16.0
Total	**0.41**	**100.0**	**0.43**	**100.0**

Source: Mintek, 2015

Table 5: Driefontein 5 TSF Feed Sample Assay by Size

Particle Size (µm)	Mass (%)	Cumulative Mass (% mass)	Discrete Grade Au (g/t)	Discrete Distribution (%)			Cumulative Distribution (%)		
				Au	U_3O_8	S_2	Au	U_3O_8	S_2
150	5.5	94.5	1.13	15.2	4.1	0.9	100.0	100.0	100.0
106	10.8	83.6	0.62	16.3	4.8	1.9	84.8	95.9	99.1
75	15.1	68.5	0.34	12.4	7.9	6.1	68.6	91.0	97.2
53	10.6	58.0	0.27	6.9	6.3	11.9	56.1	83.2	91.1
38	8.7	49.3	0.32	6.7	6.4	16.1	49.2	76.9	79.2
25	9.0	40.3	0.31	6.8	7.9	17.6	42.5	70.5	63.1
15	22.0	18.3	0.23	12.3	36.9	33.6	35.7	62.6	45.5
-15	18.3		0.53	23.4	25.7	11.9	23.4	25.7	11.9
Total	**100.0**			**100.0**	**100.0**	**100.0**			
Head Grade (calculated)			0.41						
Head Grade (measured)			0.41						
Variance			0.70%						

Source: Mintek, 2015

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Table 6: Driefontein 3 TSF Feed Sample Assay by Size

Particle Size (µm)	Mass (%)	Cumulative Mass (% mass)	Discrete Grade Au (g/t)	Discrete Distribution (%)			Cumulative Distribution (%)		
				Au	U_3O_8	S_2	Au	U_3O_8	S_2
150	5.0	95.0	1.48	18.0	5.5	0.08	100.0	100.0	100.0
106	12.9	82.0	0.39	12.2	5.9	1.8	82.0	94.5	99.2
75	17.0	65.0	0.37	15.3	8.9	7.9	69.8	88.6	97.5
53	10.5	54.6	0.34	8.6	6.8	12.6	54.5	79.8	89.5
38	8.4	46.2	0.34	6.9	6.3	16.1	45.9	72.9	76.9
25	7.8	38.4	0.27	5.1	6.1	14.7	38.9	66.7	60.7
15	24.9	13.5	0.29	17.5	40.2	38.8	33.8	60.5	46.1
-15	13.5		0.50	16.3	20.3	7.3	16.3	20.3	7.3
Total	**100.0**			**100.0**	**100.0**	**100.0**			
Head Grade (calculated)			0.41						
Head Grade (measured)			0.43						
Variance			4.10%						

Source: Mintek, 2015

The presence of preg-robbers in the tailings material can be ascertained from the above results. Preg-robbing is the phenomenon whereby the gold cyanide complex, Au $(CN)_2$, is removed from solution by the constituents of the ore. The preg-robbing components may be the carbonaceous matter present in the ore, such as wood chips, organic carbon, or other impurities, such as elemental carbon.

The actual content of the preg-robbers in the samples seems to vary from 0% up to 10% in certain samples. This pattern is consistent with results from similar operations and is a function of the nature of the material being re-mined. In particular, areas on a TSF which contain organic matter and plants (i.e., side walls, reed beds etc.) will have elevated preg-robbing content. It is therefore an established practice to design a plant with a Carbon-in-Leach (CIL) system and not a Carbon-in-Pulp (CIP) system. The process design does allow for CIL to mitigate the impact of preg-robbers on recovery potential.

The recoveries in Table 7 are underpinned by test work and records from the currently throughput of Driefontein 5 TSF at the DP2. FWGR also actively try to liberate addition gold locked in silicates through additional fine grinding by employing a regrind ball mill to enhance overall recoveries. This possibility for improved recoveries is supported by the fact that approximately 30% of the contained gold is found in the coarse fractions (>106µm). Historically the most favorable liberation on Witwatersrand Basin gold bearing ores have been achieved at grind sizes of <75µm. Both the diagnostic leach and assay by size results confirm the need to mill the coarse fractions in order to improve recovery.

Based on the test work, Sound Mining's QP is comfortable that the following processing recoveries are achievable on the various TSF feed sources (Table 7).

Table 7: Summary of Process Recovery Potential

TSF	Process Recovery (%)
Driefontein 5	49.5%
Driefontein 3	56.6%
Kloof 1	50.5%
Libanon	47.2%
Venterspost North	54.7%
Venterspost South	62.5%

Source: Sound Mining, 2022; and FWGR, 2020

10.2. Concluding Comments

The initial metallurgical test work, sampling and bulk sample trials used to support the Mineral Resource estimates and feasibility study-work is considered by the QP to reasonably represent the deposit as a whole. The processing of the Driefontein 5 TSF has provided the QP with further confidence in that the actual metallurgical recoveries have been consistent with the initial forecast.

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Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 58 11. MINERAL RESOURCE ESTIMATES Item 11 (i); (ii); (iii); (iv); (v); (vi) and (vii) The original Mineral Resource estimates of 2009 were confirmed by Sound Mining in 2018. Sound Mining independently reviewed the database, geological models, estimation methodology and classification criteria. Sound Mining concluded that the estimations are based on a suitable database of reliable information and that no material issues were found which could affect the overall estimate. The density assumption used for the various TSFs in the 2018 Mineral Resources estimate was 1.40t/m3. It has since been revised to 1.42t/m3 following FWGRs data from the mining of the Driefontein 5 TSF. Geological losses are not applied because the entire volume of a TSF will be processed once included into FWGR’s Mineral Resource base for future exploitation. 11.1. Geological Models and Interpretation TSFs constructed from the tailings of Witwatersrand gold mining operations have been successfully and economically exploited for decades and the geotechnical and geometallurgical characteristics are well understood from experience and test work on the FWGR assets themselves. Apart from the potential risks identified in Item 12.1, no factors of a geotechnical or geometallurgical nature have been identified that would have a significant effect on the prospects for eventual economic extraction. The exploration database has been demonstrated to comprise analytical data obtained from reliable laboratory assays on samples obtained from sampling and drilling programs based on industry best practice. The drillhole grid spacing is comparatively close for typical TSF drilling programs and the entire depth of each TSF was sampled. The data density is therefore considered sufficient to assure continuity of mineralization and structure and provides an adequate basis for estimation. The exploration database was imported into DataMineTM Studio 3 software and data validation was undertaken to ensure the integrity and validity of the imported data. The samples for Driefontein 5 TSF and Driefontein 3 TSF represent 3.0m composite samples while the samples from all of the other TSFs were 1.5m in length. The final sample length for each borehole, where it contained footwall material, was separated into tailings and footwall material and treated separately by the laboratory. Three dimensional wireframe envelopes were constructed from surveyed data and drillhole information. The top wireframe surface for the Driefontein 3, Driefontein 5, Kloof 1, Libanon, Venterspost North and South TSFs were constructed from LIDAR data. The base/footprint wireframe was constructed from the soil intercept depths from the drillhole data and the footprint perimeter. The wireframes comprised simple 3D representations of the volume of the TSFs and as such are not open to alternative interpretations. 11.2. Estimation Methodology Ordinary Kriging was undertaken for the gold grade estimation which allows for testing of the accuracy and efficiency of the estimation. Due to the construction of the TSFs and potential gold remobilization, a spatial grade distribution was anticipated and since Kriging is based on modelling the spatial variances within an orebody, this method was considered the most reliable and accurate. The capping of anomalously high-grade values was only applied to Driefontein 5 TSF and Kloof 1 TSF. These capping values were determined from the probability plots generated for each TSF. Capping in the variography stage of the estimation limits the excessive variances of the anomalously high grade from skewing the distribution away from the representative variance of the data distribution. Capping in the Kriging stage limits the zone of influence that the ultrahigh grades have on the estimation of the surrounding areas. This is considered an appropriate method of data handling.

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 59 The following parameters were applied in the Kriging process: • 50m-by-50m-by-3m block size as derived from 100m-by-100m drillhole spacing and 1.5m sample lengths for Driefontein 5, Driefontein 3, Kloof 1, Libanon, Venterspost North and South TSFs; • sub-cells employed at a minimum of 10m-by-10m (X and Y) for each TSF; • first search volume (SVOL1): • X and Y at approximately the variogram range; • Z search volume was in general the downhole variogram range equating to a search of 6m. Given the stratified nature of the TSFs an excessive search in the vertical direction could result in smearing of grades vertically; • minimum of 12 samples within the search volume one (SVOL1); and • maximum of 40 samples within the search volume one (SVOL1). • second search volume (SVOL2): • approximately 1.5 times the first search volume; • minimum of four samples within the search volume; and • maximum of 40 samples within the search volume. The spatial relationships of the sample grades were investigated with variograms. Both downhole and planar variograms were calculated and modelled. The aim of the downhole variograms was to determine a nugget value and the applicable vertical range of continuity, whilst the planar variogram used the nugget value determined from the downhole variogram. The anisotropy (the difference, when measured along different axes, in a material's physical or mechanical properties) for gold in each TSF was investigated. The variograms were deemed best represented by omni-directional models and the variogram parameters are shown in Table 9. The vertical (i.e., Z) range of the planar variogram model was replaced by the range determined from the downhole variogram. Where necessary (Driefontein 5 TSF and Kloof 1 TSF) both the downhole and planar variograms were conducted using top-cuts, determined from the probability plots generated for each element for each TSF. 11.3. Mineral Resource Classification The applied Mineral Resource classification is a function of the confidence of the asset tenure and consideration of the entire process from drilling, sampling, geological understanding and geostatistical relationships. FWGR’s legal tenure is secured through the necessary permitting required to access and exploit the moveable assets. The drilling, sampling, analytical processes and governance of the exploration programs have been appropriate and in-line with industry best practice and are considered to be of high confidence. The density used in the conversion from volume to tonnage has been determined from both in situ measured values and empirical data and is considered reliable. In addition, the following statistical criteria were applied to the Mineral Resource classification: • number of samples used to estimate a specific block: • Measured: at least four drillholes within the variogram range and minimum of twenty 1.5m composited samples; • Indicated: at least three drillholes within the variogram range and a minimum of twelve 1.5m composite samples; • Inferred: less than three drillholes within the variogram range. • distance to sample (variogram range): • Measured: within at least 60% of variogram range; • Indicated: within variogram range; • Inferred: further than variogram range. • lower confidence limit (blocks): • Measured: less than 20% from mean (80% confidence); • Indicated: 20% to 40% from mean (80% to 60% confidence); • Inferred: more than 40% (less than 60% confidence).

- Kriging efficiency:
  - Measured: more than 40%;
  - Indicated: 20% to 40%;
  - Inferred: less than 20%.
- Kriged variance: a relative parameter used in conjunction with the other criteria.
- deviation from lower 90% confidence limit (data distribution within the Mineral Resource area considered for classification):
  - Measured: less than 10% deviation from the mean;
  - Indicated: 10% to 20%;
  - Inferred: more than 20%.

In accordance with the criteria noted above, all of the TSF Mineral Resources were classified as Measured Mineral Resources.

11.4. Mineral Resource Verification

The following data was received, interrogated, and verified by Sound Mining (Table 8).

Table 8: Data Interrogated per TSF

TSF	De-surveyed DataMineTM Borehole File	Final Block Model	Report
Driefontein 5	compall1_au_u_s.dm	dr5_krig_all fin.dm	Minxcon 2009 updated by Sound Mining 30 June 2022
Driefontein 3	compall.dm	drth_krig_allfinal2b.dm	Minxcon 2009
Kloof 1	compall.dm	kl1_krig_all_final3c.dm	Minxcon 2009
Libanon	compall1.dm	lib_krigall1_2010c.dm	Minxcon 2009
Venterspost North	BHA.dm	vn_krig_all1_fin2d.dm	Minxcon 2009
Venterspost South	COMPALL1.dm	vs_krig_all1_final2c.dm	Minxcon 2009

Source: Sound Mining, 2022

No original laboratory assay reports were received for the TSFs for verification of the assay results; however, it must be noted that head grade assays of the Driefontein 5 TSF correspond with that expected from the Mineral Resource model. An interrogation of the stated modelling parameters yielded acceptable results and demonstrate that the variography and parameters used in the Kriging process are reasonable (Table 9). The QP concludes that the reported Mineral Resource estimation methodologies and interpretations are reasonable and can be relied upon to reflect the Mineral Resource base for FWGR.

Table 9: Variogram Parameters

TSF	Parameter	Domain	Sill	Nugget	Sill 1	X1 Range
Driefontein 5	Au	1	0.029	0.180	68.51	124
Driefontein 3	Au	1	0.024	0.280	91.47	134
Kloof 1	Au	1	0.008	0.560	82.82	120
Libanon	Au	1	0.018	0.450	91.59	130
Venterspost North	Au	1	0.025	0.290	90.98	123
Venterspost South	Au	1	0.020	0.290	75.80	117
TSF	**Y1 Range**	**Z1 Range**	**Sill 2**	**X2 Range**	**Y2 Range**	**Z2 Range**
Driefontein 5	124	6	100	545	545	6
Driefontein 3	134	6	100	655	655	6
Kloof 1	120	6	100	406	406	6
Libanon	130	10	100	522	522	10
Venterspost North	123	10	100	385	385	10
Venterspost South	117	6	100	272	272	6

Source: Minxcon, 2009

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Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 61 11.5. Cross-sections and Grade Distribution Cross-sections and grade distribution through each TSF are provided in Figure 13 to Figure 18. The Driefontein 5 TSF has been reclaimed since December 2018 with reclamation over the northeastern portion having reached the underlying footwall. In this depleted area, portions of the original block model still remain as a consequence of a highly undulating TSF footwall. The QP has now removed these portions of the original block model to reflect a more accurate estimate of the quantity remaining. Figure 13 presents the depleted TSF as at 30 June 2023. During preparations for reclamation of the Driefontein 3 TSF (which began May 2023), it was found that waste rock had been placed as cladding to reduce dust and erosion; and was included in the volume of the original block model. This cladding has now been removed and a new survey undertaken to record this change as well as the reclamation activities during May and June 2023. Figure 14 presents the depleted TSF as at 30 June 2023. The other TSFs have not yet been reclaimed. Driefontein 5 TSF and Driefontein 3 TSF have the highest average grade of 0.48g/t Au and 0.47g/t Au respectively, with isolated sections up to 0.80g/t Au to 1.05g/t Au. Driefontein 3 TSF and Venterspost North TSF show a clear trend where grade increases with depth, whilst Driefontein 5 TSF appears to have no such pattern. Kloof 1 TSF and Libanon TSF show a slight increase in grade with depth, whilst the opposite is the case for Venterspost South TSF where grades increase quite markedly towards the surface. Libanon TSF and Venterspost North TSF display the lowest average grades but are both fairly large deposits of 74.3Mt and 55.3Mt respectively.

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 62 Figure 13: Cross-sections and Grade Distribution - Driefontein 5 TSF Source: Sound Mining, 2023

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 63 Figure 14: Cross-sections and Grade Distribution - Driefontein 3 TSF Source: Sound Mining, 2023

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 64 Figure 15: Cross-sections and Grade Distribution - Kloof 1 TSF Source: Sound Mining, 2022

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 65 Figure 16: Cross-sections and Grade Distribution - Libanon TSF Source: Sound Mining, 2022

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 66 Figure 17: Cross-sections and Grade Distribution - Venterspost North TSF Source: Sound Mining, 2022

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 67 Figure 18: Cross-sections and Grade Distributions - Venterspost South TSF Source: Sound Mining, 2022

11.6. Reasonable and Realistic Prospects for Economic Extraction

Both Mineral Resources and Mineral Reserves for FWGR are determined by the average grade of a TSF which must be above or equal to a plant feed cut-off grade. The assumptions on a Mineral Resource cut-off include working costs, the average plant recovery, the expected residue grade, the required yield based on working cost and gold price.

The cut-off assumptions for FWGR (Item 13.2) have been based on the experience of FWGR from its current (i.e., Phase 1) operations. The capital and operational costs of the infrastructure and mining equipment have been estimated at a PFS level of accuracy and all services including water and power are current and appropriately priced.

A real gold price of ZAR1,081,261/kg was used in the estimation of the Mineral Resources and Mineral Reserves as of June 2023. The QP is comfortable with this price assumption in the context of the long-term consensus pricing used by FWGR for its LoM and annual business planning. These prices are based on information received from various independent sources that do commodity forecasting. The gold price is considered a reasonable price to be expected over the 18-year LoM in real 30 June 2023 terms.

The economic assessment provided in this TRS demonstrates positive margins and confirms reasonable prospects for eventual economic extraction for all FWGRs TSFs at an average cut-off grade of 0.17g/t Au. The average grades of the TSFs included in the Mineral Resource statement are therefore all above 0.17g/t Au. This means that the Mineral Resources when stated exclusive of Mineral Reserves will amount to zero because all of the Mineral Resources will be exploited and converted to Mineral Reserves.

The QP is of the opinion that reasonable technical and economic factors have been considered and that there are reasonable and realistic prospects for economic extraction of the Mineral Resources as at 30 June 2023.

There are no permitting risks in relation to mineral title with regard to eventual extraction. Security of tenure for eventual extraction is premised on common law ownership and EAs. Access to the moveable assets has been provided in the "Use and Access Agreement" with Sibanye Gold. The granting of the necessary environmental authorizations and permits to continue operations are in place.

11.7. Mineral Resource Estimation

FWGR currently owns six TSF assets totaling 221.86Mt with a total gold content of 72.83t. All Mineral Resources estimates fall within the Measured Mineral Resource category. Table 10 presents the Mineral Resource estimate for FWGR as at 30 June 2023.

Table 10: In Situ Mineral Resource Estimate for FWGR as at 30 June 2023

TSF	Volume ('000m^3)	Density (t/m^3)	Quantity (Mt)	Grade (g/t)	Content (t)	Content (koz)
Driefontein 5	1,748	1.42	2.48	0.48	1.20	39
Driefontein 3	34,191	1.42	48.55	0.47	22.79	733
Kloof 1	19,931	1.42	28.30	0.33	9.20	296
Libanon	52,351	1.42	74.34	0.27	20.23	650
Venterspost North	38,954	1.42	55.32	0.27	15.16	487
Venterspost South	9,068	1.42	12.88	0.33	4.24	136
Total Mineral Resource Estimate	**156,242**	**1.42**	**221.86**	**0.33**	**72.83**	**2,341**

Source: Sound Mining, 2023

Notes: Apparent computational errors due to rounding
All of these Mineral Resources are above the average cut-off grade of 0.17g/t Au
These Mineral Resources are stated inclusive of Mineral Reserves
Mineral Resources, if stated exclusive of Mineral Reserves, would equate to zero
In situ Mineral Resource estimate reported according to S-K 1300 requirements
No geological losses applied

The Mineral Resources in Table 10 are inclusive of Mineral Reserves. As the entire TSF is mined, Mineral Resources exclusive of Mineral Reserves will be zero. It accounts for the revised bulk density of 1.42t/m^3 and caters for the depletion of the Driefontein 5 TSF through hydraulic mining from December 2018 until 30 June 2023 and the depletion of the Driefontein 3 TSF through hydraulic mining from May 2023 until 30 June 2023.

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Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 69 11.8. Additional Mineral Resources Once decommissioned, FWGR is contractually entitled to receive the Driefontein 1, Driefontein 2, Leeudoorn and Kloof 2 TSFs from Sibanye Gold as a part of the 2018 Exchange Agreement. These represent growth options available for FWGR to extend the LoM, but do not form part of FWGR’s current Mineral Resource. In addition to these currently Available TSFs, the area hosts other potentially available TSFs. 11.9. Concluding Comments Upon interrogation of borehole and production data, Sound Mining observes the continuation of gold grade beyond the TSF material and into the footwall. This grade does not form part of the Mineral Resource estimation. No geological losses have been applied as the entire volume of the TSF will be mined. The initial TSF Mineral Resources were estimated by Minxcon 2009, confirmed by Sound Mining through remodeling of the TSFs in 2018 and then updated and now restated in 2023. The Driefontein 5 TSF and Driefontein 3 TSF are being depleted through reclamation and Sound Mining has updated the Mineral Resource estimate as at 30 June 2023. The QP is of the opinion that there are no material risks which are expected to hinder the prospects for reasonable and realistic economic extraction of the Mineral Resources. Both the actual recoveries and grades may differ to those used for the Mineral Resource estimate during exploitation of the TSFs, but experience from the reclamation of the Driefontein 5 TSF suggests that these variations are unlikely to be material. The QP also notes that the underlying geology from which the TSFs are comprised, is similar and does not expect significant variation. The estimation of Mineral Resources is inherently subject to some level of uncertainty and inaccuracy, because they are based on analytical results of samples that represent only a small portion of a mineral deposit. The uncertainty of the estimates, where material, are reflected in the choice of Mineral Resource categories. In addition, FWGR conducts annual reconciliations which generally assist the QP with regard to the levels of comfort relied on for the estimate. The Mineral Resources are updated when material differences are observed between the anticipated and realized grades or recoveries.

12. MINERAL RESERVE ESTIMATES

Item 12 (i); (ii); (iii); (iv); (v) and (vi)

The Mineral Reserves were prepared in accordance with the requirements of S-K 1300 (Table 11) and at a real gold price of ZAR1,081,261/kg. Mineral Reserve are stated at the point they are used as feed material to the processing facility.

The QP is comfortable with the use of this long-term pricing assumption of FWGR which it has used for both LoM and annual business planning. The forecast price assumption is based on information provided by various independent institutions that do commodity forecasting. These forecasts are generally for a five year-period with a long term LoM estimate provided in real terms. ZAR1,081,261/kg is considered a reasonable representation of the price to be expected over the 18-year LoM in real 30 June 2023 terms. The operation remains economically viable above a gold price of ZAR894,576/kg (Item 16.1).

A LoM plan and mining schedule was developed by FWGR and modified by Sound Mining, as outlined in Item 13.2. The LoM plan was tested for economic viability in the DCF model which indicated a positive cashflow through to the end of LoM.

A cut-off grade considering the gold price, anticipated recovery and the expected operating costs, has been computed for each of FWGR's TSFs (Item 13.3). The TSFs are mined in their entirety and if the average grade of a TSF is above the cut-off grade, the TSF is included in the Mineral Reserve estimate.

No mining losses or dilution are applied in determining the Mineral Reserve estimates because the TSFs are re-mined and re-processed in their entirety. All other modifying factors are captured in the mine design together with all of the associated technical aspects that inform the capital and operating cost estimates.

FWGR's six TSF assets convert to a total Mineral Reserve of 221.9Mt with a gold content of 72.83t.

Table 11: S-K 1300 Compliant Mineral Reserve Estimate as at 30 June 2023

TSF	Volume ('000m^3)	Density (t/m^3)	Quantity (Mt)	Grade (g/t)	Content (t)	Content (koz)
Driefontein 5	1,748	1.42	2.48	0.48	1.20	38.57
Driefontein 3	34,191	1.42	48.55	0.47	22.79	732.78
Kloof 1	19,931	1.42	28.30	0.33	9.20	295.89
Libanon	52,351	1.42	74.34	0.27	20.23	650.41
Venterspost North	38,954	1.42	55.32	0.27	15.16	487.26
Total Proved Mineral Reserve	**147,174**	**1.42**	**208.99**	**0.33**	**68.58**	**2,204.92**
Venterspost South	9,068	1.42	12.88	0.33	4.24	136.47
Total Probable Mineral Reserve	**9,068**	**1.42**	**12.88**	**0.33**	**4.24**	**136.47**
Total Mineral Reserve Estimate	**156,243**	**1.42**	**221.86**	**0.33**	**72.83**	**2,341.39**

Source: Sound Mining, 2023

Notes: Apparent computational errors due to rounding and are not considered significant
Mineral Reserves are reported using a dry density of 1.42t/m^3 and at the head grade on delivery to the plant
The Mineral Reserves constitute the feed to the gold plants
The Mineral Reserves are stated at a price of ZAR1,081,261/kg
An average cut-off grade of 0.17g/t Au is applicable to the FWGR LoM plan
Although stated separately, the Mineral Resources are inclusive of Mineral Reserves
Venterspost South TSF is classified as a Probable Mineral Reserve due the level of uncertainty regarding the processing recovery
Uranium has been excluded in the Mineral Reserve estimate as it is not being recovered by FWGR
Grade and quantity measurements are reported in metric units (Mt) rounded to two decimal places
The input studies are to a PFS level of accuracy
The Mineral Reserve estimates contained herein may be subject to legal, political, environmental or other risks that could materially affect the potential development of such Mineral Reserves

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Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 71 12.1. Risk to the Mineral Reserve Estimate Uncertainties associated with the FWGR operations, and therefore the Mineral Resource and Mineral Reserve estimates, can be mitigated. Sound Mining has not exposed any fatal flaws or technical risks to the successful execution of the LoM plan and the QP does not anticipate any material changes to the associated modifying factors. The uncertainties requiring comment in the context of their impact on these estimates are: • Mining: whilst the mining method and practices are well established and conducted by experienced hydro-miners, throughput could be affected by a variety of issues, including, but not limited to availability of electricity and water. • Quality of the Mineral Assets: the six TSFs that comprise the Mineral Reserve have all been adequately drilled, their likely content adequately assessed and recovery test work satisfactorily completed. The actual recoveries will be influenced by the actual RoM grade entering DP2 and the amount of carbon (elemental and/or organic) in the RoM. This risk could be managed by blending material from different TSFs’, where possible. • Plant Performance: the management of the risk of a lower-than-expected overall throughput recovery can be mitigated by ensuring optimal grind sizes at the DP2 facility. • Tailings Capacity: the current LoM plan includes a curtailment of production by approximately 200ktpm for three months in 2026 when the Driefontein 4 TSF reaches its capacity (at 500ktpm) and the RTSF construction is yet to be completed. Should regulatory approvals further delay the construction of the RTSF, the Leeudoorn TSF remains available to FWGR as an interim depositional facility. This curtailment in production would need to be extended whilst the Leeudoorn TSF is brought on stream in the event that delays are encountered in the obtaining the relevant regulatory approvals. The QP considers this to be a material risk. • Delayed Commissioning of Key Infrastructure: delays to the scheduled commissioning of the RTSF or expanded processing capacity of DP2 will impact on the proposed production forecast and anticipated revenues. Sound Mining is of the opinion, with the exception of the permitting and licensing process currently underway for the RTSF, that in the absence of unforeseen circumstances, delays to key infrastructure are unlikely. • RTSF Risk: the installation of the synthetic liner is an important component of the RTSF construction process. While the QP recognizes the risk associated with the potential for perforations in the liner, this likelihood is low given the QA/QC processes employed when constructing dams of this nature. • Water Supply: South Africa is a relatively dry area and predictions are that dry conditions will escalate. Mining is heavily reliant on water to transport material over large distances and for processing. FWGR uses potable water for potable usage and not mining operations. Process water is secured through a combination of harvested return water from the treated tailings and dewatering from local shaft systems and local wellfields. • Power Supply: power is provided by the national power supplier, Eskom. The national power supply and distribution infrastructure is severely destressed and this results in frequent disruptions to the power delivered to the South African mining industry. There is a curtailment agreement in place with Eskom which requires that during structured load shedding, electricity usage is to be curtailed, which is typically achieved by shutting down equipment. The curtailment reduces consumption between 10 and 20% (depending on the level of load shedding implemented), and this may include the shutting down of the mill. A diesel generator is available to keep the thickener from bogging down in the event of a power outage. Sound Mining understands that no alternative power supply arrangements are currently in place at FWGR and as such consider the threat of production losses resulting from power disruption to represent a significant production risk. • Grave Relocation: the process of grave relocation is well understood in the South African mining industry and supported by comprehensive statutory guidelines. It will be managed by FWGR specialists who will ensure that full consultation with next of kin is undertaken and that appropriate compensation is realized. • Long-term Sustainability: the RTSF design and capacity caters for the long-term sustainability of FWGR which includes the potential increase in production rates above 1.2Mtpm. Continued production beyond the current LoM plan and Mineral Reserve estimate relies on Available TSFs that can be brought on line in the future. There is ample time for additional sampling and resource modelling to confirm their extent and content prior to production and the four additional TSFs envisaged by FWGR’s long-term operational aspirations, are controlled by Sibanye Gold. Sound Mining do not envisage any future security of tenure complications arising from the inclusion of these TSFs in the overall LoM plan.

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 72 • Climate Change: extreme weather events such as droughts, extreme rainfall and high wind volumes are on the increase. Specifically, the increase in intensity of events, such as thunderstorms on the Highveld, where the operations are situated, will impact operations. Major property, infrastructure and/or environmental damage as well as loss of human life could also be caused by extreme weather events. This is considered to be a medium level risk which can be managed. • Rising Costs: The global economic environment, geopolitical tensions and inflationary pressures world-wide have led to above inflationary increases in production costs as well as an unavailability of critical material such as reagents and critical equipment which effects production and operating costs. FWGR remains a relatively low-cost operation however a pro-longed period of high inflation will erode financial value over time. • Country Risk and Security: increasing inflation, corruption and poor service delivery are the primary drivers of social pressures, particularly in poorer communities. The consequences of these pressures are mostly seen in operational disruptions and increased security measures due to protest action and more crime. Protest action also results in the damage to existing infrastructure. • Gold Price: FWGR takes full exposure to the gold price, and therefore a reduction in the price of gold may erode margins or lead to the operations making a loss. For additional information regarding the Company’s risks, see Item 3D of the Form 20-F.

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 73 13. MINING METHOD Item 13 (i); (ii); (iii); (iv) and (v) The mining method is hydraulic mining, which uses high-pressure water monitors to deliver a high-pressure water jet to hydraulically repulp and mobilize tailings material within the TSFs. The water from the monitors mixes with the tailings and forms a slurry with a high solids content. The slurry flows under gravity along channels at the base of the dump to a collection sump at the lowest elevation of the bench being mined. Screens are installed to remove debris, which must be cleaned regularly to prevent an impact on the pumping operations. The monitors comprise of 200mm self-propelled track monitor guns (Photograph 1), each with production rates of up to 300ktpm. They discharge approximately 500m3/hr of water at pressures up to 30bar through a variable sized nozzle depending on the hardness of the material being slurried, and can be controlled remotely by the operator. In order to minimize hydraulic pressure losses and poor reclamation gun efficiencies, water pressure is designed to reach the monitor guns at a minimum pressure of 25bar. Photograph 1: Monitor Gun Source: FWGR, 2020 The prerequisites for hydro mining are limited to the infrastructure discussed in Item 14 and Item 15. Pre-stripping and backfilling processes are not applicable to this mining method. Early forms of hydraulic mining were adapted from methods developed in the United Kingdom for the mining of primary kaolin deposits. These early attempts used a high-pressure monitor located at the base of the TSF to wash material from the base of the slope. A disadvantage of this approach is that by directing the water jet at the base of the slope, the slope is undercut and can become unstable, leading to uncontrolled slope failure. With sufficient off-set distance between the slope and the monitor and/or monitor operator, this is not necessarily a problem, however, given that many of the tailings dams that are available for reprocessing are located in urban locations, a safer system of monitor operation has subsequently been developed. The majority of tailings dams that have been mined in the last 20 years have utilized a monitor located on the upper bench of the tailings dam, directing a water jet downwards to cut a stable slope surface into the face of the TSF. This approach has been successfully applied within densely populated urban areas. It is considered safer and allows for rapid changes in slope angles to cope with any operational variances that may be encountered. The resulting slopes usually consists of a 15m high bench with a 45º to 50º slope angle. High faces with consistent slope angles can be formed using the top-down hydraulic mining technique as shown in Figure 19 and Figure 20.

Figure 19: Mining Methodology



Make-up Water
Unique to Hydraulic Mining
High Pressure Water Pumpstation
Owned TSF
Screen
Satellite Pumpstation
Recycled Water
Recycled Water
Slurry Pumpstation
Processing Plant
Reclamation TSF
Depositional TSF
Slurry Pipeline
Return Water Pipeline
Pumpstation

Source: Sound Mining, 2022

Figure 20: Mining Widths



Bench
15m
15m
200m
200m
45°-50°
45°-50°
Mining Direction

Source: Sound Mining, 2022

Increased production is achieved by the inclusion of additional units and this modular approach provides a high degree of flexibility that allows simultaneous mining at a number of points over a wide range of production rates and consequently, grade blending is readily achievable if required.

The slurry density produced by the monitors is controlled by the operator. Actively moving the monitor and consistently cutting the face results in a slurry with relatively high solids content. Experience from FWGR's ongoing operations has demonstrated that slurries with 35% to 50% solids can consistently be achieved. The monitor guns seek to maintain optimal slurry densities in the region of 1.42t/m^3.

The TSFs consist of fine tailings material, with a typical particle size of 70% <75µm. Relatively flat flow channels will develop with gradients in the order of 1:100m. The position of the sump will change as mining proceeds along a bench, to limit the distance between the monitor and the sump. If too far from the active face, tailings material may drop out of suspension and reduce the solids content of the slurry pumped to the plant. However, the slurry tends to flow at a natural beaching angle which is generally self-correcting. If the slope gets too steep, flow velocities increase in the channels causing erosion until the equilibrium slope is attained. If the slope is too flat the solids settle out reducing the height of the mining face until the equilibrium slope is achieved (Figure 20). A monitor gun dislodges the in situ material which washes into slurry channels (Photograph 2).

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Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 75 Photograph 2: Monitor Gun in Operation Source: FWGR, 2022 The slurry flows through the channel and passes through screens to remove debris which may cause blockages in the pipeline. After screening, the slurry collects in the sump and is pumped to the plant for processing. Slurry densities are maintained at approximately 1.42t/m3, for optimal pipeline performance. 13.1. Mining Plan and Layout Hydraulic mining and the re-deposition of tailings is a specialized activity and is accordingly outsourced by FWGR to competent and experienced service providers. The hydraulic mining performance assumptions used are based on the current operations where the method has been successfully “tried and tested”. The equipment requirements, manning complements and necessary supporting infrastructure, in terms of water and power supply, are well understood and have been accurately planned by both FWGR and their current service provider. No untested technical assumptions with regards to the mining have been made. Monitors remove the tailings material from the top of a TSF to the natural ground level in 15m layers. The monitor is positioned on the top of the working bench to direct the water jet down into the TSF. It will work the face in one direction along the front edge of the dam before returning in the opposite direction when it reaches the far end of the dam. As the mining faces advance, slurry is directed via launders to a pit pump which then transfers the slurry to a fixed transfer pump station that includes a vibrating trash screen. A stepped bench approach is adopted to most efficiently reclaim the TSF while maintaining slope stability. Horizontal benches of 100m to 200m, inclusive of the face angle, are created to maintain safe working distances between simultaneous operations at different bench elevations. The layout is illustrated in a schematic cross-section (Figure 21).

Figure 21: Mining Sequencing



15m
Stage 1
200m
Stage 2
200m
Stage 3
200m
15m
Stage 2
200m
Stage 3
200m
15m
Stage 3
200m
Mining Direction

Source: Sound Mining, 2022

The top and second layers progress simultaneously until a safe distance (~200m) for the third 15m layer is reached, and so forth until ground level is reached and the entire TSF is reclaimed. As mining progresses and the footprint is exposed, the final layer is cleared, prepared and rehabilitated. A map of the FWGR operations is presented in Figure 3.

13.2. Modifying Factors and Mining Schedule

No mining losses or dilution are applied in determining the Mineral Reserve estimates because the TSFs are re-mined and re-processed in their entirety. All other modifying factors are captured in the mine design together with all of the associated technical aspects that inform the capital and operating cost estimates.

However, the QP has observed from on-site inspections of the mining process that FWGR also reclaims footwall material, where deemed economically viable. This practice could imply the application of an appropriate modifying factor in the derivation of Mineral Reserves when not part of the Mineral Resource estimate. FWGR are keeping suitable records to assess the materiality of this practice on the Mineral Reserve estimate and if material may be included in future Mineral Reserve estimates.

Table 12 reports the production as scheduled from the FWGR's owned TSFs. It reveals a total recovered RoM quantity of 221.86Mt at an average head grade of 0.33g/t Au. Table 12 also presents the average metallurgical recovery anticipated from each TSF.

Table 12: Scheduled RoM Production

TSF	Mineral Resource Category	RoM Quantity (Mt)	In situ Grade (g/t Au)	Recovery (%)
Driefontein 5	Measured	2.48	0.48	49.5%
Driefontein 3	Measured	48.55	0.47	56.6%
Kloof 1	Measured	28.30	0.33	50.5%
Libanon	Measured	74.34	0.27	47.2%
Venterspost North	Measured	55.32	0.27	54.7%
Venterspost South	Probable	12.88	0.33	62.5%
Total		**221.86**	**0.33**	**-**

Source: Sound Mining, 2023; and FWGR, 2023

The reclamation sequencing was designed in-line with FWGR's phased approach to increase production (Graph 1).

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Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 77 Graph 1: LoM Production Forecast Source: Sound Mining, 2023 Graph 2 illustrates FWGR’s longer-term growth strategy and which justifies the envisaged RTSF capacity and planned DP2 upgrade. Graph 2: Potential LoM Production Forecast Source: Sound Mining, 2023 13.3. Cut-off Grade A cut-off grade has been computed for each of FWGR’s TSFs considering the assumed gold price, anticipated plant recovery and the expected operating costs. The results are presented in Table 13. 0 500 1,000 1,500 2,000 2,500 3,000 3,500 0 2 4 6 8 10 12 14 16 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 G ol d Pr od uc ed (k g) Q ua nt ity (M t) Financial Year Driefontein No 5 Dump Driefontein No 3 Dump Libanon Dump Kloof 1 Venterspost South Venterspost North Gold Produced (kg) 0 2 4 6 8 10 12 14 16 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 n Q ua nt ity (k t) Financial Year Driefontein No 5 Dump Driefontein No 3 Dump Libanon Dump Kloof 1 Venterspost South Venterspost North Future Targets

Table 13: Calculated Cut-off Grades

TSF	Cut-off Grade	Average Grade
	(g/t)	
Driefontein 5	0.18	0.48
Driefontein 3	0.16	0.47
Kloof 1	0.18	0.33
Libanon	0.19	0.27
Venterspost North	0.16	0.27
Venterspost South	0.14	0.33

Source: Sound Mining, 2023

The cut-off grades for the respective dumps range from 0.14g/t Au to 0.19g/t Au with an average cut-off grade of 0.17g/t for the FWGR LoM plan.

13.4. Mining Contractor

The cost and maintenance of the mining equipment at reclamation sites, employees and other operational resources are for the operating contractor's account. They are the subject of contractual agreements with FWGR. The equipment (i.e., monitor guns) supplied by the contractor is shown in Table 14.

Table 14: Mining Equipment Planned for each TSF

TSF	Steady State Production (ktpm)	Required Units (Number)
Driefontein 5	520	2
Driefontein 3	600	2
Kloof 1	600	2
Libanon	600	2
Venterspost North	600	2
Venterspost South	600	2

Source: Sound Mining, 2022

The mining contractor currently relies on two active mining units with a third unit in transit to the next planned set-up position.

The operating cost estimate for the mining and re-deposition of tailings is supported by actual operational figures. They are presented in the working cost estimates as "contractor costs".

The capital expenditure estimates for the pipeline and pumping design to move the RoM material to the respective plants for processing and for the return of the processed material (new arisings) for re-deposition, is provided in Item 18.

13.5. Concluding Comments

Hydraulic mining is an existing "tried and tested" process which is well understood. The contractor is entitled to decide on various operational alternatives and to deploy capital equipment and manage costs. The QP has checked the integrity of the mine design and associated costs and is satisfied with the level of detail and accuracy of the study-work completed. The selective mining of portions of a TSFs is not considered an option by Sound Mining.

From a health and safety perspective, hydraulic mining does not create, but rather ameliorates the airborne dust problem often associated with fine tailings material. Safe bench heights are governed by the material's strength which is influenced by the phreatic surface within a TSF. These have been dormant for many years and the phreatic surface is expected to be well below the surface of the dumps. The drilling program to define the Mineral Resource did not encounter saturated zones or phreatic surfaces and so the risk of slope failure or liquefaction is considered to be low. Slope stability is however managed and the hydrological aspects affecting the TSFs are not considered significant to the operation. There is a clean/dirty water separation system with emergency paddocks to prevent any spillage or run-off from the facilities. These assist in preventing chocked screens from vegetation or heavy rainstorm events, where the runoff needs to be contained prior being pumped through the circuit back to the TSF.

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Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 79 14. PROCESS AND RECOVERY METHODS Item 14 (i); (ii); (iii) and (iv) An expansion of the currently operating DP2 processing plant is planned to facilitate an increase in processing throughput from the current TSF Mineral Reserve inventory. DRA were responsible for the detailed design and associated cost estimates for the expansion of DP2 as well as the piping and pumping infrastructure. The QPs appointed Spargo Consult, as an independent expert, to assist with the review of the metallurgical aspects. 14.1. Existing DP2 Processing Facility Phase 1 of FWGR’s long-term growth strategy required that the original Driefontein Plant 2 (DP2) be modified and refurbished to accommodate up to 600ktpm of RoM slime from the TSFs. This has been accomplished but with a throughput constraint of approximately 500ktpm imposed by the maximum deposition rate for new arisings onto the Driefontein 4 TSF. Based on current deposition rates, this TSF is due to reach its storage capacity in mid-2026. The Phase 1 work on the plant included a refurbishment of the conventional CIL plant and modifications to the milling and cyclone circuits to ensure the production of a finer grind for gold liberation as suggested by metallurgical test work. The existing primary ball mill design was modified to incorporate an overflow discharge rather than the grate discharge and the use of a 35mm ball charge instead of the 50mm ball size that was included in the original mill design. This improved contact between grinding media and gold ore particles for increased grinding efficiency in gold liberation. A new 45m diameter hi-rate thickener was also installed. The achievable grind of 70% <75µm proved to be satisfactory for current gold recoveries, however, closed circuit milling with cyclones was introduced for an improved grind of between 75% and 80% <75µm to improve the liberation of gold locked within coarser silicates. Further revisions to the process flow have since included a copper elution step on the loaded carbon, which delivers a higher-grade gold bar and an improved efficiency of gold removal from cathodes, by improving the gold to copper ratio loaded onto the carbon. Graph 3 and Graph 4 show actual DP2 plant production capacity and plant recoveries over the period from FY2020 to FY2023. Production decreased slightly, from the first half of FY2023 (average 500ktpm) to the second half of FY2023 (average 450ktpm). This decrease is attributed to the commencement of production from the Driefontein 3 TSF. Plant recoveries over the FY2023 period range between 41% and 58% and with an average of 49%. It should be noted that the metallurgical plant recoveries are materially affected by plant head grade feed. Graph 3: Actual Production through DP2 from FY2020 to FY2023 Source: FWGR, 2023 0 100,000 200,000 300,000 400,000 500,000 600,000 700,000 Jul-19 Oct-19 Jan-20 Apr-20 Jul-20 Oct-20 Jan-21 Apr-21 Jul-21 Oct-21 Jan-22 Apr-22 Jul-22 Oct-22 Jan-23 Apr-23 Pr od uc tio n (tp m ) Month Production (FY 2020) Production (FY 2021) Production (FY 2022) Production (FY 2023) Capacity

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 80 Graph 4: DP2 Recovery versus Forecast Recovery from FY2020 to FY2023 Source: FWGR, 2023 The process flow is now as follows: • the slurry from the hydraulic mining operation is pumped to a surge tank via a 25m2 linear trash screen (800μm). Lime, sourced from a contract supplier as milk of lime, is added to the thickener and CIL head tank for pH control; • from the receiving surge tank, the slurry is pumped to the milling and classification section from where the cyclone overflow reports to the thickener for thickening to 1.45t/m3 before being pumped to the CIL plant; • the CIL section comprises seven tank stages of 1,600m3 per tank combining to approximately twelve hours residence time. Each tank is fitted with carbon retaining screens and a recessed impeller vertical spindle carbon transfer pump. Sodium cyanide solution is added to CIL Tank 1 and Tank 2 in order to maintain the required concentration for the leach reaction. Oxygen is dosed in the first five tanks of the circuit to aid dissolution. Slurry flows downstream through the screens and via launders from CIL Tank 1 to CIL Tank 7 from where it exits through two 13m2 linear screens. Fine carbon is recovered from the screen overflow while the underflow is pumped by the CIL tailings pump to the tailings tank at the slurry receiving area; • loaded carbon flows upstream from CIL Tank 7 to CIL Tank 1 and is recovered daily from the CIL tank 1 by batch transferring of carbon slurry to the loaded carbon screen and into a holding tank for transfer to the elution circuit after undergoing copper elution; • loaded carbon is batch processed through a 9t elution circuit for gold stripping with the stripped solution reporting to 128m3 holding tanks; • the solution is passed through an electrowinning circuit for cleaning. The sludge is then calcined and smelted into doré bars; • the doré bars are dispatched to Rand Refinery (Proprietary) Limited for final refining; • the eluted carbon is thermally regenerated in a horizontal kiln at 700°C and returned to DP2 for re-use in the CIL circuit. Fresh carbon is added to the circuit as required; and • CIL tailings and oversize waste from the incoming TSF re-mined slurry is stored in a mechanically agitated surge tank and pumped by the final tailings pumps to the Driefontein 4 TSF. 14.2. Planned Expansion of DP2 The latest LoM plan requires an expansion of DP2 rather than the construction of a CPP facility which had been a part of FWGR’s strategic plans. While the CPP will remain an option for future strategic planning, DP2 will be expanded from its current production capacity of 600ktpm to a higher throughput rate of 1.2Mtpm. The elution and smelt house civil work are scheduled to commence in FY2024 with the construction completion planned for FY2026. The design approach to the DP2 expansion design has been to modify existing ball milling capacity and duplicate existing processing circuits. The process flow block plan shown in Figure 22 depicts the changed DP2 plant layout planned. 0.00 0.10 0.20 0.30 0.40 0.50 0.60 0.70 0% 10% 20% 30% 40% 50% 60% 70% Jul-19 Oct-19 Jan-20 Apr-20 Jul-20 Oct-20 Jan-21 Apr-21 Jul-21 Oct-21 Jan-22 Apr-22 Jul-22 Oct-22 Jan-23 Apr-23 Au G ra de (g /t) Pl an t R ec ov er y (% ) Month Forecast Recovery Recovery Head Grade (g/t)

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 81 Figure 22: DP2 Revised Block Plan Source: DRA, 2022 Reagent, power, water and labor provisions, for the processing facility at a production rate of 1.2Mtpm are accommodated in the economic assessment. The forecast unit and labor costs over the LoM are presented in Item 18; and the water and power requirements are presented in Items 15.2 and 15.3 respectively. Historically achievable plant gold recoveries are expected to be realized from the expanded DP2 plant with gold recoveries being principally driven by the plant feed head grade.

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 82 A capital provision has been included in the LoM plan for this expansion. The principal areas of expenditure covered by this provision are: • Slurry Receiving and Trash Screening: the hydraulically mined material is pumped over trash screens before entering the respective receiving tanks. Lime can be added in the thickener and CIL head tank, for pH correction. From the slurry receiving tanks the material is pumped either to the classification and milling circuit or can be bypassed directly to the CIL or pre-leach thickeners. The provision addresses process design screen changes and the tank volume adjustments necessary to address the increased production capacity. • Milling and Thickening: prior to milling the material passes through a primary classification stage, via cycloning, where after the coarser material is closed circuit milled and the finer material from the milling circuit directed to the pre-leach thickeners. Thickener underflow is pumped to a second set of trash linear screens prior to CIL. The provision addresses the newly designed cyclone cluster installations, the new 45m diameter thickener circuit, along with all the adjustments and modifications necessary to the current ball milling circuit. • Leach and Adsorption: reclamation slurry is either pumped directly to the CIL or first passes through the classification, milling and thickening circuits before passing through the CIL trash screens and into the CIL. Each circuit consists of one stage of pre-oxidation and seven stages of CIL where gold is leached and adsorbed onto activated carbon, which flows counter-currently to gold-bearing slurry. Loaded carbon is directed to elutriation and elution circuits while tailings pass over carbon safety screens before being pumped to the final tailings tank. The provision provides for the installation of a new CIL section which will duplicate the currently installed capacity as well as the inclusion of an additional pre-oxidation tank. • Tailings Disposal: CIL tails gravitate through to carbon safety screens. The screen oversize is pumped to the fine carbon handling circuit ensuring that any carbon passing through the CIL circuit is recovered. The screen undersize is sampled before being collected in the final tailings tank and then pumped to the TSF. The provision recognizes the requirement for additional pumping infrastructure to deliver the increased throughput capacity to the future RTSF. • Services and Distribution: this provision considers all of the supporting bulk services required for the plant expansion and includes the necessary road access construction for the expanded plant site. • Water and Air Services: the requirements for process water and compressed air services at the increased production capacity are covered by this provision. • Reagents: this provision covers the infrastructure necessary to ensure correct reagent dosage in the duplicated processing circuits. • Elution and Carbon Handling: loaded carbon from the CIL circuit is elutriated to remove any foreign particles prior to elution. Adsorbed gold will be eluted from the activated carbon by means of a heated solution of sodium cyanide and caustic soda. This elution process is followed by rinsing and cooling stages. Barren carbon from the batch elution process will be directed to carbon regeneration while the pregnant leach solution will be routed to pregnant solution tanks for zinc precipitation. The barren carbon from the elution circuits passes through carbon regeneration kilns to volatilize off impurities and reactivate the carbon where after it is acid washed and transferred back to the last CIL tank of each circuit. Regenerated carbon is pumped into an acid wash hopper where it undergoes acid wash to remove precipitated material (inorganic and organic) to restore additional carbon activity prior to being pumped back to the respective CIL circuit. The provision addresses the requirement for the installation of a new elution and carbon handling circuit which will duplicate the currently installed capacity. • Zinc Precipitation and Smelting: gold in solution from the elution circuit will be recovered by zinc precipitation in plate and frame filters. The provision addresses the requirement for the installation of a new zinc precipitation and smelting circuit which will enable the production of doré to match the currently installed capacity. • Indirect Capital: which is comprised of Construction Costs, First Fill Consumables, Commissioning and Spares and Project Services. 14.3. Concluding Comments The current DP2 process performance and subsequent modifications to the original DP2 plant circuit, along with the supporting metallurgical test work have indicated that the forecast DP2 expansion will be capable of meeting the expected financial forecasting.

15. INFRASTRUCTURE

Item 15 (i); (ii); (iii); (iv); (v); (vi); (vii); (viii); (ix) and (x)

Phase 1 capital expenditure on surface infrastructure was mostly on pump stations, pipelines and a cyclone deposition system at the Driefontein 4 TSF to facilitate the storage of tailings derived from the initial reclamation and processing of the Driefontein 5 TSF. The Driefontein 4 TSF provides a current depositional capacity of 500ktpm, until 30 June 2026. The TSFs depositional duties are then scheduled to decrease to 300ktpm. Figure 23 shows the locality of the existing Driefontein 4 TSF and the DP2 plant. Construction of the RTSF is scheduled to commence in 2024, with a depositional capacity of 600ktpm available by the second half of 2026 and increasing to 1.2Mtpm in 2027. The Leeudoorn TSF remains available to FWGR as an interim depositional facility should there be any delays in the permitting or construction of the RTSF.

Figure 23: Driefontein 4 TSF Location and Infrastructure



Driefontein 4 TSF
Driefontein 3 TSF
Driefontein 1 TSF
Driefontein 2 TSF
Driefontein 5 TSF
Driefontein 10 Shaft
DP2
Driefontein Mining Rights
Depositional TSF
Owned TSF
Available TSF
Slurry Pipelines
Return Water Pipelines
Shafts
Surface Plants
10km
N

Source: FWGR, 2020

15.1. Regional Tailings Storage Facility

A RTSF design was initially completed in 2015 and was submitted to the Department of Water and Sanitation (DWS) who issued a WUL in March 2017 for the West Rand Tailings Retreatment Project. This WUL, stipulates that prior to construction of the RTSF, a final design for an HDPE lined RTSF is to be submitted to the DWS for approval. The 2015 design is considered uneconomical and has been updated in 2023. It now aligns with FWGR's long term vision and overall objective of; "developing an indefinitely sustainable landscape that at worst has a benign, but preferably, a positive socio-environmental impact".

The RTSF site is located on FWGR owned land, some 10km east of Fochville. It lies between two water courses, the Leeuspruit to the northeast and an un-named ephemeral stream/wetland to the south west, both merging south east of the site. Topographically this creates a slightly convex spur. Elevations in the area vary between around 1,540mamsl along the northern extremity to around 1,500mamsl in the southeast over a distance of some 6km. This results in typically gentle slopes of around 0.7% with some localized variations in gradient.

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Final tailings storage capacity has been planned at 800Mt and split into two stages of disposal capacity, Stage 1, 278Mt and Stage 2, 522Mt. The RTSF will cover an area of around 858ha with a final top surface of 500ha and a maximum deposition rate of 2.4Mtpm. A comparison of the 2015 and the 2023 designs is presented in Table 15.

Table 15: 2015 and 2023 Design Comparison

Description	Project Parameter	
	2015 Design	2023 Design
Footprint	Stage 1 = 667ha Stage 2 = 1340ha	Total: 858ha (Stages 1 and 2 combined)
Average Dry Density	1.35t/m^3	1.40t/m^3
Capacity	Stage 1 = 297Mt Stage 2 = 1.0Bt Total = 1.3Bt	Stage 1 = 278Mt Stage 2 = 522Mt Total = 800Mt
Maximum Allowable Rate of Rise	3.0m/a	2.0m/a to 4.2m/a
Design Life	Stage 1 = 16 years Stage 2 = unspecified	Stage 1 = 12 years Stage 2 = 18 years Total = 30 years
Deposition System	Single slurry delivery pipe Spigot deposition method Upstream Slurry RD = 1.55 to 1.60 Non-segregating tailings	Multiple slurry delivery pipes Cyclone Centerline (stage 1) and Upstream (Stage 2) Slurry RD = 1.35 to 1.40 Segregating tailings
Deposition Rate	Stage 1 = 1.5Mtpm Stage 2 = 1.0Mtpm	Stage 1 = 1.2Mtpm to 1.8Mtpm to 2.4Mtpm Stage 2 = 2.4Mtpm
Final Design Height	Stage 1 = 47m Stage 2 = 105m	Stage 1 = 48m Stage 2 = 108m
Decant System	Gravity penstock	Barge pumps
Pool Volume	<50,000m^3	Approximately 1.5Mm^3
Overall Side Slope Angle	1v:4.5h	1v:4.0h
Freeboard	Low vertical freeboard with flat beach slope angle (~1v:300h)	Significant vertical freeboard
RWD Volume	1,561,768m^3	RWD 1 and RWD 2: 88,000m^3 RWD 3 and RWD 4: 92,400m^3

Source, Geo Tail, 2023

15.1.1. The RTSF Design

Following the headline TSF failures in Brazil at Samarco (2015) and Brumadinho (2019) several initiatives have been promulgated in the international mining community. The International Council for Mining and Minerals (ICMM) developed a Global Industry Standard for Tailings Management (GISTM) (2020). The GISTM is a guide with no regulatory jurisdiction outside of the membership articles of the ICMM and consists of fifteen principles which can be adopted voluntarily by mining companies. In 2020, the International Council for Large Dams (ICOLD) published Bulletin 194 on Tailings Dam Safety.

The RTSF design adopted by FWGR aligns with the GITSM standard and has taken reference from SANS 10286 and all other relevant South African legislation. All design work has been undertaken in the context of the FWGR Tailings Disposal Policy.

The RTSF design approach has undertaken a rigorous iterative examination of an appropriate tailings disposal method, for the class, quantity and quality of tailings under consideration. Throughout the design process, cognizance has been taken of the potentiality of catastrophic or consequential failure resulting from hydraulic over topping leading to erosion of the containment wall and consequential collapse and geotechnical instability because of insufficient shear strength resulting in a collapse of a portion of the outer wall.

In 2019 and 2023 geochemical testing was conducted on representative tailings samples to; determine the leachate quality, identify constituents of concern and classify the waste. From the test work, the waste is classified as Type 3 waste, requiring a Class C liner system or an alternative system of equivalent or better performance. The DWS has, in the issued WUL, already approved in principle an "Alternative Barrier System" to the DWS specified Class C liner system and this liner system has been incorporated into the design.

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Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 85 The 2023 design is an on-wall cyclone upstream (initially centerline then upstream) ring dyke TSF with a pumped decant system, an “Alternative Barrier System” and progressive cladding and vegetation of the outer slopes. A prominent feature of the design is the ovoid shape (Figure 24). The ovoid has been designed to fit within the available surface area. The final design height has been planned at 108m with an overall final cladded and terraced slope of 1v:4h. The final designed perimeter is 10.7km which is defined by a low toe embankment. Cladding material will be recovered from within the RTSF basin before deposition operations are started. Figure 24: RTSF Layout Source: Geo Tail, 2023

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 86 The RTSF design components are summarized as follows: • Storm Water Diversion: to manage any surface sheet flow associated with the upstream external catchment area, engineered storm water diversion trenches will be implemented with appropriate energy dissipation and erosion protection prior to discharge back into the natural drainage courses. • Cladding Stockpiles: vegetation will be established on the outer slopes through a layer of approximately 400mm of a soil and gravel mix (rock amour). This material will be sourced from within the RSTF basin footprint and will be stockpiled outside of the basin. It is likely that additional rock amour will need to be imported over the life of the RTSF due to the large volumes expected to be used for successful slope vegetation. • Embankments: the following embankments will be integrated into the RTSF design: • a Toe Embankment has been designed around the perimeter of the RTSF area. This acts as a containment barrier and serves as both an access road and a pipeline servitude, and • the Starter Embankment defines the initial separation of the cyclone material into its underflow and overflow components. Initially, the capacity behind the Starter Embankment is limited resulting in a high rate of rise of the overflow in the basin, while the underflow wall is still being established. Material for the Starter Embankment is sourced from within the RTSF basin. The Starter Embankment is the largest of the embankments ranging in height from around 2m to 18m in the southeast hemisphere of the RTSF. • Liner System: The RTSF liner consists of the following components; • subbase specifications of a 300mm thick layer of clayey soils with permeability not exceeding 10-6cm/s, a plasticity index of 15 or higher and no particle size greater than 25mm. Alternative subbase specifications for non-compliant subbase material and various in situ clay thicknesses are stipulated; • a 1.5mm thick HDPE geomembrane, conforming to SANS 1526 (2015) and GRI-GM13 specifications and installed to SANS 10409 standards. The geomembrane will be double textured from the toe drain to the radial drains; • sand bags and basin anchor trenches will be utilized to ensure good hydraulic contact between the geomembrane and the subbase; • drainage for the zone above the liner, specifically in areas under the RTSF side slopes to promote slope stability; and • the relatively low-permeability tailings as deposited. A good quality HDPE geomembrane, not exposed to ultraviolet (UV) will have an expected service life of 106 year at 35°C, considerably longer than the expected 30-year life of RTSF. The Return Water Dams (RWDs) liner system consist of the following components: • a leakage detection drainage system; • a ripped 150mm depth layer of re-compacted in situ material, with a further two 150mm depth re-compacted layers (98% Standard Proctor Maximum dry density at 0% to 2% wet of optimum moisture content). The final layer should be free of protrusions and discontinuities as reported in SANS 10409; • a 2mm thick HDPE geomembrane conforming to SANS 1526 (2015) and GRI-GM13 specifications and installed to SANS 10409; and • a geotextile protection layer incorporating a non-woven and needle punched 390g/m2 geofabric. The RWD barrier system will be covered by a ballast layer which will reduce exposure to UV and heat. No site-specific chemical compatibility testing was carried out on the geomembranes. A review of published chemical resistance charts has indicated that the geomembranes will be able to withstand the ranges of chemicals identified in the waste classification assessment provided temperatures are kept below 40˚C. • Under Drainage System: The under-drainage system (Figure 25) is designed to control the phreatic surface, this in turn enables the control of side slope stability. Furthermore, the hydraulically deposited tailings require drainage to develop shear strength. The underdrainage system consists of the following filter drains: • a toe drain located at the toe of RTSF; • an intermediate drain located between the toe drain and the starter embankment; • a main drain located on a high bench on the upstream side slope of the starter embankment; • a borrow pit drain located on a low bench on the upstream slope of the starter embankment; and • radial drains extending approximately 100m from the borrow pit drain into the basin of the RTSF.

Figure 25: Drainage System Layout



Radial Drains
Main Drain
Intermediate Drain
Toe Drain
Borrow Pit Drain
Not to Scale
Drains:
Toe Drain
Radial Drains
Borrow Pit Drain
Main Drain
Intermediate Drain
N

Source: Geo Tail, 2023

In order to limit tailings being drawn into the perforated filter drain collector pipes, all pipes are placed within washed filter stone wrapped in geofabric which is then covered with selected washed filter sand. All the non-perforated pipes are buried in earth filled trenches below the HDPE liner. Outlet pipes will be routed to 1.8m diameter manholes from which the flow from the different sections can be recorded. A large diameter drainage collector pipe links the manholes and diverts the water flow to the downstream Return Water Dams 3 and 4. Water from these dams is then pumped to the process plant for re-cycling via the Return Water Dams 1 and 2.

- **Decant System:** the Decant Trench and Berm offer ready access to the decant pumps as the pool migrates across the basin. Pumping from the supernatant pool is carried out using a Floating Decant Barge Pumping System which is semi-automated and pumps water to the Return Water Dams 1 and 2, initially along the Decant Berm and later along the Pool Wall at a fixed rate of around 65% of the slurry inflow water.

  The RTSF supernatant pool retains an anticipated 1.5Mm^3 capacity of the whole operation's generated water. Instrumentation ensures that dirty water is not pumped from the pool and that the Return Water Dams are not overfilled.

  Pumping at a deposition rate of 1.2Mtpm requires a single floating suction and Decant Barge Pump with an identical standby train providing backup capacity and delivering into a single decant pipeline. At a deposition rate of 1.8Mtpm, a second decant pipeline is required, coupled with an extra floating suction and Decant Barge Pump. Two floating suctions and Decant Barge Pumps are operated with a single backup barge pump. At a deposition rate of 2.4Mtpm, an additional two floating suctions and Decant Barge Pumps will be required. Three pumps will deliver into one line, with two Pumps operating and one standby, maintaining the standby capacity at 50%.

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- **Slurry Distribution System:** slurry is pumped in pipeline trains of 600ktpm per pipeline with four pipelines being directed clockwise along the inside crest of the toe embankment and another four pipelines being directed anti-clockwise. The pipelines will be turned onto the RTSF through large diameter bends with isolating valves installed at the Toe Embankment. The setup provides flexibility and enables slurry to be delivered to any section of the RTSF perimeter with slurry feed from either direction. A single HDPE slurry ring main allows the slurry to be further distributed to sixteen separates sectors on the perimeter. Final slurry distribution will be through 250mm diameter cyclones spaced at 24m centers on wheeled stands adjacent to the HDPE slurry ring main. The cyclone underflow material is discharged onto the underflow wall and overflow material is discharged into the basin with the cyclone positions being continually manually managed and adjusted. The targeting of lower slurry relative densities of around 1.35 will ensure improved particle separation and a better classification of coarse and fine particles.
- **Return Water System:** the Return Water system comprises of the Return Water Dam 1 and 2 and the Return Water Dam 3 and 4 installations.

  A description of these facilities is provided below and in Figure 26:

  - the purpose of Return Water Dams 1 and 2 is to act as a reservoir for the return water pump station. Decant pipes discharge into a concrete stilling chamber for energy dissipation before further discharging into twin concrete lined silt traps. Return Water Dams 1 and 2 comprise of twin 2mm HDPE lined compartments with linked balancing spillways. Water is pumped to the processing plant reservoir by four return pumps feeding two overland steel pipes. The dams provide a total storage capacity of 110,000m^3. A leakage detection drainage system will be installed below the HDPE liner; and
  - the purpose of Return Water Dams 3 and 4 is to manage drain and storm waterflow from the collector pipe which discharges into the Return Water Dam compartments. These are linked by a balancing spillway. Land based pumps with long floating suctions transfer water from the Return Dam 3 and 4 through to Return Dam 1 and 2. This layout provides a capacity of around 92,000m^3. A leakage detection drainage system will be installed below the HDPE liner.

Figure 26: Water Management Infrastructure



Leeuspruit
Barge
RTSF
RWDs
3 and 4
Return Water Dams
Main Drain
Stockpiles
Waterways
Boundary Fence
Pipeline
N

Source: Geo Tail, 2023

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15.1.2. Geotechnical, Hydrological and Geohydrological Considerations

Geotechnical investigations of the RTSF have confirmed that there are no related fatal flaws. Stability analysis modelling has established that the stability of the RTSF infrastructure is acceptable and that it is unlikely to be vulnerable to static and dynamic triggering mechanisms. It has been demonstrated that the RTSF site is suitable for the construction of a RTSF and its related infrastructure. The natural material available on site is suitable, both qualitatively and quantitatively, for the construction of the various structures including embankments, canals, foundations, roadways, compacted clay liners and for use as cover placement.

The current legislation contains mechanisms for the classification of processed tailings, which in the case of the approved RTSF, called for the use of a liner (Class C barrier or equivalent). The RTSF design incorporates a liner system to manage contaminant flow into the local aquifer systems. Contaminant flow modelling with the proposed liner systems has demonstrated that the contaminant plume will likely be contained within the site boundaries with limited lateral plume migration. However, this risk is not entirely eliminated due to the probability of liner imperfections during installation. As such, the seepage plume should be monitored continuously and a network of ten monitoring boreholes has been proposed to monitor upstream and downstream water levels and qualities in the project area and potential impacts on the underlying aquifer (Figure 27).

Figure 27: Monitoring Boreholes


60000
61000
62000
63000
64000
65000
2935000
2934000
2932000
Monitoring Boreholes
Drains
Rivers
0m
1,000m
N

X	Y
-62925	2931180
-63540	2931730
-63960	2932870
-63850	2933610
-63400	2934020
-62780	2934045
-61700	2933675
-60980	2933170
-61660	2930700
-60520	2931620

Source: Geo Tail, 2023

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Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 90 The water table approximates the topography at a depth of 3m to 8m and the general ground water flow is from north west to south east with local south and eastward flows to the adjacent streams. Local water flow is associated principally with the weathered aquifer zone with limited water flow being associated with the underlying fractured aquifer zone. Hydrological studies have assessed the impact of the RTSF on the hydrology of the local area. Mean average rainfall of around 600mm is noted. The area has exceptionally high evaporation rates of around 2,000mm and this will assist in removing water content from the tailings which will aid tailings stability. It is expected that climate change impacts are unlikely to be material over the next decade. Surface water will tend to flow away from the RTSF surface footprint as a consequence of the ring dyke dam design and the hydrological setting. The RTSF will therefore have no direct riverine impact being well above the 1:100-year flood lines as confirmed in the most recent hydrological assessment. The impacts of run-off will be managed through the progressive soil cladding and grassing of the slopes with clear water run-off forecast after some four years from commissioning. Overall water management has been assessed using a dynamic water simulation model over the LoM. The model indicates seasonal fluctuations in the RTSF pond volume. The normal operating pond volume is expected to be targeted at 1.50Mm3. The projected Peak Maximum Precipitation (PMP) is expected to add an additional 1.45Mm3 resulting in a possible total water volume on the RTSF of 2.95Mm3. The modelled water capacity of the RTSF is in the order of 10Mm3, which makes the risk of over topping due to hydro-meteorological events and operational practices low. Storm water management on the RTSF slopes between the crest of the basin and the perimeter toe is managed through the implementation of the following design approach: • before the completed cladding and grassing of the side slopes, surface water is diverted to toe paddocks for ponding and evaporation. The water is further diverted via penstocks into a large diameter collector pipe to RWD 3 and 4; and • when cladding has been completed, run-off from the benches is managed through controlled benches via concrete down chutes before discharging to the environment. This system has been used successfully on local TSFs for several decades and has been modelled at the projected PMP and found to respond adequately. The 2023 RTSF design was undertaken by Geo Tail SA for the current configuration of the FWGR operations. This study was independently reviewed by a Sound Mining appointed specialist who concluded that there are no fatal flaws in the design. 15.1.3. Concluding Comments Sound Mining has reviewed the Far West Gold Recoveries Regional Tailings Dam Report prepared by Geo Tail (2023) and has concluded that the report provides a solid basis for the future development of a safe RTSF. Sound Mining believes that by following the principles and design strategy outlined in the report, the chances of a TSF failure will be unlikely. However, cognizance needs to be taken of the uncertainties discussed subjectively below. Based on the proposed RTSF solution, the following inherent risks are apparent: • the stability of upstream development; • the sufficiency of underflow to form an adequate wall around the perimeter ring dyke; • the capability of the management and labor force to perform as required; • installation risk of the liner associated with creasing and UV exposure; • the ability of a pumped system to decant adequately; and • undue impacts on the environment. The proposed solution has been operated on a number of South African TSFs over the last three to four decades. Each TSF has performed as expected, demonstrating stability with the underflow arisings.

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 91 The RTSF design has been undertaken by a team of assembled experts who are familiar with the application of an upstream cyclone method delivering relatively uniform sized tailings in the South African context. The lead RTSF designer is experienced in similar local installations and operations. The effectiveness of the proposed RTSF is dependent on the delivery of acceptable underflow particle quality and quantity. Failure to deliver on either of these parameters will compromise wall development and stability. Historical observations of a number of similar TSFs have shown that TSF development has progressed adequately with no significant design risks realized. Underflow demand is high during the initial development phase and increases as the dam elevation is increased and the dam perimeter is subsequently decreased. This has been accommodated in the RTSF design with the decision to deploy the more efficient 250mm cyclones during the start-up period. Overall water management has been assessed through the use of a dynamic water simulation model over the LoM. As expected, the model indicates seasonal fluctuations in the RTSF pond volume and the normal operating pond volume is anticipated to be 1.50Mm3. The projected Peak Maximum Precipitation (PMP) is expected to add an additional 1.45Mm3 resulting in a possible total water volume on the RTSF of 2.95Mm3. The modelled water capacity of the RTSF is in the order of 10Mm3, which makes the risk of over topping due to hydro-meteorological events and operational practices low. The requirement for the management of tailings disposal operations is stipulated in SANS 10286 which was initially published in 1998. Recent initiatives through ICMM and ICOLD have provided guidelines for corporate management. Despite this, it is a recognized fact that most TSF disasters have been attributable to management failures. FWGR’s approach to the management of surface mining risk has been to adopt a pro-active strategy, whereby maintenance and risk-reducing activities are carried out timeously. This operating philosophy is now being formalized and outlined in their management system. Effective operational performance will deliver into the achievement of the necessary targets of appropriate underflow characteristics, wall geometry and consistently acceptable freeboard. For this risk to be managed it is imperative that all involved operational parties including specialist support services and equipment suppliers, are appointed on the basis of their appropriate experience, capacity and competency. Based on FWGR’s extensive history of operational experience in surface mining and tailings disposal, it is Sound Mining’s opinion that operational risks can be adequately controlled. Sound Mining is of the opinion that the selected site is appropriate for the intended construction and operation of the RTSF. A systematic borehole monitoring program will enable the progressive monitoring of any future potential pollution plumes. 15.2. Technical Studies - Water Water is required for the hydraulic mining of the TSFs and for the processing of the reclaimed material. FWGR commissioned an external assessment of the water requirement for an expanded operation in 2020. The work involved modelling the waterflows to establish a water balance for the operation at steady state. The inputs to the model were examined by Sound Mining and found to be appropriate. The planned water supply will primarily be from the RTSF return water and from underground water sources (Figure 28).

Figure 28: TSF Location, Make-up Water Shafts, Processing Plants and Pipeline Layouts



FWGR Operations
Pretoria
Johannesburg
Welkom
Bloemfontein
Durban
N14
Millsite Complex
Randfontein
Krugersdorp
Roodepoort
N1
2L24 TSF
Cooke TSF
Soweto
Cooke Shaft 1
Cooke Shaft 2
Cooke Shaft 3
N12
Lenasia
Venterspost North TSF
Venterspost South TSF
Westonaria
Driefontein 4 TSF
Driefontein 1 TSF
Libanon TSF
Kloof 10 Shaft
CWF
Carletonville
Driefontein 2 TSF
Driefontein 3 TSF
Kloof 1 TSF
Cooke 4 South TSF
DP2
Driefontein 5 TSF
DRIEFONTEIN OPERATION
Kloof 2 TSF
Leeudoorn TSF
Fochville
KLOOF OPERATION
RTSF
Evaton
26°15'S
26°30'S
27°30'E
27°45'E
Kloof Mining Rights
Driefontein Mining Rights
Owned TSF
Depositional TSF
Available TSF
Target TSF
Pipeline Routes Pending Authorization
Authorized Pipeline Routes
National Route
Surface Plants
Shafts
Railway Line
10km
N

Source: Sound Mining, 2023

Kloof 10 shaft, which is located at the Libanon TSF, will supply make-up water for the hydraulic mining of Kloof 1 TSF, Libanon TSF, Venterspost North TSF and Venterspost South TSF. Two WULs have been granted for the Kloof and Driefontein operating areas, which permit the pumping of water from nearby underground workings as presented in Table 16.

Table 16: Underground Water Sources

Facility	Permitted Quantity (m^3/a)
Kloof 10 Shaft	9,487,500
Driefontein 10 Shaft	2,555,000

Source: Sound Mining, 2022; and FWGR, 2020

Return water from Driefontein 4 TSF is currently re-used for the reclamation of the Driefontein 5 TSF, Driefontein 3 TSF and associated processing at DP2. Additional make-up water is sourced from the dewatering of the Driefontein 10 shaft (~9,000m^3/d) and then pumped to the necessary sites for hydraulic mining and processing.

Water and slurry from the hydraulic mining of distal TSFs will be pumped to the pumping stations closer to the hydraulic mining sites to piggy-back off these sites to avoid having to use additional Booster Pump Stations (BPS). The water pumps at DP2 supply sufficient pressure for the hydraulic mining operation at Driefontein 5 TSF and Driefontein 3 TSF.

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High-pressure water pumps will be placed at the various TSFs (i.e., excluding Driefontein 3 TSF) to avoid having high-pressure water pipelines between the hydraulic mining sites and the processing plant. They will be utilized in series to deliver the required pressure of 25bar to 30bar, for hydraulic mining.

The mining operation will pump approximately 42,000m^3/d of water from the various mining sites to feed the DP2 expansion facility. Each production unit (or monitor) requires in the order of 10,500m^3/d for the hydraulic mining of TSF material and each site will have two monitor units running and one on standby during steady state operations. Water will be recovered from the various deposition facilities and returned to the system.

Make-up water (i.e., 30% - 40% of the total water requirement) will be required to compensate after accounting for losses and rainfall (~18,000m^3/d), with Kloof 10 shaft alone, having ample available capacity (~36,000m^3/d).

15.2.1. Concluding Comments

The available water supply more than adequately meets the FWGR requirements including the make-up water during the dry season. The supply from Driefontein 10 shaft and Kloof 10 shaft do not exceed the permissible pumping rates approved in the WULs.

According to the WULs the return water will be treated in an advanced water treatment facility and discharged into Leeuspruit or disposed to dust suppression. Instead of this open configuration FWGR has opted for a closed water system throughout the LoM so no water treatment or discharge into the surface water courses will occur. The final water still in use at the point of closure will be treated and appropriately discharged.

15.3. Technical Studies - Power

The power supply and Point of Delivery (PoD) for the operations has been determined by independent specialists. These have been reviewed and are deemed appropriate for the operation. Power is currently supplied to transformers at the various sites (Table 17) from Eskom's 132kV and 44kV grid, where the voltage is reduced to 6.6kV.

Table 17: Power Requirements for FWGR Operations

Site	Installed	Used	Available	Comments
		(kVA)		
Driefontein 8 Shaft	20,000	11,000	9,000	Sufficient for reclamation operations
Driefontein 13 Shaft	10,000	6,600	3,400	
DP2	40,000	-	40,000	18,000kVA required by DP2 at 1.2Mtpm capacity
Libanon	40,000	22,000	18,000	Sufficient for reclamation operations
Kloof 4 Shaft	80,000	64,000	16,000	3,500kVA required by RTSF
Kloof Main Complex	140,000	81,000	59,000	
Leeudoorn Shaft	100,000	61,000	39,000	2,500kVA required by Leeudoorn TSF
Total	**430,000**	**245,600**	**184,400**	

Source: FWGR, 2022; and Sound Mining, 2022

The capital estimates take account of the available equipment at the respective substations and routing from the substations. The PoDs feeding the substations are shown in Table 18.

Table 18: Eskom Points of Delivery

Eskom PoD	NMD	Maximum Utilized NMD	Transformer Size	Comments
Driefontein 8 Shaft	14.0MVA	11.0MVA	4 by 5MVA	
Driefontein 13 Shaft	4.3MVA	6.6MVA	4 by 5MVA	There are sufficient transformers
Kloof 1 Shaft (132kV)	81MVA	81MVA	7 by 20MVA	
Libanon Shaft	5.2MVA	6.92MVA	1 by 20MVA	FWGR to install 1 by 20MVA transformer
Libanon Gold	22MVA	19.3MVA	2 by 20MVA	

Source: FWGR, 2022; and Sound Mining, 2022

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Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 94 Suitable PoDs have been identified for the FWGR operations, as shown in Figure 28. Eskom will be notified of the increased load - Nominal Maximum Demand (NMD) to be catered for within the existing contracts - at the appropriate time. Overhead lines will be utilized as far as possible to reduce the installation costs and reduce the risk of cable theft. The aggregate load requirement has been based on a conservative diversity factor of 0.8 for the low voltage loads, which represents a relatively flat load profile. The current Eskom supply is stable in that it is linked to the main ring feed. There is a curtailment agreement in place and only under severe power disruption, would the area lose supply. In this case there is still sufficient capacity to run the vital plant areas by shutting down the milling section and using diesel generators which will provide enough emergency power to ensure that selected critical process plant equipment is able to re-start immediately in the event of a power failure. 15.3.1. Concluding Comment It is noted by Sound Mining that the power estimates determined are considered appropriate for the planned operations. The power requirement to the various components of the FWGR operation is within the spare capacity available to the related ongoing and current underground mining and processing operations. Management will need to ensure timely modifications to the agreements with Eskom and sufficient allowance for the rising cost of power. 15.4. Technical Studies - Pipelines and Pumping FWGR’s expansion planning requires a network of slurry pipelines from the TSF sites to DP2, and tailings pipelines from DP2 to the RTSF. Low-pressure return water pipelines will be required from the RTSF to Libanon TSF site, DP2 and back to the TSF sites. High pressure pumps will provide the mining operations with the pressures they require (25bar to 30bar). This eliminates having to install high- pressure pipelines from the processing plant to the TSF sites. FWGR worked with specialists on the design and cost estimates for the pipelines. Cognizance was also taken of the environment, mine owned land and already disturbed areas. The pipeline layout has been designed to make use of the shortest possible routes, while also using existing mine servitudes as far as possible. Use was made of the road servitudes to prevent additional impacts associated with the clearing and construction of the pipelines, and to ensure that the pipelines are easily accessed for maintenance. Alternative routes were also considered to avoid wetland areas; and existing impacted land, in the context of the effect on operating costs due to the influence of topographical and pumping costs. A summary of the current pipeline and pumping infrastructure Figure 28, is provided in Table 19. Table 19: Existing Pipeline and Pumping Infrastructure Existing Pipeline and Pumping Infrastructure Approvals Pre-screening and Slurry Pumping Reclamation Station at Driefontein 5 TSF Hydraulic Mining Site Approved EA and Environmental Management Plan (EMP) Fine Screening and Slurry Transfer Pump Station at Mining Site Approved EA and EMP Slurry Pipeline between Driefontein 5 TSF and DP2 Approved EA and EMP Tailings Pipeline from DP2 to Driefontein 4 TSF Approved EA and EMP Return Water Dam at Driefontein 4 TSF and Process Water Supply to DP2 Approved EA and EMP Process Water Make-up Storage and Pump Station at Driefontein 10 Shaft Approved EA, Integrated Water Use Licenses (IWUL) and EMP Process Water from Driefontein 10 Shaft to DP2 Approved EA, IWUL and EMP Source: Sound Mining, 2022 A summary of the additional piping requirements is presented in Table 20.

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 95 Table 20: Phase 2 Pipeline and Pumping Infrastructure Planned Pipeline and Pumping Infrastructure Approvals Pre-screening and Slurry Pumping Reclamation Stations at Driefontein 3 TSF Approved EA and EMP Pre-screening and Slurry Pumping Reclamation Stations at Kloof 1 TSF Additional approvals required Pre-screening and Slurry Pumping Reclamation Stations at Libanon TSF Additional approvals required Pre-screening and Slurry Pumping Reclamation Stations at Venterspost North TSF Additional approvals required Pre-screening and Slurry Pumping Reclamation Stations at Venterspost South TSF Additional approvals required Slurry Pipeline from Libanon TSF to DP2 Approved IEA and EMP Slurry Pipeline from Venterspost South TSF to Libanon TSF Additional approvals required Slurry Pipeline from Kloof 1 TSF to DP2 Approved IEA and EMP Return Water Pipeline from Kloof 10 shaft to DP2 Approved IEA and EMP Water Pipeline from DP2 to Driefontein 3 TSF Approved EA and EMP Return Water Pipeline from Kloof 10 shaft to Libanon TSF Additional approvals required Return Water Pipeline from Kloof 10 shaft to Venterspost South TSF Additional approvals required Process Water Make-up Storage and Pump Station at Kloof 10 Shaft Approved IEA, IWUL and EMP Process Water from Kloof 10 Shaft to DP2 Approved IEA, IWUL and EMP Slurry Pipeline from DP2 to the RTSF Approved IEA and EMP Slurry Pipeline from Libanon TSF to DP2 Approved IEA and EMP Source: Sound Mining, 2022 The civil infrastructure requirements for pipeline crossings of road/rail, pipe jack culverts, open/minor culverts have been considered and amount to around 65 installations. 15.4.1. Concluding Comments The QP considers the pipeline infrastructure design to be well-engineered and underpinned by practical experience. There appear to be no fatal flaws in the thinking behind amendments to various EIAs and EMPs to accommodate the changes to the pipeline and pumping infrastructure.

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 96 16. GOLD MARKET Item 16 (i) and (ii) All gold produced is delivered to Rand Refinery for refining with no restrictions on the quantity or time frame. DRDGOLD has a long- standing off take agreement with Rand Refinery who refine the gold produced by FWGR. FWGR sells gold to South Africa bullion banks at the prevailing spot in South African Rands and once sold, Rand Refinery will transfer the gold to the purchaser’s bullion bank depository. When applying the 30 June 2023 spot exchange rate (ZAR18.78/USD) to the associated gold price of USD1,943/oz Au, a real gold price of ZAR1,173,183.94/kg is computed. Gold is a precious metal, refined and sold as bullion on the international market. It is traded on the global financial markets and has traditionally been used for jewelry, bartering or storing wealth. Aside from the gold holdings of central banks, current uses of gold include jewelry, private investment, dentistry, medicine and technology (Table 21). Table 21: Above Ground Gold Stocks in 2022 Description Quantity (t) Contribution (%) Jewelry 95,546.9 46% Private Investment 46,516.6 22% Bank Holdings 35,715.1 17% Other 31,096.0 15% Source: GoldHub, 2023 The largest use of gold is in jewelry, accounting for approximately 46% of the above-ground gold. Gold does not follow the usual supply and demand logic because it is virtually indestructible and can easily be recycled. In addition, gold stored in the vaults of banks is relatively illiquid and subject to the vagaries of global economies. These characteristics of the gold market make it challenging to forecast the gold price. 16.1. Gold Price Trends The QP considered a five-year period of historical analysis to form an opinion of the gold price and exchange rate to be expected going forward because the QP is of the opinion that a five-year period sufficiently covers the market volatility seen in the international gold market. This is also consistent with the five-year period of consensus pricing relied on for the price forecast. The gold price increased in 2020 due to uncertainties related to the outbreak of Covid-19. It then steadily declined to a spot price of ~ZAR1,173,183.94/kg (i.e., USD1,943/oz at ZAR18.78/USD) as at 30 June 2023 (Graph 5). After interrogating the gold price, the QPs are of the opinion that a gold price of ZAR1,081,261/kg (i.e., USD1,934/oz at ZAR17.39/USD), provided by FWGR, is appropriate for use in the economic assessment. Graph 5: Gold Price Historical Trendline Source: Sound Mining, 2023 800 1,000 1,200 1,400 1,600 1,800 2,000 2,200 2,400 Jun-18 Jun-19 Jun-20 Jun-21 Jun-22 Jun-23 U SD /o z Year Monthly Average Trendline Upper and Lower Standard Deviation Bands

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 97 The linear trendline indicates robust gold price potential over the near to medium-term. 16.2. Exchange Rate Forecast The ZAR to USD exchange rate saw record breaking highs in the second quarter of 2020 (ZAR19.35/USD) but has subsequently dropped back to ZAR18.78/USD as at 30 June 2023. A factor in the deterioration of the local currency in 2020 was the lockdowns and economic volatility brought on by Covid-19. The exchange rate of ZAR17.39/USD compares well with the six-year historical trendline as visually displayed in Graph 6. Graph 6: Exchange Rate Historical Trendline Source: Sound Mining, 2023 Various service providers and financial institutions are consulted to determine consensus forecasts of the gold price (Table 22). Table 22: Long-term Consensus Forecasts in Nominal Terms Description Year 1 (FY2024) Year 2 (FY2025) Year 3 (FY2026) Year 4 (FY2027) Year 5 (FY2028) Gold Price (USD/oz) 1,962 1,917 1,886 1,866 1,600 Exchange Rate (ZAR/USD) 17.65 18.15 18.33 18.48 16.60 Gold Price (ZAR/kg) 1,112,784 1,118,818 1,111,140 1,109,147 853,923 Source: DRDGOLD, 2023 The economic assessment for the Mineral Reserve estimate relies on a real price of ZAR1,081,261/kg (i.e., USD1,934/oz at ZAR17.39/USD) in 30 June 2023 terms as provided by FWGR. The QP has considered the consensus forecasts supplied by FWGR against linear trends in the demand and supply of gold as recorded over the period from 2013 to 2022 to examine whether these forecasts are reasonable. 10 12 14 16 18 20 22 Jun-18 Jun-19 Jun-20 Jun-21 Jun-22 U SD /o z Year Monthly Average Trendline Upper and Lower Standard Deviation Bands

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 98 16.3. Global Demand Graph 7 illustrates the global demand over the past ten years (i.e., 2013 to 2022). Graph 7: Global Gold Demand from 2013 to 2022 Source: GoldHub, 2023 16.4. Global Supply The global gold supply from mining and recycling activities over the same period is presented in Graph 8. Graph 8: Global Gold Supply from 2013 to 2022 Source: GoldHub, 2023 The supply from mining satisfied some 77% of the demand in 2022, with the balance met by recycled gold. 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Q ua nt ity (t ) Year 4,100 4,200 4,300 4,400 4,500 4,600 4,700 4,800 4,900 5,000 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Q ua nt ity (t ) Year

Below are the top thirteen gold producing countries in 2022 (Table 23).

Table 23: Global Gold Production

Rank	Country	Production (t)					
		2017	2018	2019	2020	2021	2022
1	China	429	404	383	368	332	375
2	Russia	281	295	327	332	331	325
3	Australia	293	313	325	328	307	314
4	Canada	171	192	185	173	193	195
5	United States	236	223	200	193	187	173
6	Ghana	133	149	142	130	125	127
7	Peru	167	163	143	102	127	126
8	Indonesia	118	153	92	101	116	125
9	Mexico	120	118	109	110	125	124
10	Uzbekistan	91	92	93	100	105	111
11	Mali	74	88	97	92	99	102
12	Burkina Faso	75	78	83	93	103	96
13	South Africa	147	126	113	102	114	93

Source: GoldHub, 2023

16.5. Concluding Comments

The QP notes a short term up-tick despite the long-term reduction in demand together with an essentially constant supply over the past five years. These trends are not inconsistent with the forecast price trend in Table 21. The QP is satisfied that a real 30 June 2023 gold price of ZAR1,081,261/kg is a reasonable assumption for examining the economic viability of the Mineral Reserve estimate.

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SOUND MINING

17. ENVIRONMENTAL STUDIES, PERMITTING, OR AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS

Item 17 (i); (ii); (iii); (iv); (v); (vi) and (vii)

A review of the environmental status was undertaken by Sound Mining's QP, who contributed the opinions herein. It relies on information provided by DRDGOLD and FWGR. The key environmental aspects are discussed below, along with any associated liabilities and risks. Risks or liabilities, that would generally be addressed in terms of accepted environmental practice and which do not have significant cost implications, have not been discussed.

17.1. Permitting Status

The environmental and social compliance status in relation to South African legislation is summarized in Item 21. The following expands on the relevant authorizations or permits required.

17.1.1. The National Environmental Management Act (NEMA)

EAs have been granted in terms of NEMA and the Environmental Impact Assessment (EIA) Regulations of 2014 as described below.

Driefontein Mining Right Area: in March 2016, Sibanye Gold submitted an application for an IEA including a Waste Management License (WML) for the proposed activities on the Driefontein Mining Right area (DMRE Ref. No.: GP 30/5/1/2/2 (51) MR. The DMRE granted the EA Ref. No.: GP 30/5/1/2/3/2/1 (51) EM on 11 May 2018.

The Driefontein MR and EA are in good legal standing. Sibanye Gold applied for a Section 102 amendment to the MR to include the Driefontein 4 TSF, which has been granted. The application to the DMRE for the transfer of the existing Driefontein EA (Ref. No.: GP 30/5/1/2/3/2/1 (51) EM) as well as the inclusion of related activities covered by the existing Driefontein EMP relevant to the FWGR operation has also been approved.

Permission for depositing onto the Driefontein 4 TSF is contained in the original Driefontein EMP associated with the MR. This EMP is needed for the operation's waste management obligations. The pipelines fall within the scope of the existing infrastructure recorded in the current EA and EMP. Table 24 summarizes the current environmental legal standing for the Driefontein mining area.

Table 24: Environmental Legislation and the Status for the Driefontein Mining Area

Act, Regulation or By-Law	Requirements	Status Driefontein Area
MPRDA, 2002 (Act No. 28 of 2002)	A Mining Right is not required.	This is currently in place
NEMA, 1998 (Act No. 107 of 1998): Environmental Impact Assessment Regulations 2014 (GNR 982)	EA	This is currently in place
	EMPr/EIA	Forms part of the Driefontein EMPr/EIA
	The Rehabilitation and Closure Cost plan must be annually adjusted	This is guaranteed through a Guardrisk Cell Captive
National Environmental Management: Air Quality Act, 2004 (Act No. 39 of 2004) (NEM:AQA)	An Atmospheric Emissions License (AEL) is required for any listed activity within this Act	N/A
NEM:WA, 2008 (Act No. 59 of 2008)	A WML is required for any listed activities within the Act	There is an EA in place for Driefontein
National Heritage Resources Act, 1999 (Act No. 25 of 1999) (NHRA)	Permission from SAHRA is required for the removal of graves	This area is currently operational, and all correct process have been followed
NWA, 1998 (Act No. 36 of 1998)	Any abstraction, storage, diversion, flow reduction and disposal of water and effluent requires an IWUL	This is included in the Driefontein WUL owned by Sibanye Gold. An application has been made for the transfer of these uses to FWGR, it is still in process with DWS. An application was submitted for a name change and the transfer of applicable water uses for the WRTRP IWUL to FWGR, this has been approved and transferred successfully

Source: FWGR, 2023; and Sound Mining, 2023

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Kloof Mining Right Area: in March 2016, Sibanye Gold submitted an application for an IEA including a WML for the proposed activities on the Kloof Mining Right area (DMRE Ref. No.: GP 30/5/1/2/2 (66) MR). The DMRE granted the IEA (Ref. No.: GP 30/5/1/2/3/2/1 (66) EM on 11 May 2018.

The Kloof MR is in good legal standing and its IEA has been transferred to FWGR. Sibanye Gold has applied for two Section 102 amendments to the Kloof MR for the inclusion of the Venterspost North and South TSFs as well as land for the RTSF. The Section 102 amendment for Venterspost North and Venterspost South TSFs was granted at the end of 2021. The RTSF Section 102 amendment was granted but has not been executed by Sibanye Gold as yet.

17.1.2. National Environmental Waste Management Act (NEM:WA)

FWGR has confirmed that their TSFs have an approved Code of Practice (CoP) on Mine Residue Deposits in terms of the MPRDA. The TSFs on the Driefontein MR and Kloof MR are covered under this CoP. For Phase 2, the following waste management activities have been granted in terms of GNR 921 of 13 November 2013 (as amended) under the NEM:WA, 2008 (Act No. 59 of 2008) (Table 25). The DMRE granted the IEA Ref. No.: GP 30/5/1/2/3/2/1 (66) EM on 11 May 2018. The waste management activities in Table 30 allow FWGR to construct the RTSF and associated infrastructure. The requirements under NEM:WA have been covered.

Table 25: Activities for Phase 2 Requiring a Waste Management License (WML)

Number of the Relevant Government Notice	Listed Activity Number Authorised	Description of Activity
GNR 921	Activity B (1)	Construction and operation of the RTSF and the sewage treatment plant
GNR 921	Activity B (7)	Operation of RTSF
GNR 921	Activity B (11)	Establishment of the RTSF

Source: FWGR, 2020

17.1.3. National Water Act (NWA)

FWGR is operating under two authorised IWUL, FWGR License No.: 10/C22B/ACFGI/4976 and Driefontein License No.: 10/C23E/ACEFGJ4527 both issued 9 March 2017. The FWGR IWUL is valid for a period of twenty years from the date of issuance and may be reviewed at intervals of not more than five years. The Driefontein IWUL is valid for a period of fourteen years from the date of issuance and may be reviewed at intervals of not more than five years. An application to transfer the applicable Driefontein uses to FWGR has been submitted.

Compliance is also required with the general provisions of the regulations on the use of water for mining and related activities published under the NWA in GN 704 of 1999. Storm water needs to be managed in-line with GN 704 of 1999.

17.2. Environmental Considerations

The EIAs for the Kloof and Driefontein operation areas state that the TSFs are permanent sources of pollution. Dust from the TSFs impact on the ambient air quality, the surrounding soils and the wetlands and surface water resources. Ground water is also significantly affected by leaching and the seepage of pollutants from the TSFs that are located over dolomitic aquifers. Any seepage from the Driefontein 3 TSF, Driefontein 4 TSF, Kloof 1 TSF, Libanon TSF, Venterspost North TSF, Venterspost South TSF and Driefontein 5 TSF is expected to migrate downwards into the aquifers. Monitoring data indicates elevated concentrations of sulphate, total dissolved solids (TDS) and nitrate in the groundwater which are all typical constituents associated with contamination emanating from gold mining areas. The pH ranges from 4.1 to 8.0 and is indicative of acid mine drainage, which is associated with seepage from existing tailings and surface mining facilities.

Underground mining in these areas have significantly dewatered the dolomitic systems which have resulted in numerous sinkhole formations. Dewatering reduces pressure within the dolomite and this encourages drainage from the overlying TSFs. The removal of these TSFs in the region will result in long-term positive benefits to the region. It is expected that the removal of the TSFs off the underlying dolomite will improve the ground water quality near the TSFs. There is no dolomitic risk in the area of the RTSF. The RTSF site is underlain by Transvaal Supergroup Strubenkop shale, Daspoort quartzite and Silverton shale units.

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Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 102 The baseline groundwater quality is good. However, there will be contamination of the ground water quality in the area. The main elements of concern are sulphate and manganese, and to a lesser extent arsenic, uranium and iron. These could potentially impact private boreholes and the Leeuspruit or its tributary. TSFs will be relocated to the new RTSF which is more suitably located with respect to ground water and includes a barrier system to mitigate the impact on ground water. New environmental impacts and risks associated with the RTSF will need to be adequately mitigated and appropriate measures implemented. Dust measurements from the TSFs are generally within the limits specified by the National Dust Control Regulations. However, the EIA found some sites to be a problem during the dry winter months. Land is used in the region for mining activities, cultivation of crops and for grazing. The pipeline routes will utilize servitudes on mine and privately owned land. Prior to final rehabilitation of reclaimed TSFs, and any subsequent development thereafter, a radiation assessment will be completed to determine if any radioactive hotspots exist on the site. Should any exist, they will be excavated and taken to the RTSF. If a site falls within the clearance requirements of the NNRs, for the proposed land use, a report will need to be submitted to the NNR for approval. Once approved, the site will be rehabilitated with indigenous vegetation to that of wilderness use and returned to the landowner. The RTSF is planned on agricultural land, which covers a small modified wetland area. The EA states that a wetland offset strategy must be implemented within one year of any wetland being impacted. These impacts will be mitigated through the correct and careful stripping, stockpiling and use of the soil resources. The impacts due to contaminated water run-off and windblown dust, will be mitigated through the use of wind breaks, concurrent rehabilitation of the RTSF and the installation of silt traps. Clearing and grubbing of vegetation for construction will leave the soil open to erosion which could lead to sedimentation of surface water, wetlands and the deterioration of aquatic habitats. The impacts will be mitigated through either silt curtains, cut off drains or siltation ponds. Fauna and Flora Impact Assessments formed part of the EIAs. The vegetation comprises of Carletonville Dolomite Grassland and Gauteng Shale Mountain Bushveld (both with a vulnerable conservation status), as well as Rand Highveld Grassland (Endangered) and Soweto Highveld Grassland (Endangered). There is also other vegetation namely: grasslands, ridges and wetland vegetation of high-ecological importance due to their influence on the overall ecosystem. They are seen to be valuable to maintain the biodiversity balance and therefore, should be conservation priorities. Fauna expected to occur within the area include mammals, birds, reptiles, amphibians and invertebrates. Fauna species of importance are the White-Tailed Mouse (Endangered) and Rough Haired Golden Mole (Vulnerable). Some thirty-seven bird species were identified with some of them being the “Listed Red Data” bird species. However, the Grass Owl (Vulnerable) is expected to occur within the wetland habitats. Red Data reptile species that have a low probability of occurring within the operation area include the Giant Girdled Lizard (Vulnerable) and the Striped Harlequin Snake (Rare). None of the identified amphibians are of concern. Red Data butterfly species expected to occur on site are the Marsh sylph, Roodepoort Copper and Highveld Blue. A consolidated Heritage Resources Management process was completed in 2016 for the Driefontein and Kloof Mining Right areas. No fatal flaws were identified despite the fact that the operation is situated within a sensitive cultural landscape. An environmental compliance audit of the EA in January 2023 recorded no major issues with an overall compliance of 98%. Construction on the Kloof area has not commenced, and so environmental compliance audits are not available. 17.3. Social and Political Considerations The operation is located in the vicinity of the following four local municipalities: Mogale City, Westonaria, Randfontein and Merafong City. The RTSF is in the Westonaria and Merafong City Local Municipalities. Local towns include Fochville, Carletonville, Westonaria and Venterspost. The land is used for mining, agriculture, residential and businesses. Agriculture covers the largest portion of the area, followed by mining and residential uses. Human settlements are relatively scattered due to the mining activities and impact of dolomite. Two thirds of the local GDP is from finance, personal services and government services. The Westonaria and Merafong City economies are more dependent on the mining industry than the district in general. Merafong City has an unemployment rate of over 21%, while the Westonaria unemployment rate exceeds 42%.

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 103 The expansion is expected to improve the socio-economic status with new jobs expected to be created during construction. Capital investment and contributions to the GDP as a consequence of the FWGR operations, and the obvious multiplier effect, will have a positive impact in the area. Employment opportunities include direct employment by the operation, indirect employment will be created by procuring local goods and services, induced employment generated through spending and associated job creation in the economy. Operation related employment has the potential to considerably improve the livelihoods and income stability of employees and their dependents. 17.3.1. Discussions with Local Individuals or Groups Interested and Affected Parties (I&APs) raised concerns during the public participation phase of the Kloof EIA process. A petition of 793 signatories was compiled in this regard by the “No for Mega Dump Forum” representing the community (farmers, business owners and residential areas). The concerns raised included: • environmental impacts from the existing TSFs and whether the FWGR operation would worsen the conditions; • dust being a major concern for health reasons; • safety and security on surrounding farms; • water quality; • population influx; and • reduced economic activity within the local community after the LoM. Some of the I&APs acknowledged that the FWGR operation would have a long-term positive impact by removing TSFs. Other positive impacts expected skills development, employment creation and the benefits of the multiplier effect where, local procurement of goods and services, as well as local and regional economic development would benefit. Improved quality of life and increased availabilities of land were also cited as positive impacts. These will be managed by the FWGR Social and Labor Plan. The Social Impact Assessment (SIA) revealed political and community expectations for sharing in the benefits by local communities. Local municipalities sometimes claim that they are disproportionally benefiting, or not benefiting at all, from mining when compared with district municipalities and the provinces at large. It is not the responsibility of FWGR to control informal settlements or to provide public services and facilities. However, the existence of informal settlements near the operations poses a risk to the operation in terms of political stability and community relations/support. FWGR’s internal controls state that the operation has a shared responsibility (together with the relevant local authorities and key stakeholders) to address operational induced in-migration to affected communities. Farmers in the area are more hostile towards the mining industry and they contribute to poor community relations. A social and labor plan exists to address any negative social impacts of the operation on host communities. Potential positive impacts on host communities will be optimized and enhanced in a sustainable manner. Emphasis will be placed on skills development and local economic development as these aspects would constitute the foundation for enhancing the operation’s social capital. Moreover, negative impacts, such as increased pressure on infrastructure and services, and economic dependence on FWGR can be more effectively mitigated when the social capital of the operations are enhanced. It is anticipated that the consequence and/or probability of most negative impacts can be reduced to acceptable levels and that the positive impacts of the operations will outweigh the negative effect. 17.4. Environmental Closure Liability Estimate Sound Mining has relied on environmental closure liability estimates provided by Digby Wells. They are experts in this field and were commissioned for the purpose. A review of the closure estimates and associated plans covered the following aspects: • discussion of the methodology used to derive the costs for demolition, closure and rehabilitation; and • comment on the adequacy of the financial provisions made for the operation.

17.4.1. Basis of the Closure Liability Estimate

The closure cost assessment was conducted according to the requirements of NEMA as amended, by Digby Wells in July 2023. The purpose of the financial provision assessment was to revise the existing estimate for closure and rehabilitation to reflect current conditions as of July 2023.

17.4.2. Quantum of the Closure Liability

The closure cost estimate is for the purpose of reporting the liability in the annual financial statements of FWGR.

NEMA Section 28 as amended, states everyone has a duty of care and imposes an obligation to prevent, minimize and rectify pollution or degradation. The liability is adjusted annually and FWGR has made financial provisions for the rehabilitation of negative environmental impacts.

The closure costs are determined on both an "unscheduled" and "scheduled" basis. Scheduled costs assume that mining continues and that the final rehabilitation will be confined to the rehabilitation of the TSF footprints. Unscheduled costs assume the immediate termination of mining and provide for rehabilitation of the area in its current condition. The detailed closure cost model calculates the cost of demolishing, removing and rehabilitating each infrastructure component which may include (but is not limited to):

- rehabilitation of the pump station and pipeline footprints;
- generalized rehabilitation and vegetation management strategies;
- ensuring the reclaimed footprints are free draining;
- vegetating the TSFs that will remain post closure;
- radiation clearance for each rehabilitated footprint; and
- post-closure maintenance and monitoring costs.

FWGR has provided for the quantum of the financial guarantees on an unscheduled estimate basis. Table 26 presents the closure cost estimates of the June 2023 Digby Wells Annual Financial Provision Assessment.

Table 26: Current Closure Cost Estimates for FWGR

Asset	Unscheduled Cost 2023 (ZAR M)	Scheduled Cost 2023 (ZAR M)
Driefontein 5 TSF	9.85	9.96
Driefontein 3 TSF	32.45	13.66
Kloof 1 TSF	16.25	12.06
Libanon TSF	23.30	15.08
Venterspost North TSF	26.12	12.52
Venterspost South TSF	7.60	4.90
DP2	15.78	15.78
DP3	12.43	12.43
Driefontein 4 TSF	25.26	20.84
Pipelines	5.04	5.04
Post Closure Aspects Driefontein 5 TSF	3.29	3.29
Post Closure Aspects Driefontein 3 TSF	10.49	4.18
Post Closure Aspects Kloof 1 TSF	26.89	4.27
Post Closure Aspects Libanon TSF	8.56	5.32
Post Closure Aspects Venterspost North TSF	45.19	4.43
Post Closure Aspects Venterspost South TSF	13.47	1.79
Post Closure Aspects DP2	2.64	1.64
Post Closure Aspects DP3	0.28	0.28
Post Closure Aspects Driefontein 4 TSF	12.25	7.34
Project Management	17.83	9.29
Contingency	29.71	15.48
Total	**344.68**	**179.56**

Source: Digby Wells, 2023

Note: Apparent computational errors due to rounding

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Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 105 As mining of the TSFs progresses, the liability for rehabilitation and closure will decrease from the current unscheduled cost of ZAR344.68 M to a final scheduled cost of ZAR179.56 M. FWGR will make appropriate application to the DMRE for adjustments to the closure obligation to cater for this decreasing liability. Guardrisk Insurance Company Limited (Guardrisk) has issued financial guarantees in favor of the DMRE of ZAR490.5 M. An amount of ZAR474.8 M is also invested in Guardrisk Cell Captive under the ring-fenced environmental rehabilitation insurance policy. The funds are ring-fenced for the sole objective of future rehabilitation activities during and at the end of the LoM. The financial guarantees and funds held with the Guardrisk Cell Captive (30 June 2023) is sufficient to cover the 2023 estimated unscheduled liability of ZAR344.68 M as estimated for the operation. Table 27 shows the closure liability for the RTSF calculated in the 2016 Digby Wells EIA and Environmental and Management Program Report Under Regulation 7 of the NEMA Financial Provision Regulations (2015) which states that the financial provision is, at any given time, equal to the sum of the actual costs of implementing the plans for a period of at least ten years forthwith (this includes the annual rehabilitation, final, decommissioning and closure plans). Sound Mining has been informed by FWGR that a ZAR169.0 M of the closure cost estimate for the RTSF has been guaranteed by FWGR through Guardrisk and satisfies the IEA requirements. The 2023 closure cost estimate was normalized by inflating the 2016 estimate by 6%. Table 27: Closure Cost Estimates from Kloof EIA and Guaranteed through Guardrisk Asset Unscheduled Costs after One Year 2016 (ZAR M) Scheduled Costs 2016 (ZAR M) Unscheduled Costs 30 June 2023 (ZAR M) Scheduled Costs 30 June 2023 (ZAR M) RTSF 77.17 172.31 123.00 274.64 Source: Digby Wells, 2016 17.5. Concluding Comments It is noted that the SAHRA issued a Final Statutory Comment supporting the requirements and conditions contained in the HIA Reports. FWGR submitted a Section 34 application for the demolition permit. It is the opinion of the environmental specialist that the FWGR operations have been well planned and executed thus far. The legislative requirements have been identified and addressed and where there are gaps, measures are being taken to address them. The identified risks are well understood by FWGR and at the time of this TRS are being addressed to avoid any significant impact to the operations. No fatal flaws were identified during this review. An insurance policy through Guardrisk of ZAR490.5 M, combined with the current balance in the Guardrisk Cell Captive of ZAR474.8 M (30 June 2023) is sufficient to cover the 2023 unscheduled liability of ZAR344.68 M as estimated for the operation. Cognizance needs to be taken of the following: • a risk assessment should be completed as per Government Gazette No.: GNR 1147 the NEMA Financial Provision Regulations (2015) (as amended January 2020) to determine any residual or latent costs to be included; • FWGR is in the process of amending and transferring its Driefontein IWUL to FWGR; • FWGR has submitted the RTSF design to the Department of Water Affairs (DWA) and if it is not approved, or if further amendment to the FWGR’s IWUL or IEA are required, it could materially impact the forecast timing and the operations revenue; • numerous heritage sites and grave sites have been identified across the scope of the operations and the appropriate permitting has been submitted; • illegal mining activities, and nearby informal settlements may encroach on the operations. In terms of the Extension of Security of Tenure Act, 1997 (Act No. 62 of 1997) (ESTA), any illegal land occupiers may also be entitled to certain tenure rights, which could prevent landowners and government from evicting them unless the provisions of ESTA have been met; • dust resulting from the TSFs and the mining activities needs to be managed; and • the quality or quantity of water available to agricultural activities needs to be preserved. The QP is satisfied that these items are being addressed according to the required timelines.

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 106 18. CAPITAL AND OPERATING COSTS Item 18 (i) and (ii) The capital and operating cost estimates used to examine the viability of the estimated Mineral Reserve were informed by current operations and study-work on processing, the RTSF and associated pumping and piping infrastructure. The operating cost estimates are supported by actual on mine invoices received and paid, while the capital estimates have been determined using unit rates (obtained from quotations or bench marked against recent installations) and design quantities. Although the previous feasibility study-work, was in most instances to a definitive level of accuracy, some estimates are no longer current. This being said, the bulk of the capital requirement is for the DP2 expansion and RTSF construction, and the QP acknowledges that these capital estimates have been updated post the previous feasibility study-work. This TRS is therefore deemed to be at a preliminary feasibility level of accuracy (i.e., +/-25%). Where necessary estimates have been appropriately inflated to June 2023 real terms and Sound Mining has included a 15% contingency on all costs to reflect the confidence expected for a PFS level of study. 18.1. Capital Expenditure The capital expenditure is estimated in 30 June 2023 real terms and is summarized in Table 28. No contingency is applied to the capital cost estimates in FY2024; however, a 15% contingency is applied every year thereafter over the LoM. Table 28: Summary of Capital Expenditure Description June 2023 (ZAR M) Land (RTSF and Pipelines) Land (RTSF and Pipelines) 49.30 Total for Property Purchasing 49.30 DP2 Expansion Equipment and Infrastructure 1,770.53 Total for DP2 Expansion 1,770.53 RTSF RTSF Construction and Infrastructure 3,146.97 Total for RTSF 3,146.97 Piping and Pumping DP2 to RTSF 635.57 Libanon to DP2 467.27 Kloof 1 to DP2 405.25 Venterspost South to DP2 361.03 Venterspost North to Libanon 252.65 Total for Piping and Pumping 2,121.77 Total Direct Capital Expenditure 7,088.57 Indirect Capital Expenditure Rehabilitation Provision* - DP2 Maintenance/Replacement of Capital 93.73 Stay-in-Business (SiB) 251.50 Total Indirect Capital Expenditure 345.23 Contingency Contingency (15%) 976.28 Total Capital Expenditure 8,410.08 Source: Sound Mining, 2023; and FWGR, 2023 Note: * This rehabilitation requirement is currently exceeded by the provisions in the associated trust fund

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 107 An annual Stay-in-Business (SiB) provision of ZAR8.7 M is considered until 2027 after which it is increased to ZAR16.0 M for the rest of the LoM. This provision covers maintenance and the replacement of equipment across the operation. Sound Mining has noted that the Guardrisk Cell Captive is in excess of the environmental liability and therefore no provision was included. Graph 9 illustrates the resulting annual capital expenditure requirement for the operation. Graph 9: Capital Expenditure Forecast Source: Sound Mining, 2023 DP2 will be expanded from FY2024 to FY2027, while the RTSF is scheduled to be constructed over five years (i.e., FY2024 to FY2028) with the remaining capital expenditure largely earmarked for piping and pumping infrastructure. 18.2. Operating Costs The DP2 operating cost estimate (Table 29) and forecast (Graph 10) are based on the actual costs being incurred by the current operation. Economies of scale were taken into consideration by applying a factor to the escalated budget as DP2 increases its throughput. Table 29: Unit Operating Cost over LoM Description Unit Costs (ZAR/t) Salaries and Wages 10.94 Contractors 9.08 Reagents 23.00 Other Engineering Stores 7.16 Electricity 19.20 Water 0.30 Machine Hire 2.85 Other 8.69 Other Corporate Costs 3.61 Retrenchment 0.33 Contingency (15%) 11.92 DP2 Operating Costs 97.08 Source: Sound Mining, 2023; and FWGR, 2023 A retrenchment provision of ZAR72.5 M has been included in the production schedule’s final year (i.e., FY2041). The economic assessment considers a contingency of 5% on operating costs at a production rate of 500ktpm and a 15% contingency when the operation increases to 1.2Mtpm in FY2027. 0 500 1,000 1,500 2,000 2,500 3,000 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 C ap ita l E xp en di tu re (Z AR M ) Financial Year Direct Capital Expenditure Indirect Capital Expenditure Capital Contingency

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 108 Graph 10: Operating Cost Forecast Source: Sound Mining, 2023 18.2.1. Concluding Comments The impact of a change in the pumping costs for longer average distances between the deposition sites, current TSFs, Available TSFs and DP2, is not fully captured in the operating cost estimates over the LoM. There is a risk that the operating costs may prove to be higher over time, but these are not expected to be material in the context of how previous cost estimates have compared with actual operating costs measured post commissioning of DP2. The mining costs are captured in a firm contract with the reclamation contractor. 0 200 400 600 800 1,000 1,200 1,400 1,600 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 O pe ra tin g C os ts (Z AR M ) Financial Year

19. ECONOMIC ASSESSMENT

Item 19 (i); (ii); (iii) and (iv)

A Discounted Cashflow (DCF) modelling approach was adopted to assess the economic viability of the Mineral Reserves as stated. Considering the stage of development of the operation and the uncertainties of future global economics, as well as exchange rate, interest rate and gold price uncertainties, a real DCF model is deemed more appropriate than a nominal DCF model. The DCF model was generated in June 2023 South African Rand (ZAR) real terms and is based on the revenue forecast, associated capital and operating cost forecasts, and on appropriate and reasonable economic assumptions (Table 30).

Table 30: Inputs to the DCF Model

Description	Quantum	Unit
Key Dates		
Money Terms		30 June 2023
Planned Capacity		
DP2 Expansion	Mtpm	1.2
LoM		
LoM considering a 1.2Mpta Operation	Years	18
Contingencies		
Contingency	%	15%
Gold Price		
ZAR/USD	ZAR/USD	17.39
USD/oz Gold	USD/oz	1,934
ZAR/kg Gold	ZAR/kg	1,081,261

Source: Sound Mining, 2023; and FWGR, 2023

These assumptions are based on information received from FWGR and from the various consultants who contributed to the Mineral Resources, LoM planning and technical study-work that underpin the 30 June 2023 Mineral Reserve estimate. The economic assessment assumes a 100% equity-based business and ignores the effect of working capital changes. The QP is satisfied with the quality of this information, including the revenue and cost forecasts, and considers the inputs to the DCF model to constitute an overall PFS level of accuracy (i.e., +/-25%).

19.1. Revenue Forecast

The revenue forecast is a function of gold sales and the pricing assumptions used for the economic assessment. The following processing recoveries, which are supported by test work and current plant performance data, were applied to the material from the respective TSFs to compute the amount of gold sold:

- 49.5% for Driefontein 5 TSF material;
- 56.6% for Driefontein 3 TSF material;
- 50.5% for Kloof 1 TSF material;
- 47.2% Libanon TSF material;
- 62.5% for Venterspost South TSF material; and
- 54.7% for Venterspost North TSF material.

The expansion of DP2 facilitates an increase in gold sales over time (Graph 11 and **Error! Reference source not found.**).

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Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 110 Graph 11: Gold Sales Forecast Source: Sound Mining, 2023 Processing throughput can continue after FY2041 when the available TSFs are likely to be incorporated into the operation. At this stage, the economic assessment has only considered the depletion of the TSFs that comprise the current Mineral Reserves. The gold sold from these TSFs equate to approximately 1.2Moz. The real revenue forecast relies on a gold price of ZAR1,081,261/kg (i.e., USD1,934/oz at ZAR17.39/USD). Taxes would be determined using the gold mining tax formula with all unredeemed capital taken into account. The assets are part of the ongoing business of FWGR, which fall outside the ambit of the provision of the MPRDA that would place an obligation to pay royalties on the proceeds of the operations. 19.2. Cashflows Graph 12 presents the post-tax cashflow for an operation that excludes the benefits that would eventually be derived from the Available TSFs (see Error! Reference source not found.). Graph 12: Post-tax Discounted Cashflows Source: Sound Mining, 2023 0 500 1,000 1,500 2,000 2,500 3,000 3,500 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 G ol d So ld (k g) Financial Year -4,000 -2,000 0 2,000 4,000 6,000 8,000 10,000 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 Fr ee C as hf lo w (Z AR M ) Financial Year Free Cashflow After Tax Cumulative Free Cashflow After Tax

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 111 The cumulative post-tax cashflows over the LoM remain positive. When assuming a discount rate of 10.96% the unleveraged operation reflects a NPV of ZAR2.27 Billion. FWGR is an ongoing operation and thus the Internal Rate of Return (IRR) and a capital payback period are not applicable. 19.3. Sensitivities The achievability of the LoM plans, budgets and forecasts cannot be assured as they are based on economic assumptions, many of which are beyond the control of the company. Future cashflows and profits derived from such forecasts are inherently uncertain and actual results may be significantly more or less favorable. The technical risks as identified by Sound Mining are provided in Item 12.1. These and other environmental risks can impact the anticipated revenue and cost forecasts and accordingly have been assessed against upside or downside changes of between -20% and +20%. The consequential potential impacts are presented in Table 31 and is illustrated graphically in Graph 13. Table 31: Sensitivity of Post-tax NPV10.96 Variance NPV10.96 (ZAR Billion) 80% 90% 100% 110% 120% Revenue (0.38) 0.97 2.27 3.57 4.81 Capital Expenditure 3.48 2.89 2.27 1.67 1.03 Operating Costs 3.17 2.72 2.27 1.83 1.35 Source: Sound Mining, 2023 Graph 13 shows that changes to the revenue forecast will impact margins the most. Graph 13: Sensitivity to Expected Revenue and Costs Source: Sound Mining, 2023 Table 32 shows the materiality of changes in the gold price. Table 32: Sensitivity of Gold Price Gold Price ZAR/kg 700,000 800,000 900,000 1,000,000 1,100,000 1,200,000 NPV10.96 (ZAR Billion) (2.87) (1.28) 0.07 1.29 2.49 3.70 Source: Sound Mining, 2023 The operation is economically viable above a gold price of ZAR894,576/kg. -1,000 0 1,000 2,000 3,000 4,000 5,000 6,000 80% 90% 100% 110% 120% N PV 10 .9 6 (Z AR M ) Variation of Parameter Revenue Operating Costs Capital Expenditure

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 112 A sensitivity on the discount rate is displayed in Table 33. Table 33: Sensitivity of the Discount Rate Discount Rate 0.0% 5.0% 7.5% 10.0% 12.5% 15.0% NPV (ZAR Billion) 8.38 4.61 3.43 2.55 1.87 1.36 Source: Sound Mining, 2023 19.4. Concluding Comments The QP is satisfied that the Mineral Reserves as stated are all economically viable. 20. ADJACENT PROPERTIES Item 20 (i); (ii); (iii) and (iv) A discussion of the characteristics of adjacent properties is usually relevant for in situ mineral deposits. The TSF assets are independent from adjacent properties with no correlation in mineralization.

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 113 21. OTHER RELEVANT DATA AND INFORMATION Item 21 Information relevant to the Mineral Resource and Mineral Reserve statements will certainly include the prevailing legislative framework in South Africa. 21.1. South African Minerals Policy and Legislative Framework The South African Government has an extensive legal framework within which mining, environmental and social aspects are managed. Inclusive within the framework are international treaties and protocols, and national acts, regulations, standards, and guidelines which address international, national, provincial and local management areas. The role of the Government and the relevant regulatory authorities can be summarized as follows: • the custodian of environmental and mining legislation as a Constitutional imperative; • a conduit between the public and mining companies to ensure that mineral rights holders satisfy the objectives of transforming the mining industry by, inter alia, increasing the number of black people in the industry to reflect the country’s population demographics, to empower and enable them to meaningfully participate in and sustain the growth of the economy; thereby ensuring transparency to achieve accelerated and shared economic growth; • advocate of sustainable development, from a socio-economic and environmental management perspective; and • ultimate custodian of historical mining legacies, inclusive of abandoned mines. The Government has significantly reformed its environmental legislation. The driving force behind this is the need to support the overall national objective of sustainable development. Most recently, in 2015, the government published the National Environmental Management Laws Amendment Bill for public comment and the Draft Revised Financial Provision Regulations were published in General Notice No.: R1228 of 10 November 2017 in Government Gazette No.: 41236 in respect of prospecting, exploration and mining or production operations. The applicable laws are listed below: • The Constitution of South Africa (Act No. 108 of 1996); • Mines and Works Act, 1956 (Act No. 27 of 1956); • the Mine Health and Safety Act, 1996 (Act No. 29 of 1996); • the National Environmental Management Act, 1998 (Act No. 107 of 1998) (NEMA); • National Water Act, 1998 (Act No. 36 of 1998) (NWA); • National Nuclear Regulator Act, 1999 (Act No. 47 of 1999) (NNRA); • National Environmental Management: Biodiversity Act, 2004 (Act No. 10 of 2004); • National Environmental Management: Air Quality Act, 2004 (Act No. 39 of 2004); • National Environmental Management: Waste Act, 2008 (Act No. 59 of 2008) (NEM:WA); • the Competition Act, 1998 (Act No. 89 of 1998); • the Companies Act, 2008 (Act No. 71 of 2008); • Mineral and Petroleum Resources Development Act, 2002 (Act No. 28 of 2002) (MPRDA); • Mineral and Petroleum Resources Royalty Act, 2008 (Act No. 28 of 2008) (MPRRA); • Mining Titles Registration Act, 1967 (Act No. 16 of 1967); • Mining Titles Registration Amendment Act, 2003 (Act No. 24 of 2003); • Broad-Based Socio-Economic Charter (and associated amendments, 2010), also known as the Mining Charter; • National Heritage Resources Act, 1999 (Act No. 25 of 1999) (NHRA); • National Environmental Management: Protected Areas Act, 2003 (Act No. 57 of 2003) (NEM:PAA); • National Environmental Management: Biodiversity Act, 2004 (Act No. 10 of 2004) (NEM:BA); • National Forests Act, 1998 (Act No. 30 of 1998) (NFA);

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 114 • Hazardous Substances Act, 1973 (Act No. 15 of 1973) (HSA); • Explosives Act, 1956 (Act No. 25 of 1956); • National Road Traffic Act, 1993 (Act No. 93 of 1996) (NRTA); and • New Broad-Based Black-Economic Empowerment Charter for the South African Mining Industry (also known as the New Mining Charter) published in September 2018. 21.2. South African Legislative Framework South African legislation applicable to mining related activities and specifically with regard to environmental, social and community impact issues are: • The Constitution of South Africa Act, 1996 (Act No. 108 of 1996); • Mineral and Petroleum Resources Development Act, 2008 (Act No. 28 of 2002) (MPRDA); • National Environmental Management Act, 1998 (Act No. 107 of 1998) (NEMA); • National Water Act, 1998 (Act No. 36 of 1998) (NWA); • National Environmental Management: Waste Act, 2008 (Act No. 59 of 2008) (NEM:WA); • National Environmental Management: Air Quality Act, 2004 (Act No. 39 of 2004) (NEM:AQA); • Hazardous Substances Act, 1973 (Act No. 15 of 1973) (HSA); • National Heritage Resources Act, 1999 (Act No. 25 of 1999) (NHRA); • National Environmental Management: Protected Areas Act, 2003 (Act No. 57 of 2003) (NEM:PAA); • National Environmental Management: Biodiversity Act, 2004 (Act No. 10 of 2004); and • National Forests Act, 1998 (Act No. 30 of 1998) (NFA). A brief description of the above Acts is summarized below: The Constitution of South Africa Act, 1996 (Act No. 108 of 1996): Mines must comply with South African constitutional and common law by conducting their operational and closure activities with due diligence and care for the rights of others. Section 24(a) of the Constitution states that everyone has the right to (a) an environment which is not harmful to their health or well-being; and (b) to have the environment protected, for the benefit of present and future generations, through reasonable legislative and other measures that: • prevent pollution and ecological degradation; • promote conservation; and • secure ecologically sustainable development and use of natural resources. Mineral and Petroleum Resources Development Act, 2002 (Act No. 28 of 2002) (MPRDA): The MPRDA provides a holistic cradle-to-grave approach to prospecting and mining by fully considering economic, social and environmental costs to achieve sustainable development of South African Mineral Resources. National Environmental Management Act, 1998 (Act No. 107 of 1998) (NEMA): NEMA was promulgated in 1998 to replace the Environmental Conservation Act, 1989 (Act No. 73 of 1989) (ECA) as the overarching national environmental legislative framework. NEMA was promulgated to give effect to the Environmental Management Policy (published in 2007), and has been subsequently amended, including the National Environmental Management Amendment Act of 2003, and the National Environmental Management Second Amendment Act, 2004 (Act No. 8 of 2004).

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 115 The requirements for financial provisions for rehabilitation and closure are evolving. Historically, closure and rehabilitation liability calculations and financial provisions had to be determined and provided for in accordance with Regulations 53 and 54 under the MPRDA (GN 527, April 2004), a guideline document for the evaluation of the quantum of closure-related financial provisions issued by the DMRE in 2004/5, and a set of master rates updated from time to time by the DMRE based on inflation. Financial provision regulations (GNR 1147) were published on November 2015 (as amended January 2020) to replace Regulations 53 and 54 under the MPRDA. The new regulations require the following: • annual rehabilitation, as reflected in an annual rehabilitation plan; • final rehabilitation, decommissioning and closure of the prospecting, exploration, mining or production operations at the end of the life of operations, as reflected in a final rehabilitation, decommissioning and mine closure plan; and • remediation of latent or residual environmental impacts which may become known in the future, including the pumping and treatment of polluted or extraneous water; as reflected in an environmental risk assessment report; and • the applicant or holder of a right or permit must ensure that the financial provision is, at any given time, equal to the sum of the actual costs of implementing the plans and report contemplated in regulation 6 and regulation 11 (1) for a period of at least 10 years forthwith. The NEMA Section 24P (as amended in April 2014) also applies. It requires: • financial provisions to be made in the prescribed manner before an environmental authorization is issued by the DMRE; • annual assessment of environmental liabilities; and • annual “increase” of available financial provisions to the satisfaction of the Minister of Mineral Resources. National Water Act, 1998 (Act No. 36 of 1998) (NWA): The NWA stipulates that a WUL is required for the abstraction, storage, use, diversion, flow reduction and disposal of water and effluent in terms of Section 21 of the Act. Use of water for mining and related activities is also regulated through regulations that were updated after the promulgation of the NWA in 1999 - GN 704. GN 704 addresses the regulations on use of water for mining and related activities aimed at the protection of water resources. Inclusive within GNR 704 are the control measures for activities and its regulation of the sizing, control and monitoring of water management measures. National Environmental Management: Waste Act, 2008 (Act No. 59 of 2008) (NEM:WA): Waste management activities listed in terms of the NEM:WA (GN 921, 29 November 2013) include: storage of waste; the reuse, recycling and recovery of waste; treatment of waste; and disposal of waste at specified thresholds. Historically, mine residues were managed in accordance with the MPRDA and the NEMA. This situation changed in 2014 with the promulgation of the National Environmental Management: Waste Amendment Act of 2014 and its inclusion of mine residue as a Category A (hazardous) waste, as well as the addition of mine residue stockpiles and residue deposits to the list of waste management activities requiring a WML. In 2008, the Ministers of Mineral Resources and Environmental Affairs concluded an agreement on the “One Environmental System” for the country with respect to mining. Ministers adopted an integrated mine environmental management system and sought to align the MPRDA, NEMA, NEM:WA, NEM:AQA and NWA. In short, the agreement implied that environmental issues resulting from mining, prospecting, production and related activities will be regulated in terms of the NEMA, whilst the Minister of Mineral Resources will become a competent authority in terms of NEMA. Following the acceptance of the above-mentioned agreement various amendments were made to environmental legislation, inter alia, the NEMA, MPRDA and NEM:WA. Significant to these amendments were the inclusion of residue stockpiles under the NEM:WA listed activities as well as the publication of regulations regarding the planning and management of residue stockpiles and residue deposits from the prospecting, mining, exploration or production operation in GNR 632 of 2015 and GN 921 July 2015.

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 116 Transitional provisions specifically include the following: • any activity in terms of regulation 73 of the MPRDA relating to the management of residue stockpiles and residues deposits, that can be done in terms of a provision of GNR 632 of 2015, must be regarded as having been done in terms thereof; • management measures of residue stockpiles and residue deposits approved in terms of the MPRDA, at the time of the coming into operation of GNR 632 of 2015, must be regarded as having been approved in terms thereof; • a holder of a right or permit in terms of the MPRDA must continue the management of the residue stockpiles and residue deposits in accordance with the approved management measures; and • a person who lawfully conducts a waste management activity listed in the NEM:WA Schedule on the date of the coming into effect of this Notice may continue with the waste management activity until such time that the Minister by notice in a Gazette calls upon such a person to apply for a WML. National Environmental Management: Air Quality Act, 2004 (Act No. 39 of 2004) (NEM:AQA): In terms of Section 21 of the NEM:AQA, an Atmospheric Emissions License (AEL) is required for listed processes that may result in atmospheric emissions, which may have a significant detrimental effect on the environment, health, social and economic conditions. These requirements apply to smelters, refineries and certain processing plants. NEM:AQA GN 283 April 2015 requires mines to register with the Department and submit results in-line with the National Atmospheric Emission Inventory System (NAEIS) requirements. The National Dust Control Regulations (GNR 827, 1 November 2013) provides standards for dust-fall in residential and non-residential areas, and the requirements of monitoring and reporting to the air quality officer. Mining operations have the responsibility to comply with the standards. Hazardous Substances Act, 1973 (Act No. 15 of 1973) (HSA): The regulations relating to Group IV Hazardous Substances (GNR 247 of 26 February 1993) in terms of the HSA apply to the use and transportation of radioactive nuclides used in metallurgical processing plants. National Heritage Resources Act, 1999 (Act No. 25 of 1999) (NHRA): The NHRA requires that a heritage assessment be undertaken for developments listed in the Act. The Act prohibits the following: the alteration, disturbance, damage or demolishment of buildings and structures older than 60 years; archaeological and paleontological artefacts; cultural significant graves and burial sites; and public monuments, except for where a permit was issued by the relevant Provincial Heritage Resources Authority. National Environmental Management: Protected Areas Act, 2003 (Act No. 57 of 2003) (NEM:PAA): The NEM:PAA regulates the system of protected areas in South Africa and their management. It distinguishes between the following types of protected areas: national parks; nature reserves; special nature reserves; and ‘protected environments. Mining is prohibited in national parks, nature reserves and special nature reserves, but mining in ‘protected environments’ may be allowed with the necessary permission from the Minister of Environmental Affairs as well as the Minister of Mineral Resources. National Environmental Management: Biodiversity Act, 2004 (Act No. 10 of 2004) (NEM:BA): Holders of a mining right need to comply with the alien and invasive species regulations (GNR 598 of 1 August 2014) in terms of NEM:BA for species listed in GN 864, of 29 July 2016, which deal with different categories of alien and invasive plant and animal species that are prohibited, must be combatted or eradicated, controlled, require a permit or are subject to certain exemptions and prohibitions. National Forest Act, 1998 (Act No. 84 of 1998) (NFA): The NFA prohibits the cutting, disturbance, damage or destruction of trees in natural forests and trees included in the lists of protected tree species published in terms of the NFA, except where a license was issued by the Department of Agriculture Forestry and Fisheries (DAFF).

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 117 22. INTERPRETATIONS AND CONCLUSIONS Item 22 A full list of all technical documents used in the compilation of the TRS is provided in Item 24. The QP has interrogated all of this information in the process of generating the Mineral Resource and Mineral Reserve estimates and remains satisfied with the technoeconomic merits of the LoM planning and of the integrity of the information and study-work performed. The QPs are of the opinion that the operations of FWGR are reasonably robust in the context of the current methodologies and systems. These operations are ongoing with an experienced management team, skilled employees and a mining contractor whose track record demonstrates the required competence. Apart from the uncertainties identified herein, which risks are manageable, no factors of an operational or geo-metallurgical nature have been identified that could significantly impact the prospects for eventual economic extraction, or the validity of the Mineral Reserves as stated. The QP is comfortable with the gold price of ZAR1,081,261/kg (i.e., USD1,934/oz at ZAR17.39/USD) used for the economic assessment. This price was provided by DRDGOLD and is not inconsistent with the spot price as at 30 June 2023 of ZAR1,173,183.94/kg (i.e., USD1,806.89/oz at ZAR18.78/USD). Sound Mining has reviewed the EIA and EMP that were provided. The assets held by FWGR were acquired from Sibanye Gold, a subsidiary of Sibanye-Stillwater, in a transaction in which common law ownership was established over the various tailings dams containing the Mineral Resources and Mineral Reserves. FWGR conducts its activities inter alia in accordance with EAs and the provisions of the Mine Health and Safety regulations. A Use and Access Agreement with Sibanye Gold articulates the various rights, permits and licenses held by Sibanye Gold in terms of which FWGR operates, pending the transfer to FWGR of those that are transferable. The drilling, sampling, analytical processes and governance of the exploration programs are appropriate and in-line with industry best practice. They are considered to be of high confidence. The density used to determine quantities from volumes has been determined from both in situ measured values and empirical data and is considered reliable. Sound Mining concludes that the estimations are based on a suitable database of reliable information. Scrutiny of the LoM plan has shown that the recoveries coincide with the recoveries achieved in the metallurgical test work and the quantities and grades used are consistent with those estimated in the Mineral Resource estimation. A review of the processing at DP2 reveals that the plant has performed in-line with expectations, and with further modifications, will adequately handle the planned increase in throughput to 1.2Mtpm for Phase 2. The design for the expansion is based on representative and adequate metallurgical data, knowledge and insights. The mass balance for the plant is appropriate. The tailings material arising from DP2 will be stored at the Driefontein 4 TSF until the RTSF is commissioned with a depositional rate of 2.4Mtpm and final perspective capacity of 800Mt. Sound Mining has reviewed the design for the RTSF prepared by FWGR’s specialists and has concluded that the detailed design report provides a solid basis for the future development of a safe RTSF. The capital provision for all of the necessary infrastructure requirements has been reviewed and is considered appropriate. The capital expenditure estimates for the expansion of DP2 and the RTSF were undertaken and are currently presented at a PFS level of accuracy. The operational expenditure has been estimated from actual data at the current operations. These estimates are considered appropriate and in-line with industry standards. The QP, while cognizant of the risks identified in Item 12.1, remains satisfied that Mineral Resources and Mineral Reserves of FWGR are not likely to change materially as a consequence of these uncertainties. 23. RECOMMENDATIONS Item 23 The QPs recommend that FWGR continues to proactively seek the necessary regulatory approvals for the RTSF timeously to ensure that forecast production can continue uninterrupted.

24. REFERENCES

Item 24

The sources of data and information used in preparation of this TRS are presented in Table 34.

Table 34: TRS Data and Information Sources

Source	Date	File Type	Title
		Engineering	
DRA SA (Proprietary) Limited	July 2023	xlsx	FAR WEST GOLD RECOVERIES DP2 Expansion Study Pre-Feasibility Study Capital Cost Estimate
DRA SA (Proprietary) Limited	May 2022	pdf	Far West Gold Recoveries Dp2 Expansion Project Feasibility Study Process Flow Diagram
DRA SA (Proprietary) Limited	2022	pdf	00301-Blockplan
DRA SA (Proprietary) Limited	March 2022	pdf	Far West Gold Recoveries DP2 Expansion Project Feasibility Study Basis of Estimate
DRA SA (Proprietary) Limited	2022	pdf	FZADBR6245-PROC-PDC-005-Rev B_PDC
DRA SA (Proprietary) Limited	2022	xlsx	FZADBR6245-PROC-PDC-005-Rev B_PDC
DRDGOLD Limited	August 2020	docx	Manual for the Management of the Disposal of Tailings on the Far West Gold Recoveries Regional Tailings Facility
DRDGOLD Limited	August 2020	pdf	Electrical Point of Delivery Meeting minutes
Geo Tail SA (Proprietary) Limited	May 2023	pdf	Far West Gold Recoveries Regional Tailings Storage Facility Design Report
Geo Tail SA (Proprietary) Limited	July 2023	pdf	RTSF Revised Design Presentation Rev2
Mintek and DRDGOLD Limited	September 2020	xlsx	Predicted yields from the various dams based on test work results at September 2020
DRA SA (Proprietary) Limited	June 2023	xlsx	DRDGOLD RTSF Cost Estimate June 2023 (002)
DRA SA (Proprietary) Limited	June 2023	xlsx	DRDGOLD RTSF Cash Flow Rev.1 (002)
		Environmental/Legal	
Department of Minerals Resources and Energy	May 2018	pdf	WRTRP Driefontein Environmental Authorization GP30/5/1/2/3/2/1(51)EM
Department of Minerals Resources and Energy	May 2018	pdf	WRTRP Kloof Integrated Environmental Authorization GP30/5/1/2/3/2/1 (66)EM
Department of Water and Sanitation	March 2017	pdf	WRTRP Integrated Water Use License. License No.: 10/C22B/ACFGI/4976
Department of Water and Sanitation	March 2017	pdf	Driefontein Water Use License. License No.: 10/C23E/ACEFGIJ/4527
Digby Wells Environmental (South Africa) (Proprietary) Limited	July 2022	pdf	Far West Gold Recoveries Closure Cost Assessment 2022. Financial Provision Assessment Report
Digby Wells Environmental (South Africa) (Proprietary) Limited	March 2016	pdf	Environmental Impact Assessment and Environmental Management Programme for the Amendment of the existing EMP and Inclusion of Listed Activities Associated with Operations at Driefontein Mining Right Area, Sibanye Gold Limited
Digby Wells Environmental (South Africa) (Proprietary) Limited	March 2016	pdf	Environmental Impact Assessment and Environmental Management Programme for the Amendment of the existing EMP and Inclusion of Listed Activities Associated with Operations at Kloof Mining Right Area, Sibanye Gold Limited
Digby Wells Environmental (South Africa) (Proprietary) Limited	May 2020	pdf	Far West Gold Recoveries Closure Costs Assessment 2020 (ERG6453)
Digby Wells Environmental (South Africa) (Proprietary) Limited	September 2020	pdf	Driefontein Environmental Authorization Audit
Digby Wells Environmental (South Africa) (Proprietary) Limited	July 2023	pdf	Far West Gold Recoveries Closure Cost Assessment 2023 Financial Provision Assessment Report
National Nuclear Regulator	July 2019	pdf	Certificate of Registration in terms of the National Nuclear Regulator Act, 1999 (Act No. 4T of 1999)
Werksmans Attorneys	November 2017	pdf	Exchange agreement between Sibanye Gold Limited and K2017449061 (WRTRP to be renamed) and including DRDGOLD
		Schedule and Economics	
DRDGOLD Limited	2023	xlsx	DP2 Expansion LOM plan_FY24_Base_V3
DRDGOLD Limited	July 2023	pdf	DRDGOLD_Competent Persons_TRS_FY2023
DRDGOLD Limited	2023	xlsx	Production info_Sound Mining_FY23
DRDGOLD Detailed WACC	June 2023	xlsx	2023 - DRDGOLD updated WACC_June_v2
Gold Price Forecasts	June 2023	xlsx	Gold Price Forecast_DRDGOLD_Q4_V3

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World Gold Council	2023	https	World Gold Council, Gold supply and demand statistics - https://www.gold.org/goldhub/data/gold-supply-and-demand-statistics
World Gold Council	2023	https	https://www.gold.org/goldhub/data/how-much-gold
World Gold Council	2023	https	https://www.gold.org/goldhub/data/gold-prices
Geology			
Frimmel et al	2005	pdf	The Formation and Preservation of the Witwatersrand Goldfields, the World's Largest Gold Province
Geoplan Materials Engineering (Proprietary) Limited	November 2020	xlsx	DRDGOLD Density Data
McCarthy and Rubidge	2005	Book	The Story of Earth and Life
Minxcon (Proprietary) Limited	June 2009	pdf	Technical Report on the Surface Mineral Resource Estimation, Scheduling and Financial Valuation of the West Wits HTO Project, Gold Fields (Pty) Ltd. South Africa
Minxcon (Proprietary) Limited	February 2013	pdf	A Technical Report on The Gold1 TSFs in the Gauteng Province, South Africa
Minxcon (Proprietary) Limited	2013	dm	d4_e_krig_all1
Minxcon (Proprietary) Limited	2013	dm	d4_w_krig_all1
Minxcon (Proprietary) Limited	2009	dm	drth_krig_allfinal2b
Minxcon (Proprietary) Limited	2009	dm	DTOPO_pt/tr
Minxcon (Proprietary) Limited	2009	dm	dr5_krig_all fin
Minxcon (Proprietary) Limited	2009	dm	dtopo_pt/tr
Minxcon (Proprietary) Limited	2009	dm	kl1_krig_all_final3c
Minxcon (Proprietary) Limited	2009	dm	DTOPO_pt/tr
Minxcon (Proprietary) Limited	2009	dm	lib_krig_all1_2010c
Minxcon (Proprietary) Limited	2009	dm	dtopo_pt/tr
Minxcon (Proprietary) Limited	2009	dm	vn_krig_all1_fin2d
Minxcon (Proprietary) Limited	2009	dm	vn_fin_pt/tr
Minxcon (Proprietary) Limited	2009	dm	vs_krig_all1_final2c
Minxcon (Proprietary) Limited	2009	dm	vs_fin_pt/tr
The RVN Group (Proprietary) Limited	July 2020	pdf	Density Measurements and Supervision DRDGOLD
Geografix Surveys cc	July 2023	pdf, dwg	Quantity Report of Driefontein 5 01072023 R1
Geografix Surveys cc	July 2023	Pdf, dwg	Quantity Report of Driefontein 3 01072023 R1

The glossary of terms, units and abbreviations used in this TRS are presented in Table 35.

Table 35: Glossary and Abbreviations

Term	Explanation
Archaean	Geological eon from 2,500Ma - 4,000Ma
Assay	The chemical analysis of ore samples to determine their metal content
Auriferous	Containing, or producing, gold
Basin	A geological basin is a large low-lying area, often below sea level
Clastic	A rock or sediment composed principally of transported broken fragments derived from pre-existing rocks or minerals
Conformable	A sequence of beds is said to be conformable when they represent an unbroken period of deposition
Conglomerate	A coarse-grained clastic sedimentary rock composed of rounded to subangular fragments set in a fine-grained matrix
Craton	An old and stable section of the continental lithosphere which has survived cycles of merging and rifting continents. Cratons are today generally found in the interior of tectonic plates
Cut-off grade	The lowest grade of mineralized rock that determines as to whether or not it is economic to recover its gold content by further concentration
Density	Measure of the relative "heaviness" of objects with a constant volume, density = mass/volume
Deposit	Any sort of earth material that has accumulated through the action of wind, water, ice or other agents
De-survey	Mathematical reconstruction in 3D space of a borehole trace using azimuth and dip survey data
Detrital	Formed from eroded loose rock and mineral material
Dilution	Waste or material below the cut-off grade that contaminates the ore during the course of mining operations and thereby reduces the average grade mined
Definitive Feasibility Study (DFS)	A definitive engineering estimate of all costs, revenues, equipment requirements and production at a -5% to +10% level of accuracy. The study is used to define the economic viability of a project and to support the search for project financing
Distal	Relating to or denoting the outer part of an area affected by geological activity

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Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 120 Term Explanation Dolomite Carbonate mineral, CaMg(CO3)2. The word dolomite is also used to describe the sedimentary carbonate rock, which is composed predominantly of the mineral dolomite Doré An unrefined, therefore impure, alloy of gold with variable quantities of silver and smaller quantities of base metals, which is produced at a mine before passing on to a refinery for upgrading to London Good Delivery standard, which usually consists of 85% gold on average Drillhole Exploration hole drilled for the purposes of exploring for and evaluating sub-surface geology, in this instance the presence and distribution of gold Dyke A tabular vertical or near-vertical body of igneous rock formed by magmatic injection into planar zones of weakness such as faults or fractures that is discordant to the bedding or foliation of the country rock Estimation The quantitative judgement of a variable Exploration Prospecting, sampling, mapping, drilling and other work involved in the search for mineralization Facies The sum total of sedimentary features that characterize a sediment as having been deposited in a given environment; an assemblage of metamorphic rocks which are considered to have formed under similar conditions of temperature and pressure Fault A fracture in earth materials, along which the opposite sides have been displaced parallel to then plane of the movement Fire Assay The assaying of metallic ores by methods requiring the use of furnace heat Fluvial Produced by the action of a stream or river Footwall The underlying side of a stope or ore body Goldfield An auriferous deposit defined in a geographically distinct sub-basin Granite An intrusive felsic rock which is granular in texture Hydrothermal The circulation of hot water. Hydrothermal circulation occurs most often in the vicinity of sources of heat within the Earth's crust. In general, this occurs near volcanic activity Indicated Mineral Resource Is that part of a Mineral Resource for which quantity and grade or quality are estimated on the basis of adequate geological evidence and sampling. The level of geological certainty associated with an indicated Mineral Resource is sufficient to allow a qualified person to apply modifying factors in sufficient detail to support mine planning and evaluation of the economic viability of the deposit. Because an indicated Mineral Resource has a lower level of confidence than the level of confidence of a measured mineral resource, an indicated Mineral Resource may only be converted to a probable Mineral Reserve. Inferred Mineral Resource Is that part of a Mineral Resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. The level of geological uncertainty associated with an inferred Mineral Resource is too high to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability. Because an inferred Mineral Resource has the lowest level of geological confidence of all Mineral Resources, which prevents the application of the modifying factors in a manner useful for evaluation of economic viability, an inferred Mineral Resource may not be considered when assessing the economic viability of a mining project, and may not be converted to a Mineral Reserve. Karoo A large semi-desert natural region of South Africa which lends its name to the geological Karoo Supergroup which is often used as an age description for the eon from 145Ma - 360Ma Kriging An interpolation method that minimizes the estimation error in the determination of a mineral resource. Kriging is a method of interpolation for which the interpolated values are modelled by a Gaussian process governed by prior covariances License, Permit, Lease or other similar entitlement Any form of license, permit, lease or other entitlement granted by the relevant Government department in accordance with its mining legislation that confers on the holder certain rights to explore for and/or extract minerals that might be contained in the land, or ownership title that may prove ownership of the minerals Life-of-Mine (LoM) Number of years in the current mine plan that an operation will extract and treat ore Measured Mineral Resource is that part of a Mineral Resource for which quantity and grade or quality are estimated on the basis of conclusive geological evidence and sampling. The level of geological certainty associated with a measured Mineral Resource is sufficient to allow a qualified person to apply modifying factors, in sufficient detail to support detailed mine planning and final evaluation of the economic viability of the deposit. Because a measured Mineral Resource has a higher level of confidence than the level of confidence of either an indicated Mineral Resource or an inferred Mineral Resource, a measured Mineral Resource may be converted to a proven Mineral Reserve or to a probable Mineral Reserve. Mineable That portion of a mineral resource for which extraction is technically and economically feasible Mineral Asset(s) Any right to explore and/or mine which has been granted (“property”), or entity holding such property or the securities of such an entity, including but not limited to all corporeal and incorporeal property, mineral rights, mining titles, mining leases, intellectual property, personal property (including plant equipment and infrastructure), mining and exploration tenures and titles or any other right held or acquired in connection with the finding and removing of minerals and petroleum located in, on or near the Earth’s crust. Mineral Assets can be classified as Dormant Properties, Exploration Properties, Development Properties, Mining Properties or Defunct Properties Mineral Reserve Is an estimate of tonnage and grade or quality of indicated and measured Mineral Resources that, in the opinion of the QP, can be the basis of an economically viable project. More specifically, the economically mineable part of a measured or indicated Mineral Resource, which includes diluting materials and allowances for losses that may occur when the material is mined or extracted. The determination that part of a measured or indicated Mineral Resource is economically mineable must be based on a preliminary feasibility or feasibility study conducted by a QP applying the

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 121 Term Explanation modifying factors to indicated or measured Mineral Resources. The study must demonstrate that, at the time of the reporting, extraction of the Mineral Reserve is economically viable under reasonable investment and market assumptions. The study must establish a life of mine plan that is technically achievable and economically viable, which will be the basis of determining the Mineral Reserve. And the term “economically viable” means that the QP has determined, using a discounted cashflow analysis, or has otherwise analytically determined that the extraction of the mineral reserve is economically viable under reasonable investment and market assumptions. Mineral Resource Is a concentration or occurrence of material of economic interest in or on the Earth's crust in such form, grade or quality, and quantity that there are reasonable prospects for economic extraction. A Mineral Resource is a reasonable estimate of mineralization, taking into account relevant factors such as cut-off grade, likely mining dimensions, location or continuity, that, with the assumed and justifiable technical and economic conditions, is likely to, in whole or in part, become economically extractable. It is not merely an inventory of all mineralization drilled or sampled. Modifying Factors Are the factors that a qualified person must apply to indicated and measured Mineral Resources and then evaluate in order to establish the economic viability of Mineral Reserves. A qualified person must apply and evaluate modifying factors to convert measured and indicated Mineral Resources to proven and probable Mineral Reserves. These factors include, but are not restricted to: Mining; processing; metallurgical; infrastructure; economic; marketing; legal; environmental compliance; plans, negotiations, or agreements with local individuals or groups; and governmental factors. The number, type and specific characteristics of the modifying factors applied will necessarily be a function of and depend upon the mineral, mine, property, or project. Reef A precious metal bearing stratiform tabular ore body Run-of-Mine (RoM) Means the mineralized, raw unprocessed or uncrushed material obtained after blasting or excavating Shale A fine-grained detrital sedimentary rock formed from clay, mud or silt Strike Refers to the orientation of a geologic feature which is a line representing the intersection of that feature with a horizontal plane. This is represented as a compass bearing of the strike line Syncline A fold with strata sloping upward on both sides from a common valley/base Tailings Material remaining after ore has been processed Unconformity A surface between successive strata representing a missing interval in the geologic record of time and produced either by an interruption in deposition or by the erosion of lithology followed by renewed deposition Uraninite A black, brown or grey uranium ore mineral, UO2 Variogram A measure of the average variance between sample locations as a function of sample separation Wireframe A 3D surface constructed from vertices with connecting straight lines or curves Term Description % percentage % Au percentage gold % mass percentage mass ~ approximate ‘ minutes ‘000m3 thousand cubic meters “ seconds ° Degree °C Degrees Celsius µm micrometer 3D three dimensional AEL Atmospheric Emissions License ALS ALS Chemex South Africa (Proprietary) Limited AMIS African Mineral Standards ANC African National Congress Au Gold Au(CN)2 gold cyanide complex bar metric unit of pressure Bt Billion tons BPS Booster Pump Stations CaSO4 Calcium sulfite (gypsum) CIL Carbon-in-Leach CIP Carbon-in-Pulp CLR Carbon Leader Reef cm centimeter CoP Code of Practice

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 122 COP Cooke Optimization Project CoR Certificate of Registration Covid-19 Coronavirus Disease 2019 CPP Central Processing Plant CRM Certified Reference Material CTSF Central Tailings Storage Facility CUP Cooke Uranium Project CWF Central Water Facility DAFF Department of Agriculture Forestry and Fisheries DCF Discounted Cashflow DFS Definitive Feasibility Study Digby Wells Digby Wells Environmental (South Africa) (Proprietary) Limited DMRE Department of Mineral Resources and Energy (Department of Mineral Resources prior to 2019) DP2 Driefontein Plant 2 DP3 Driefontein Plant 3 DRA DRA SA (Proprietary) Limited DRDGOLD DRDGOLD Limited DWA Department of Water Affairs DWS Department of Water and Sanitation E east EA Environmental Authorization under NEMA ECA Environmental Conservation Act ECSA Engineering Council of South Africa EIA Environmental Impact Assessment EMP Environmental Management Plan EMPr Environmental Management Program Report EPCM Engineering, Procurement and Construction Management Ergo Ergo Mining (Proprietary) Limited Eskom Electricity Supply Commission ESTA Extension of Security of Tenure Act Ezulwini Ezulwini Mining Company (Proprietary) Limited FC fine coarse FEED Front End Engineering Design FSAIMM Fellow of the Southern African Institute of Mining and Metallurgy FWGR Far West Gold Recoveries (Proprietary) Limited FY Financial Year g gram g/cm3 grams per cubic centimeter g/t grams per ton g/t Au grams per ton gold Ga Giga annum (a period of 1 billion years) GDP Gross Domestic Product Guardrisk Guardrisk Insurance Company Limited GISTM Global Industry Standard on Tailings Management GN Government Notice GNR Government Notice Regulation Gold Fields Gold Fields Limited Gold One Gold One International Limited GPS Global Positioning System GSSA Geological Society of South Africa GTSA Geo Tail SA (Proprietary) Limited H2SO4 sulfuric acid ha Hectare Harmony Harmony Gold Mining Company Limited HDPE high-density polyethylene pipe HIA Heritage Impact Assessment

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 123 HIV/AIDS Human Immunodeficiency Viruses/Acquired Immunodeficiency Syndrome HNO3 nitric acid hr Hour HSA Hazardous Substances Act HWSW Heel Wall Scavenger Wells I&APs Interested & Affected Parties ICMM International Council for Mining and Minerals ICOLD International Council for Large Dams IEA Integrated Environmental Authorization IEC International Electrotechnical Commission iLanda iLanda Water Services CC IRR Internal Rate of Return ISO International Organization for Standardization IWUL Integrated Water Use License JSE Johannesburg Stock Exchange Limited JV Joint Venture kg kilogram kHz kilohertz km kilometer koz kilo ounce ktpm kiloton per month kV kilovolt kVA kilovolt-ampere LIDAR light detection and ranging LoM Life-of-Mine m meter M million m/yr meters per year m2 square meter m³ cubic meter m³/a cubic meter per annum m³/d cubic meters per day m³/hr cubic meter per hour Ma Mega annum (a period of 1 million years) mamsl meters above mean sea level MCNCF Maximum Cumulative Negative Cashflow MDP Multiple Deposition Point MHSA Mine Health and Safety Act Minxcon Minxcon (Proprietary) Limited mm millimeters Mm3 Million cubic meters Mm3/a Million cubic meters per annum Moz Millions of ounces MPRDA Mineral and Petroleum Resources Development Act MPRRA Mineral and Petroleum Resources Royalty Act MR Mining Right Mt Million tons Mtpm Million tons per month MVA Mega Volt Ampere N north NAEIS National Atmospheric Emission Inventory System NEM:AQA National Environmental Management Air Quality Act NEM:BA National Environmental Management Biodiversity Act NEM:PAA National Environmental Management: Protected Areas Act NEM:WA National Environmental Management Waste NEMA National Environmental Management Act

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 124 NFA National Forests Act NGL Nominal Ground Level NHRA National Heritage Resources Act NMD Nominal Maximum Demand NNR National Nuclear Regulator NNRA National Nuclear Regulator Act NPV Net Present Value NPV10.17 Net Present Value at 10.17% NRTA National Road Traffic Act NWA National Water Act NYSE New York Stock Exchange oz troy ounce (conversion to troy ounces is 31.10348) oz Au gold ounces P&Gs Preliminary and General PAR Population at Risk PFS Preliminary Feasibility Study pH scale used to specify the acidity or basicity of an aqueous solution PLL Potential Loss of Life PMP Probable Maximum Precipitation PoD Point of Delivery PSD particle size distribution QA/QC Quality Assurance and Quality Control QP Qualified Person Rand Uranium Rand Uranium Limited RoM Run-of-Mine RTSF Regional Tailings Storage Facility RWD return water dams S south S2 sulfur SABS South African Bureau of Standards SACNASP South African Council for Natural Scientific Professions SADPMR The South African Diamond and Precious Metals Regulator SAHRA South African Heritage Resources Agency SAIMM Southern African Institute of Mining and Metallurgy SANAS South African National Accreditation System SDP Single Deposition Point SEC Securities Exchange Commission Set Point Set Point Laboratories SG Specific Gravity SGS SGS South Africa (Proprietary) Limited SI Système Internationale SIA Social Impact Assessment SiB Stay-in-Business Sibanye Gold Sibanye Gold Limited Sibanye-Stillwater Sibanye-Stillwater Limited S-K 1300 Subpart 1300 of Regulation S-K under the U.S. Securities Exchange Act of 1934 SLP Social and Labor Plan SLR SLR Consulting (Africa) (Proprietary) Limited Sound Mining Sound Mining International SA (Proprietary) Limited SPCU Self-Propelled Cyclone Units SPLUMA Spatial Planning and Land Use Management Act, SPV Special Purpose Vehicle SRK SRK Consulting (Proprietary) Limited SVOL1 first search volume SVOL2 second search volume SWD storm water dam

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 125 t metric ton t/m3 tons per cubic meter TDS total dissolved solids the Trust DRDSA Empowerment Trust ToR Terms of Reference tpa tons per annum tph tons per hour tpm tons per month TRS Technical Report Summary TSF Tailings Storage Facility TWSW Toe Wall Scavenger Wells U uranium U/O Underflow/Overflow U3O8 triuranium octoxide USD United States Dollars USD/oz United States Dollars per ounce UV ultraviolet V1 Version 1 V2 Version 2 VCR Ventersdorp Contact Reef W west Witwatersrand Basin Witwatersrand Supergroup WML Waste Management License WRTRP West Rand Tailings Retreatment Project (Proprietary) Limited WUL Water Use License WWP West Wits Project WWTTP West Wits Tailings Treatment Project ZAR South African Rands ZAR Billion Billion South African Rands ZAR M Million South African Rands ZAR M/yr Millions of South African Rands per year ZAR/kg South African Rands per kilogram ZAR/t South African Rands per ton ZAR/USD South African Rands and United States Dollars exchange rate

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 126 25. RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT Item 25 The information and conclusions within this TRS are based on information made available to the QPs by DRDGOLD and FWGR at the time of the preparation of this TRS as noted in this Item. FWGR have provided the QPs with information on the following: • macroeconomic trends, data, assumptions and interest rates (Item 19); • marketing information and plans within the control of the registrant (Item 16); • legal matters outside the expertise of the QP, such as statutory and regulatory interpretations affecting the mine plan (Item 3); • environmental matters outside the expertise of the QP (Item 17); • accommodations the registrant commits or plans to provide to local individuals or groups in connection with its mine plans (Item 17); and • governmental factors outside the expertise of the QP (Item 3). The QPs have reviewed this information at face value and are satisfied that it is both reasonable and appropriate. The QPs believe that it is reasonable to rely on the information provided by FWGR as identified in this Item because they are intimately familiar with the operations and ongoing progress of FWGR since inception. As a consequence, this provides the QPs with an enhanced level of comfort with respect to the management, processes, procedures and quality of planning at FWGR.

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 127 26. QUALIFIED PERSONS DISCLOSURE CONSENT Item 26 We, the signees, in our capacity as Qualified Persons in connection with the Technical Report Summary of Far West Gold Recoveries (Proprietary) Limited dated 30 October 2023 (The Technical Report Summary) as required by Item 601(b)(96) of Regulation S-K and filed as an exhibit to DRDGOLD Limited’s (DRDGOLD) annual report on Form 20-F for the year ended 30 June 2023 and any amendments or supplements and/or exhibits thereto (collectively, the “Form 20-F”) pursuant to Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (1300 Regulation S-K), each hereby consent to: • the public filing and use by DRDGOLD of the Technical Report Summary for which I am responsible as an exhibit to the Form 20-F; • the use and reference to my name, including my status as an expert or Qualified Person (as defined by SK-1300) in connection with the Form 20-F and Technical Report Summary for which I am responsible; and • use of any extracts from, or summary of, the Technical Report Summary in the Form 20-F and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that is included or incorporated by reference into the Form 20-F; and any amendments or supplements thereto. I am responsible for authoring, and this consent pertains to, the Technical Report Summary for which my name appears below and certify that I have read the 20-F and that it fairly and accurately represents the information in the Technical Report Summary for which I am responsible. Table 36: Qualified Person’s Area of Responsibility and Disclosure Consent Property Name TRS Effective Date QP Name Affiliation to Registrant Field or Area of Responsibility Signature Far West Gold Recoveries Proprietary Limited (A subsidiary of DRDGOLD Limited) 30 June 2023 Mr Vaughn Duke Independent Consultant Mineral Reserves /s/ Vaughn Duke Far West Gold Recoveries Proprietary Limited (A subsidiary of DRDGOLD Limited) 30 June 2023 Mrs Diana van Buren Independent Consultant Mineral Resources /s/ Diana van Buren Far West Gold Recoveries Proprietary Limited (A subsidiary of DRDGOLD Limited) 30 June 2023 Mr Keith Raine Independent Consultant Environmental and Social Governance /s/ Keith Raine

Far West Gold Recoveries (Proprietary) Limited Document No: PR/SMI/1330/23 128 Appendix A: Summary of the DCF Model Description Unit Total/Average FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 FY2032 FY2033 FY2034 FY2035 FY2036 FY2037 FY2038 FY2039 FY2040 FY2041 Reclaimed Tons kt 274,633 6,044 6,044 6,044 11,700 14,400 14,400 14,400 14,400 14,400 14,400 14,400 14,400 14,400 14,400 14,400 14,400 14,400 14,400 Head Grade g/t 0.33 0.43 0.42 0.47 0.41 0.37 0.36 0.38 0.36 0.30 0.30 0.30 0.30 0.30 0.28 0.27 0.27 0.27 0.27 Recovery % 53% 55% 55% 57% 54% 53% 53% 53% 52% 49% 49% 49% 52% 56% 54% 55% 55% 55% 55% Gold Sold kg 38,646 1,426 1,392 1,593 2,573 2,863 2,771 2,945 2,720 2,107 2,107 2,107 2,258 2,410 2,169 2,160 2,160 2,160 725 Revenue ZAR M 41,689 1,534 1,498 1,714 2,777 3,089 2,990 3,178 2,935 2,274 2,274 2,274 2,437 2,601 2,340 2,331 2,331 2,331 782 Operating Costs ZAR M 21,538 659 659 659 1,112 1,368 1,368 1,368 1,368 1,368 1,368 1,368 1,368 1,368 1,368 1,368 1,368 1,368 660 Capital Expenditure ZAR M 8,410 925 1,996 2,652 1,125 309 18 174 329 18 18 18 434 77 251 18 18 18 10 Pre-tax Free Cashflow ZAR M 11,740 (51) (1,157) (1,597) 540 1,412 1,604 1,636 1,238 887 887 887 635 1,156 721 944 944 944 112 Corporate Tax ZAR M 3,362 - - - - - 169 338 199 273 273 273 24 198 487 360 255 255 255 Post-tax Free Cashflow ZAR M 8,379 (51) (1,157) (1,597) 540 1,412 1,405 1,148 878 632 632 632 466 817 522 671 671 671 88 Cumulative Post-tax Free Cashflow ZAR M 8,379 (51) (1,208) (2,805) (2,265) (854) 552 1,700 2,578 3,210 3,842 4,474 4,939 5,757 6,278 6,949 7,620 8,291 8,379 Post-tax Discounted Cashflow ZAR M 2,265 (46) (940) (1,169) 356 839 753 555 382 248 223 201 134 211 122 141 127 115 13 Cumulative Post-tax Discounted Cashflow ZAR M 2,265 (46) (986) (2,155) (1,799) (959) (206) 348 730 978 1,201 1,403 1,536 1,748 1,869 2,010 2,137 2,252 2,265 Source: Sound Mining, 2023 Note: Apparent computational errors due to rounding